Exhibit 99.1

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE COURT.

A HEARING TO CONSIDER THE ADEQUACY OF THIS DISCLOSURE STATEMENT UNDER SECTION 1125 OF THE BANKRUPTCY CODE HAS BEEN SCHEDULED BY THE BANKRUPTCY COURT FOR [OCTOBER 13], 2009 AT [ ].M. (PREVAILING EASTERN TIME). THE DEBTORS RESERVE THE RIGHT TO AMEND, SUPPLEMENT OR OTHERWISE MODIFY THIS DISCLOSURE STATEMENT, WITH THE CONSENT OF EACH CREDITORS COMMITTEE, PRIOR TO AND UP TO THE DATE OF SUCH HEARING.

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

In re LandAmerica Financial Group, Inc., et al., Debtors.	) ) ) ) ) ) )	Chapter 11 Case No. 08-35994 (KRH) (Jointly Administered)

DISCLOSURE STATEMENT WITH RESPECT TO THE

JOINT CHAPTER 11 PLAN FOR LANDAMERICA

FINANCIAL GROUP, INC. AND ITS AFFILIATED DEBTORS

Dated:	Richmond, Virginia
September 9, 2009

McGUIREWOODS LLP Co-Counsel for Debtors and Debtors In Possession One James Center 901 East Cary Street Richmond, Virginia 23219 (804) 775-1000	WILLKIE FARR & GALLAGHER LLP Co-Counsel for Debtors and Debtors In Possession 787 Seventh Avenue New York, New York 10019 (212) 728-8000

THIS DISCLOSURE STATEMENT AND ITS RELATED DOCUMENTS ARE THE ONLY DOCUMENTS AUTHORIZED BY THE UNITED STATES BANKRUPTCY COURT FOR THE EASTERN DISTRICT OF VIRGINIA, RICHMOND DIVISION (THE “BANKRUPTCY COURT”) TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE JOINT CHAPTER 11 PLAN FOR LANDAMERICA FINANCIAL GROUP, INC. AND ITS AFFILIATED DEBTORS, DATED SEPTEMBER [9], 2009 (AS MAY BE AMENDED, THE “PLAN”). NO REPRESENTATIONS HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT CONCERNING THE DEBTORS (AS DEFINED HEREIN), THEIR BUSINESS OPERATIONS OR THE VALUE OF THEIR ASSETS, EXCEPT AS EXPLICITLY SET FORTH IN THIS DISCLOSURE STATEMENT OR SUCH RELATED DOCUMENTS.

THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 4:00 P.M. (PREVAILING EASTERN TIME) ON [          ], 2009, UNLESS EXTENDED BY THE DEBTORS (THE “VOTING DEADLINE”). TO BE COUNTED, BALLOTS (AS DEFINED HEREIN) MUST BE RECEIVED BY THE VOTING AGENT (AS DEFINED HEREIN) ON OR BEFORE THE VOTING DEADLINE.

THE CONFIRMATION AND EFFECTIVENESS OF THE PLAN ARE SUBJECT TO MATERIAL CONDITIONS PRECEDENT. THERE IS NO ASSURANCE THAT THESE CONDITIONS WILL BE SATISFIED OR WAIVED.

HOLDERS OF CLAIMS AGAINST, AND HOLDERS OF INTERESTS IN, THE DEBTORS ARE ENCOURAGED TO READ AND CAREFULLY CONSIDER THE MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT.

IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS AGAINST, AND HOLDERS OF INTERESTS IN, THE DEBTORS (INCLUDING, WITHOUT LIMITATION, THOSE HOLDERS OF CLAIMS OR INTERESTS WHO DO NOT SUBMIT BALLOTS TO ACCEPT OR REJECT THE PLAN OR WHO ARE NOT ENTITLED TO VOTE ON THE PLAN) WILL BE BOUND BY THE TERMS OF THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY.

EXCEPT AS OTHERWISE SET FORTH HEREIN, THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE BY THE DEBTORS AS OF THE DATE HEREOF, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT WILL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.

NO PERSON HAS BEEN AUTHORIZED BY THE DEBTORS IN CONNECTION WITH THE PLAN OR THE SOLICITATION OF VOTES WITH RESPECT TO THE PLAN TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS DISCLOSURE STATEMENT, THE PLAN AND THE EXHIBITS [AND SCHEDULES] ATTACHED TO OR INCORPORATED BY REFERENCE OR REFERRED TO IN THE DISCLOSURE STATEMENT AND/OR PLAN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEBTORS.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT BE CONSTRUED AS AN ADMISSION OR STIPULATION, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

i

FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND INTERESTS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN AND CERTAIN OF THE PLAN DOCUMENTS. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN OR THE APPLICABLE PLAN DOCUMENTS AND THIS DISCLOSURE STATEMENT, THE TERMS OF THE PLAN OR THE APPLICABLE PLAN DOCUMENTS SHALL CONTROL. THE SUMMARIES OF THE PLAN AND THE PLAN DOCUMENTS IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE PLAN AND THE APPLICABLE PLAN DOCUMENTS. ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO REVIEW THE FULL TEXT OF THE PLAN AND THE PLAN DOCUMENTS, AND TO READ CAREFULLY THIS DISCLOSURE STATEMENT, INCLUDING ALL EXHIBITS HERETO.

THIS DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PERSON, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PERSON, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR INTERESTS.

HOLDERS OF CLAIMS OR INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. EACH SUCH HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS WITH RESPECT TO ANY MATTERS CONCERNING THIS DISCLOSURE STATEMENT, THE SOLICITATION OF VOTES TO ACCEPT THE PLAN, THE PLAN, THE PLAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

FORWARD-LOOKING STATEMENTS

THIS DISCLOSURE STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS BASED PRIMARILY ON THE CURRENT EXPECTATIONS OF THE DEBTORS AND PROJECTIONS ABOUT FUTURE EVENTS AND FINANCIAL TRENDS AFFECTING THE FINANCIAL CONDITION OF THE DEBTORS. IN PARTICULAR, STATEMENTS USING WORDS SUCH AS “BELIEVE,” “MAY,” “ESTIMATE,” “CONTINUE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS IDENTIFY THESE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS, UNCERTAINTIES AND ASSUMPTIONS, INCLUDING THOSE DESCRIBED BELOW UNDER [ARTICLE XI]. IN LIGHT OF THESE RISKS AND UNCERTAINTIES, THE FORWARD-LOOKING EVENTS AND CIRCUMSTANCES DISCUSSED IN THIS DISCLOSURE STATEMENT MAY NOT OCCUR, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS. CONSEQUENTLY, THE PROJECTED FINANCIAL INFORMATION AND OTHER FORWARD-LOOKING STATEMENTS CONTAINED HEREIN SHOULD NOT BE REGARDED AS REPRESENTATIONS BY ANY OF THE DEBTORS, THEIR ADVISORS, OR ANY OTHER PERSON THAT PROJECTED THE FINANCIAL CONDITIONS. EXCEPT AS OTHERWISE REQUIRED BY LAW, THE DEBTORS DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR REVISE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE FOLLOWING APPROVAL OF THIS DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT.

UNLESS THE CONTEXT REQUIRES OTHERWISE, ALL CAPITALIZED TERMS IN THIS DISCLOSURE STATEMENT USED AND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE PLAN, WHICH IS ATTACHED AS EXHIBIT 1 TO THIS DISCLOSURE STATEMENT.

THE DEBTORS SUPPORT CONFIRMATION OF THE PLAN. THE DEBTORS URGE ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED TO ACCEPT THE PLAN.

THE OFFICIAL COMMITTEES OF UNSECURED CREDITORS FOR LANDAMERICA FINANCIAL GROUP, INC. AND LANDAMERICA 1031 EXCHANGE SERVICES, INC. SUPPORT CONFIRMATION OF THE PLAN AND URGE ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED TO ACCEPT THE PLAN.1

_________________________

[1]	Please see disclaimer set forth in section 1.1 hereto.

ARTICLE IX. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN		100
9.1	Liquidation Under Chapter 7 of the Bankruptcy Code.	103
9.2	Alternative Plan(s) of Liquidation.	103
ARTICLE X. SUMMARY OF VOTING PROCEDURES		104
ARTICLE XI. CERTAIN RISK FACTORS TO BE CONSIDERED		106
11.1	Certain Bankruptcy Considerations.	106
11.2	Actual recoveries may differ materially from the estimated recoveries set forth in this Disclosure Statement.	109
11.3	Risks Relating to Tax and Accounting Consequences of the Plan.	113
11.4	Risks Relating to Orange County Bancorp and Centennial	117
ARTICLE XII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		118
12.1	Federal Income Tax Consequences to the Debtors.	119
12.2	Federal Income Taxation of the Trusts.	121
12.3	Federal Income Tax Consequences to Holders of Claims and Interests	122
ARTICLE XIII. CONCLUSION		125

v

INDEX OF EXHIBITS

EXHIBIT 1	The Plan
EXHIBIT 2	Prepetition Organizational Chart
EXHIBIT 3	Unaudited Consolidated Financial Statements for the Debtors for the fiscal year ended [], 2008
EXHIBIT 4	Liquidation Analysis
EXHIBIT 5	Disclosure Statement Order

ARTICLE I.

INTRODUCTION

1.1	General.

LandAmerica Financial Group, Inc. (“LFG”) and its affiliated debtors and debtors in possession (collectively, the “Debtors”)2 hereby transmit this disclosure statement (as may be amended, supplemented or otherwise modified from time to time, this “Disclosure Statement”) pursuant to section 1125 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended (the “Bankruptcy Code”), in connection with the Debtors’ solicitation of votes (the “Solicitation”) to confirm the Joint Chapter 11 Plan for LandAmerica Financial Group, Inc. and Its Affiliated Debtors, dated as of September [9], 2009, a copy of which is attached as Exhibit 1 to this Disclosure Statement (as may be amended, the “Plan”).3

Capitalized terms used and not defined herein have the meanings ascribed to such terms in the Plan unless the context requires otherwise.

The purpose of this Disclosure Statement is to set forth information: (i) regarding the history of the Debtors and their businesses; (ii) describing the Chapter 11 Cases; (iii) concerning the Plan and alternatives to the Plan; (iv) advising the holders of Claims and Interests of their rights under the Plan; and (v) assisting the holders of Claims entitled to vote on the Plan in making an informed judgment regarding whether they should vote to accept or reject the Plan.

On October [__], 2009, after notice and a hearing, the Bankruptcy Court entered an order: (i) approving this Disclosure Statement (the “Disclosure Statement Order”) as containing “adequate information” to enable a hypothetical, reasonable investor typical of holders of Claims against or Interests in the Debtors to make an informed judgment as to whether to accept or reject the Plan; and (ii) authorizing the Debtors to use this Disclosure Statement in connection with the solicitation of votes to accept or reject the Plan. The Disclosure Statement Order establishes [         ], 2009 at 4:00 p.m. (prevailing Eastern Time) as the deadline for the return of ballots (the “Ballots”) accepting or rejecting the Plan (the “Voting Deadline”). APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER,

_________________________

[2]

As of the date hereof, the Debtors are comprised of the following entities: LandAmerica Financial Group, Inc.; LandAmerica 1031 Exchange Services, Inc.; LandAmerica Assessment Corporation; LandAmerica Title Company; Southland Title Corporation; Southland Title of Orange County; Southland Title of San Diego; and LandAmerica Credit Services, Inc. Each of the Debtors has a mailing address of 5600 Cox Road, Glen Allen, Virginia 23060.

[3]

The Plan governs such additional debtors and debtors in possession who commence cases under chapter 11 of the Bankruptcy Code on or before the Voting Deadline and whose cases are jointly administered under Case No. 08-35994 (KRH), with such additional debtors to be identified in the supplemental appendix to this Plan, to be filed with the Bankruptcy Court and posted at http://chapter11.epiqsystems.com/landamerica no later than five (5) calendar days prior to the Voting Deadline.

CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

The Disclosure Statement Order sets forth in detail the deadlines, procedures and instructions for voting to accept or reject the Plan, and for filing objections to confirmation of the Plan, the record date for voting purposes and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. No solicitation of votes may be made except pursuant to this Disclosure Statement, section 1125 of the Bankruptcy Code and the Disclosure Statement Order. In voting on the Plan, holders of Claims entitled to vote should not rely on any information relating to the Debtors and their businesses other than the information contained in this Disclosure Statement, the Plan and all Exhibits hereto and thereto.

THE DEBTORS RECOMMEND THAT HOLDERS OF CLAIMS IN CLASSES [LES 3, LES 4, LES 5, LES 6, LES 7, LFG 3, LFG 4, LFG 5 AND SD 3] VOTE TO ACCEPT THE PLAN, AS THE PLAN PROVIDES THE BEST AVAILABLE RECOVERY TO CREDITORS IN SUCH CLASSES.

THE LFG CREDITORS COMMITTEE RECOMMENDS THAT HOLDERS OF CLAIMS IN CLASSES [LFG 3, LFG 4 AND LFG 5] VOTE TO ACCEPT THE PLAN, AS THE PLAN PROVIDES THE BEST AVAILABLE RECOVERY TO CREDITORS IN SUCH CLASSES. AS SET FORTH IN MORE DETAIL IN THE LETTER FROM THE LFG CREDITORS COMMITTEE, THE LFG CREDITORS COMMITTEE BELIEVES THAT THE PROPOSED PLAN REPRESENTS A FAIR, EQUITABLE AND EFFICIENT MANNER FOR LIQUIDATING AND DISTRIBUTING THE REMAINING ASSETS OF LFG.

THE LES CREDITORS COMMITTEE RECOMMENDS THAT HOLDERS OF CLAIMS IN CLASSES [LES 3, LES 4, LES 5, LES 6 AND LES 7] VOTE TO ACCEPT THE PLAN, AS THE PLAN PROVIDES FOR THE BEST AVAILABLE RECOVERY TO CREDITORS IN SUCH CLASSES. AS SET FORTH IN MORE DETAIL IN THE LETTER FROM THE LES CREDITORS COMMITTEE, THE LES CREDITORS COMMITTEE BELIEVES THAT THE PROPOSED PLAN REPRESENTS A FAIR, EQUITABLE AND EFFICIENT MANNER FOR LIQUIDATING AND DISTRIBUTING THE REMAINING ASSETS OF LES.

THE CREDITORS COMMITTEES WOULD NOTE, HOWEVER, THAT THIS DISCLOSURE STATEMENT HAS BEEN PREPARED BY THE DEBTORS AND THEIR COUNSEL. AS SUCH, ALTHOUGH THE CREDITORS COMMITTEES HAVE NOTED SPECIFIC INSTANCES WHERE THEIR ASSERTED POSITIONS ARE MATERIALLY DIFFERENT THAN THAT OF THE DEBTORS, NOT ALL INSTANCES OF DISAGREEMENT HAVE BEEN IDENTIFIED HEREIN. THEREFORE, THE CREDITORS COMMITTEES WOULD ENCOURAGE CREDITORS TO ALSO CAREFULLY READ THE LETTERS FROM THE LES CREDITORS COMMITTEE AND THE LFG CREDITORS COMMITTEE ACCOMPANYING THIS DISCLOSURE STATEMENT.

Additional copies of this Disclosure Statement (including the Exhibits hereto) are available upon request made to the office of the Debtors’ co-counsel: (i) Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Paul V. Shalhoub, Esq. and Rachel C. Strickland, Esq., (212) 728-8000 (phone) or (212) 728-8111 (facsimile); and (ii) McGuireWoods LLP, One James Center, 901 East Cary Street, Richmond, Virginia 23219, Attn: Dion W. Hayes, Esq. and John H. Maddock III, Esq., (804) 775-1000 (phone) or (804) 775-1061 (facsimile). Additional copies of this Disclosure Statement (including the Exhibits hereto) can also be accessed free of charge from the following website: http://chapter11.epiqsystems.com/landamerica.

In addition, a Ballot for voting to accept or reject the Plan is enclosed with this Disclosure Statement for the holders of Claims that are entitled to vote to accept or reject the Plan. If you are a holder of a Claim entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning the procedures for voting on the Plan, please contact the Claims Agent: Epiq Bankruptcy Solutions, LLC at (866) 329-5543, via e-mail to LandAmerica@epiqsystems.com or send your written inquiry to:

LandAmerica Financial Group, Inc. Ballot Processing

c/o Epiq Bankruptcy Solutions, LLC

757 Third Avenue, 3rd Floor

New York, NY 10017.

Each holder of a Claim entitled to vote on the Plan should read this Disclosure Statement, the Plan, the other Exhibits attached hereto and the instructions accompanying the Ballots in their entirety before voting on the Plan. These documents contain important information concerning the classification of Claims and Interests for voting purposes and the tabulation of votes.

1.2	The Confirmation Hearing.

In accordance with the Disclosure Statement Order and section 1128 of the Bankruptcy Code, a hearing will be held before the Honorable Kevin R. Huennekens, United States Bankruptcy Judge for the Eastern District of Virginia, United States Bankruptcy Court, 701 East Broad Street, Suite 4000, Richmond, Virginia 23219, on November [__], 2009, at [11]:00 [a.]m. (prevailing Eastern Time), to consider confirmation of the Plan. The Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code, and they have reserved the right, with the consent of each Creditors Committee, to modify the Plan to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification. Objections, if any, to confirmation of the Plan must be served and filed so that they are received on or before November [__], 2009, at 4:00 p.m. (prevailing Eastern Time), in the manner set forth in the Disclosure Statement Order. The hearing on confirmation of the Plan may be adjourned from time to time without further notice, except for the announcement of the adjourned date and time at the hearing on confirmation or any adjournment thereof.

1.3	Classification of Claims and Interests.

The following table designates the Classes of Claims against and Interests in the Debtors, and specifies which Classes are (i) impaired or unimpaired by the Plan, (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, or (iii) deemed to accept or reject the Plan.

Class	Designation	Impairment	Entitled to Vote
LES
Class LES 1	LES Priority Non-Tax Claims	No	No (Deemed to accept)
Class LES 2	LES Secured Claims	No	No (Deemed to accept)
Class LES 3	LES Escrow Exchange Claims	Yes	Yes
Class LES 4	Segregated Exchange Principal Claims	Yes	Yes
Class LES 5	Note Exchange Collectible Claims	Yes	Yes
Class LES 6	LES General Unsecured Claims	Yes	Yes
Class LES 7	LES Damages Claims	Yes	Yes
Class LES 8	LES Equity Interests	Yes	Yes
LFG
Class LFG 1	LFG Priority Non-Tax Claims	No	No (Deemed to accept)
Class LFG 2	LFG Secured Claims	No	No (Deemed to accept)
Class LFG 3	LFG General Unsecured Claims	Yes	Yes
Class LFG 4	LFG Exchange Guarantee Claims	Yes	Yes
Class LFG 5	LFG Securities Law Claims	Yes	Yes
Class LFG 6	LFG Equity Interests	Yes	No (Deemed to reject)
Subsidiary Debtors
Class SD 1	Subsidiary Priority Non-Tax Claims	No	No (Deemed to accept)
Class SD 2	Subsidiary Secured Claims	No	No (Deemed to accept)
Class SD 3	Subsidiary General Unsecured Claims	Yes	Yes
Class SD 4	Subsidiary Equity Interests	Yes	Yes

1.4	Voting; Holders of Claims Entitled to Vote.

Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and not deemed to have rejected a plan are entitled to vote to accept or reject a plan. Generally, a claim or interest is impaired under a plan if the holder’s legal, equitable or contractual rights are altered under such plan. Classes of claims or equity interests under a chapter 11 plan in which the holders of claims or equity interests are unimpaired are deemed to have accepted such plan and are not entitled to vote to accept or reject the proposed plan. In addition, classes of claims or equity interests in which the holders of claims or equity interests will not receive or retain any property on account of their claims or equity interests are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan.

In connection with the Plan:

•	Claims in Classes [LES 3, LES 4, LES 5, LES 6, LES 7, LES 8, LFG 3, LFG 4, LFG 5, SD 3 and SD 4] are impaired and the holders of such Claims will receive distributions under the Plan. As a result, holders of those Claims are entitled to vote to accept or reject the Plan;4

•

Claims in Classes [LES 1, LES 2, LFG 1, LFG 2, SD 1 and SD 2] are unimpaired. As a result, holders of Claims in those Classes are deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan; and

•

Interests in [Class LFG 6] are impaired and the holders of such Interests will not receive any distribution on account of such Interests. As a result, the holders of Interests in [Class LFG 6] are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

Claims against Subsidiary Debtors have been classified together solely for purposes of describing treatment under the Plan. Each Class of Claims against or Interests in a Subsidiary Debtor shall be treated as being in a separate sub-Class for each Subsidiary Debtor for the purpose of receiving Plan Distributions.

Secured Claims have been classified together for each Debtor solely for purposes of describing treatment under the Plan. Each Secured Claim, to the extent secured by a Lien on Collateral different than that securing any other Secured Claim, shall be treated as being in a separate sub-Class for the purpose of receiving Plan Distributions.

The Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the claims held by non-insiders that cast ballots for acceptance or rejection of the plan. Your vote on the Plan is important. The Bankruptcy Code requires as a condition to confirmation of a plan that each class that is impaired and entitled to vote under a plan vote to accept such plan, unless the provisions of section 1129(b) of the Bankruptcy Code are met.

If a Class of Claims entitled to vote on the Plan rejects the Plan, the Debtors, with the consent of each Creditors Committee, reserve the right to amend the Plan and/or to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code. Section 1129(b) of the Bankruptcy Code permits the confirmation of a plan notwithstanding the non-acceptance of a plan by one or more impaired classes of claims or equity interests, so long as at least one impaired class of claims or interests, excluding the votes of insiders, votes to accept the plan. Under that section, a plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each non-accepting class.

If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. This Disclosure Statement, the Exhibits attached hereto, the Plan

_________________________

[4]

Holders of Interests in Classes SD 4 and LES 8 will not be solicited since such Interests are held by a Debtor or a non-Debtor Subsidiary. Such Classes shall be deemed to have voted to accept the Plan pursuant to Section 7.10 of the Plan and the Disclosure Statement Order.

and the related documents are the only materials the Debtors are providing to creditors for their use in determining whether to vote to accept or reject the Plan, and such materials may not be relied upon or used for any purpose other than to vote to accept or reject the Plan. If you believe that you are entitled to vote to accept or reject the Plan and you did not receive a Ballot, please consult with your counsel and/or contact the Debtors’ claims and voting agent (the “Voting Agent”) at (866) 329-5543 or either of the addresses listed below.

Please complete, execute and return your Ballot(s) to the Voting Agent at the address below:

Via first class:

LandAmerica Financial Group, Inc. Ballot Processing

c/o Epiq Bankruptcy Solutions, LLC

P.O. Box 5014, FDR Station

New York, NY 10150-5014

Via overnight/hand delivery:

LandAmerica Financial Group, Inc. Ballot Processing

c/o Epiq Bankruptcy Solutions, LLC

757 Third Avenue, 3rd Floor

New York, NY 10017

TO BE COUNTED, YOUR ORIGINAL BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE ACTUALLY RECEIVED BY THE VOTING AGENT NO LATER THAN4:00 P.M., PREVAILING EASTERN TIME, ON ☐, 2009, UNLESS THE DEADLINE IS EXTENDED BY THE DEBTORS. YOUR BALLOT MAY BE SENT VIA MAIL, OVERNIGHT COURIER OR MESSENGER. ALL BALLOTS MUST CONTAIN ORIGINAL SIGNATURES. THE VOTING AGENT WILL NOT ACCEPT BALLOTS BY EMAIL OR FACSIMILE.

The Ballots have been specifically designed for the purpose of soliciting votes on the Plan from the Classes entitled to vote with respect thereto. Accordingly, in voting on the Plan, please use only the Ballot(s) sent to you with this Disclosure Statement or provided by the Voting Agent. If you require an additional Ballot, please contact the Voting Agent and request a replacement and/or supplemental Ballot.

The Debtors have fixed 5:00 p.m. (prevailing Eastern Time) on [], 2009 (the “Voting Record Date”), as the time and date for the determination of Persons who are entitled to receive a copy of this Disclosure Statement and all of the related materials and to vote whether to accept or reject the Plan. Accordingly, only holders of record of Claims as of the Voting Record Date that are entitled to vote on the Plan, will receive a Ballot and may vote on the Plan.

All properly completed Ballots received prior to the Voting Deadline will be counted for purposes of determining whether a voting Class of impaired Claims has accepted the

Plan. The Voting Agent will prepare and file with the Bankruptcy Court a certification of the results of the balloting with respect to the Classes entitled to vote.

THE DEBTORS AND THE CREDITORS COMMITTEES BELIEVE THAT CONFIRMATION OF THE PLAN IS IN THE BEST INTERESTS OF ALL HOLDERS OF CLAIMS AND RECOMMEND THAT ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN.

1.5	Important Matters.

This Disclosure Statement contains projected financial information and certain other forward-looking statements, all of which are based on various estimates and assumptions and will not be updated to reflect events occurring after the date hereof. Such information and statements are subject to inherent uncertainties and to a wide variety of significant business, economic and competitive risks, including, among others, those described herein. Consequently, actual events, circumstances, effects and results may vary significantly from those included in or contemplated by such projected financial information and such other forward-looking statements.

ARTICLE II.

SUMMARY OF CLASSIFICATION AND

TREATMENT OF CLAIMS AND INTERESTS PURSUANT TO THE PLAN

The overall purpose of the Plan is to liquidate the Debtors’ estates in a manner designed to efficiently maximize recovery to stakeholders. The following table sets forth a brief summary of the classification and treatment of Claims and Interests and the estimated recovery distributable to the holders of such Claims and Interests under the Plan. The table also identifies which Classes are entitled to vote on the Plan based on provisions of the Bankruptcy Code. The information set forth in the table is for convenience of reference only. Each holder of a Claim or Interest should refer to Articles [IV and V] of the Plan and the Liquidation Analysis annexed as Exhibit [4] hereto for a full understanding of the classification and treatment of Claims and Interests provided under the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, U.S. Trustee Fees, Fee Claims, and Priority Tax Claims have not been classified. Except as specifically noted therein, the Plan does not provide for payment of postpetition interest with respect to Allowed Claims. THE ESTIMATES SET FORTH IN THE TABLE MAY DIFFER FROM ACTUAL DISTRIBUTIONS BY REASON OF, AMONG OTHER THINGS, VARIATIONS IN THE ASSERTED OR ESTIMATED AMOUNTS OF ALLOWED CLAIMS AND THE EXISTENCE OF DISPUTED CLAIMS. STATEMENTS REGARDING PROJECTED AMOUNTS OF CLAIMS OR DISTRIBUTIONS (OR THE VALUE OF SUCH DISTRIBUTIONS) ARE ESTIMATES BY THE DEBTORS BASED ON INFORMATION AS OF THE DATE HEREOF AND ARE NOT REPRESENTATIONS AS TO THE ACCURACY OF THESE AMOUNTS. THE FINAL AMOUNTS OF ALLOWED CLAIMS MAY VARY SIGNIFICANTLY FROM THESE ESTIMATES. For an explanation of the basis for the limitations and uncertainties regarding these calculations, see Article XI (“Certain Risk Factors to Be Considered”), below.

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims or Interests in Class	Estimated Recovery
Unclassified	Administrative Expense Claims	Each holder of an Allowed Administrative Expense Claim shall receive, unless such holder agrees to different treatment, Cash in an amount equal to such Allowed Claim.	No.		100%
Unclassified	U.S. Trustee Fees	On the Effective Date or as soon as practicable thereafter, the Debtors shall pay all U.S. Trustee Fees that are due and owing on the Effective Date, including those statutory fees arising under 28 U.S.C. § 1930(a)(6) and accrued interest under 31 U.S.C. § 3717.	No.		100%
Unclassified	Fee Claims	Each holder of an Allowed Fee Claim for which a Fee Application has been approved by the Bankruptcy Court shall receive Cash in an amount so approved.	No.		100%
Unclassified	Priority Tax Claims	Each holder of an Allowed Priority Tax Claim shall receive either (a) Cash in an amount equal to the amount of such Claim, or (b) deferred Cash payments following the Effective Date, over a period ending not later than five (5) years after the Petition Date, in an aggregate amount equal to the Allowed amount of such Priority Tax Claim (plus any interest due in accordance with section 511 of the Bankruptcy Code).	No.		100%

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims or Interests in Class	Estimated Recovery
Class LES 1	LES Priority Non-Tax Claims	Claims in this Class are not impaired. Each holder of an Allowed Priority Non-Tax Claim shall receive Cash from Post-Effective Date LES in an amount equal to such Claim.	No.		100%
Class LES 2	LES Secured Claims

Claims in this Class are not impaired. Each holder of an Allowed Secured Claim shall receive, at the election of the Debtors: (i) Cash in an amount equal to such Allowed Claim; or (ii) such other treatment that will render the Secured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code; provided, however, that Secured Claims incurred by a Debtor in the ordinary course of business may be paid in the ordinary course of business in accordance with the terms and conditions of any related agreements, in the discretion of the applicable Debtor. Each holder of an Allowed Secured Claim shall retain the Liens securing its Allowed Secured Claim as of the Effective Date until full and final payment of such Allowed Secured Claim is made, at which point such Liens shall be deemed automatically released, terminated and extinguished.

			No.
Class LES 3	LES Escrow Exchange Claims	Each holder of an Allowed Class LES 3 Claim shall receive Cash in an amount equal to ninety-seven percent (97%) of their Allowed LES Escrow Exchange Claim.	Yes.		97%

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims or Interests in Class	Estimated Recovery
Class LES 4	Segregated Exchange Principal Claims

Each holder of an Allowed Class LES 4 Claim shall receive: (i) payment in Cash of its Pro Rata Share of the Segregated Cash Distribution on or as soon as reasonably practicable after the Effective Date; and (ii) such holder’s Pro Rata Share of Series [A] LES Trust Interests, which shall entitle such holder to its Pro Rata Share of each (x) Segregated Waterfall Distribution, and (y) Segregated Remaining Assets Distribution, until such holder’s Allowed Segregated Exchange Principal Claim is satisfied in full.

Yes.
Class LES 5	Note Exchange Collectible Claims

Each holder of an Allowed Class LES 5 Claim shall receive: (i) payment in Cash of its Pro Rata Share of the Note Cash Distribution on or as soon as reasonably practicable after the Effective Date; and (ii) such holder’s Pro Rata Share of Series [B] LES Trust Interests, which shall entitle such holder to its Pro Rata Share of each (x) Note Waterfall Distribution, and (y) Note Remaining Assets Distribution, until such holder’s Allowed Note Exchange Collectible Claim is satisfied in full.

Yes.

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims or Interests in Class	Estimated Recovery
Class LES 6	LES General Unsecured Claims

Each holder of an Allowed Class LES 6 Claim shall receive: (i) payment in Cash of its Pro Rata Share of the LES Unsecured Cash Distribution on or as soon as reasonably practicable after the Effective Date; and (ii) such holder’s Pro Rata Share of Series [C] LES Trust Interests, which shall entitle such holder to its Pro Rata Share of each (x) LES Unsecured Waterfall Distribution, (y) Subsequent Waterfall Distribution, and (z) LES Unsecured Remaining Assets Distribution, until such holder’s Allowed LES General Unsecured Claim is satisfied in full.

Yes.
Class LES 7	LES Damages Claims

Each holder of an Allowed Class LES 7 Claim shall receive such holder’s Pro Rata Share of Series [D] LES Trust Interests, which shall entitle such holder to its Pro Rata Share of each (a) LES Waterfall Distribution, and (b) LES Remaining Assets Distribution, which are made after all Allowed Segregated Exchange Principal Claims, all Allowed Note Exchange Collectible Claims and all Allowed LES General Unsecured Claims are satisfied in full, until such holder’s Allowed LES Damages Claim is satisfied in full.

			Yes.		[0]%

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims or Interests in Class	Estimated Recovery
Class LES 8	LES Equity Interests

LES Equity Interests shall be cancelled and each holder of an Allowed Class LES 8 Interest shall receive such holder’s Pro Rata Share of Series [E] LES Trust Interests, which shall entitle such holder to its Pro Rata Share of (a) each Subsequent Waterfall Distribution and (b) each LES Remaining Assets Distribution once all Allowed Segregated Exchange Principal Claims, all Allowed Note Exchange Collectible Claims, all Allowed LES General Unsecured Claims and all Allowed LES Damages Claim are satisfied in full.

			Yes.		[0]%
Class LFG 1	LFG Priority Non-Tax Claims	Claims in this Class are not impaired. Each holder of an Allowed Priority Non-Tax Claim shall receive Cash from the applicable Post-Effective Date Entity in an amount equal to such Claim.	No.

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims or Interests in Class	Estimated Recovery
Class LFG 2	LFG Secured Claims

Claims in this Class are not impaired. Each holder of an Allowed Secured Claim shall receive, at the election of the Debtors: (i) Cash in an amount equal to such Allowed Claim; or (ii) such other treatment that will render the Secured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code; provided, however, that Secured Claims incurred by a Debtor in the ordinary course of business may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto, in the discretion of the applicable Debtor. Each holder of an Allowed Secured Claim shall retain the Liens securing its Allowed Secured Claim as of the Effective Date until full and final payment of such Allowed Secured Claim is made, at which point such Liens shall be deemed automatically released, terminated and extinguished.

No.
Class LFG 3	LFG General Unsecured Claims

Each holder of an Allowed Class LFG 3 Claim shall receive such holder’s Pro Rata Share of Series A LFG Trust Interests which shall entitle such holders to its Pro Rata Share of the LFG Trust Distributions.

Yes.

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims or Interests in Class	Estimated Recovery
Class LFG 4	LFG Exchange Guarantee Claims

Each holder of an Allowed Class LFG 4 Claim may elect to either: (i) receive an LFG Guarantee Cash Distribution; provided that, such holder (x) assigns to the LFG Trust all rights, claims and Causes of Action such holder may have against third parties on account of its exchange, (y) votes in favor of the Plan and (z) does not object to confirmation of the Plan; or (ii) be deemed to be a holder of an LFG General Unsecured Claim, and receive a Pro Rata Share of Series A LFG Trust Interests pursuant to Section 5.9 of the Plan; in each case in full and final satisfaction of such holder’s Allowed LFG Exchange Guarantee Claims.

Yes.
Class LFG 5	LFG Securities Law Claims

Each holder of an Allowed Class LFG 5 Claim shall receive such holder’s Pro Rata Share of Series B LFG Trust Interests, which shall entitle such holder to its Pro Rata Share of the LFG Trust Distribution, once all Allowed LFG General Unsecured Claims are satisfied in full, until such holder’s Allowed LFG Securities Law Claim is satisfied in full.

Yes.
Class LFG 6	LFG Equity Interests	The LFG Equity Interests shall be cancelled and holders of LFG Equity Interests shall not be entitled to any distribution under the Plan.	No.		0%

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims or Interests in Class	Estimated Recovery
Class SD 1	Subsidiary Priority Non-Tax Claims	Claims in this Class are not impaired. Each holder of an Allowed Priority Non-Tax Claim shall receive Cash from the applicable Post-Effective Date Entity in an amount equal to such Claim.	No.
Class SD 2	Subsidiary Secured Claims

Claims in this Class are not impaired. Each holder of an Allowed Secured Claim shall receive, at the election of the Debtors: (i) Cash in an amount equal to such Allowed Claim; or (ii) such other treatment that will render the Secured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code; provided, however, that Secured Claims incurred by a Debtor in the ordinary course of business may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto, in the discretion of the applicable Debtor. Each holder of an Allowed Secured Claim shall retain the Liens securing its Allowed Secured Claim as of the Effective Date until full and final payment of such Allowed Secured Claim is made, at which point such Liens shall be deemed automatically released, terminated and extinguished.

No.

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims or Interests in Class	Estimated Recovery
Class SD 3	Subsidiary General Unsecured Claims

Each holder of an Allowed Class SD 3 Claim shall receive such holder’s Pro Rata Share of the relevant Subsidiary Debtors’ SD Net Proceeds, until such holder’s Allowed Subsidiary General Unsecured Claim is satisfied in full.

Yes.
Class SD 4	Subsidiary Equity Interests

The Subsidiary Equity Interests shall be cancelled, and each holder of Allowed Class SD 4 Interests shall receive such holder’s Pro Rata Share of the relevant Subsidiary Debtors’ SD Net Proceeds, if any, after the satisfaction of all such Debtor’s Allowed SD General Unsecured Claims.

Yes.

The recoveries set forth above are estimates and are contingent upon approval of the Plan as proposed.

ARTICLE III.

BUSINESS DESCRIPTION AND CIRCUMSTANCES

THAT LED TO THESE CHAPTER 11 CASES

3.1	The Debtors’ Businesses.

LFG is a holding company that operates through its various regulated and unregulated subsidiaries (collectively, “LandAmerica” or the “Company”). As of November 26, 2008 (the “Initial Petition Date”), LandAmerica’s products and services facilitated the purchase, sale, transfer and financing of residential and commercial real estate, including the use of 1031 exchanges in connection with such real estate transactions. At its peak, the Company operated through approximately 700 offices and a network of more than 10,000 active agents, and conducted business in Mexico, Canada, the Caribbean, Latin America, Europe, and Asia. The Company’s products and services were offered to a broad-based customer group, including residential and commercial real estate buyers and sellers, real estate agents and brokers, developers, attorneys, mortgage brokers and lenders, and title insurance agents. LandAmerica principally operated through four operating divisions: Agency Services, Residential Services, Commercial Services and Lender Services.

                                The Commercial Services division facilitated smooth and timely closings of single and multi-location transactions by assisting customers buying or selling real property. The Commercial Services division provided title insurance and closing services, real property valuations, real property inspections, environmental assessments, survey coordination services and 1031 exchange facilitation services to support the transfer and financing of commercial real  property. LFG’s subsidiaries offering services in the Commercial Services division included: the Regulated Underwriters (as defined below) and their Subsidiaries listed below; LandAmerica Assessment Corporation, which sold substantially all of its assets to Partner Assessment Corporation on March 26, 2009; LandAmerica Valuation Corporation which was sold to BB Valuation, Inc. on April 1, 2009; LandAmerica 1031 Exchange Services, Inc.; LandAmerica International Holding Company B.V., which includes the Chisholm Nurser & Partners and LandAmerica Assessment Germany Gmbh subsidiaries; and LandAmerica Services, Inc., which includes the LandAmerica Services of Mexico, S.A. de C.V. subsidiary.

Through its Residential Services division, the Company maintained one of the largest branch office networks in the country offering customers title insurance, escrow services, closing services, home inspections and home warranties to support the sale and/or financing of residential real property throughout the United States. LFG’s subsidiaries offering services in the Residential Services division included: the Regulated Underwriters and their Subsidiaries listed below; LandAmerica Home Warranty Company; LandAmerica Property Inspection Services, Inc.; Buyers Real Estate Services, Inc.; Residential Property Maintenance; County Title Holding Corp., the parent company of the Southland Entities; and Capital Title Group, Inc., the parent company of the Nations Holding Group and New Century Holding Company entities.

The Agency Services division distributed a full suite of high-quality residential and commercial real estate transaction products through a network of independent title agents throughout the United States. The independent title agents sold similar products and services to the same type of customer base as did the Residential and Commercial Services divisions. This division operated primarily through the Regulated Underwriters and their Subsidiaries as listed below and the LandAmerica Alliance Company joint ventures.

Finally, the Lenders Services division offered a variety of centralized, nationally coordinated real estate transaction services to lenders and mortgage servicers nationwide. The origination services offered by this division were designed to help large mortgage lenders facilitate the closing of residential refinance and home equity mortgages. The loan servicing products and services offered by the Lender Services division supported clients servicing mortgages. Subsidiaries offering services in the Lender Services channel include LandAmerica OneStop, Inc. (which is comprised of Tax & Flood, Origination, BackInTheBlack® and Default Services); LandAmerica Credit Services, Inc.; and LoanCare Servicing Center, Inc.5

_________________________

[5]

As discussed below, the assets of LandAmerica Credit Services, Inc. and LFG’s ownership interest in LoanCare Servicing Center, Inc. and LC Insurance Agency, Inc. were sold on August 12, 2009 and June 3, 2009, respectively.

(a)	Regulated Underwriters and Their Subsidiaries.

Prior to the Initial Petition Date, LandAmerica was the third largest title insurance underwriting family in the United States. LandAmerica issued title insurance policies and provided closing services primarily through two principal title underwriting subsidiaries: Commonwealth Land Title Insurance Company (“Commonwealth NE”) and Lawyers Title Insurance Corporation (“Lawyers Title”). LFG also indirectly owned two other title insurance underwriters: Commonwealth Land Title Insurance Company of New Jersey (“Commonwealth NJ”); and United Capital Title Insurance Company (“United Capital”, and together with Commonwealth NE, Lawyers Title and Commonwealth NJ, the “Regulated Underwriters”). Together, these operations represented approximately 85% to 90% of LandAmerica’s annual revenue.

The title insurance subsidiaries are subject to regulation by the insurance authorities and enforcement of laws by certain governmental authorities of the states in which they do business. State regulatory authorities impose underwriting limits on title insurers based primarily on levels of available reserves, capital and surplus.

The title insurance businesses are closely linked to the overall level of residential and commercial real estate activity, which generally is affected by the relative strength or weakness of the United States economy. In addition, title insurance volumes fluctuate based on changes in interest rates and the availability of mortgage financing. Periods of increasing interest rates and reduced mortgage financing availability usually have an adverse effect on residential real estate activity. Commercial real estate volumes are less sensitive to changes in interest rates, but fluctuate based on local supply and demand conditions for space and mortgage financing availability.

LFG and its subsidiaries sold all of their respective shares, constituting 100% ownership, of Commonwealth NE, Lawyers Title, Commonwealth NJ and United Capital to Fidelity National Financial, Inc. on December 22, 2008. In connection with this sale, LFG received consideration of approximately $247 million.

(b)	Unregulated Operations.[6]

In addition to underwriting title insurance, certain LFG subsidiaries provided, among other things, appraisals, home inspections, and warranties for residential real estate transactions. These subsidiaries also performed specialized services, primarily for LandAmerica’s national and regional mortgage lending customers, such as real estate tax processing, flood zone determinations, consumer mortgage credit reporting, real property valuations, default management services, and mortgage loan subservicing.

_________________________

[6]

Although not regulated by a state department of insurance, many of LandAmerica’s “unregulated” subsidiaries were or are regulated by certain other types of state or federal agencies. For example, LandAmerica Home Warranty is regulated by the California Insurance Commissioner.

1.	LandAmerica 1031 Exchange Services, Inc.

LandAmerica 1031 Exchange Services, Inc. (“LES”), one of the Debtors, which filed for chapter 11 protection on the Initial Petition Date, is a direct subsidiary of LFG. Prior to the Initial Petition Date, LES operated as a “qualified intermediary” under section 1.1031(k)-1(g)(4) of the Treasury Regulations and Section 1031 of the Internal Revenue Code of 1986, as amended (the “Tax Code”). Generally, the Tax Code imposes taxes when property is sold or transferred and a gain is realized. Pursuant to section 1031 of the Tax Code and applicable Treasury Regulations, if a taxpayer adheres to certain guidelines, then all or a portion of the gains from the disposition of business or investment property can be deferred or reinvested into a new replacement property. These deferred gains, as well as the gains from the new property, are not taxed unless and until the new property is transferred and fails to qualify for tax deferral. To qualify for such tax deferral, the taxpayer must structure the transaction as an exchange of one property for another “like kind” property and the taxpayer must meet certain specific deadlines, including identifying potential replacement property within 45 days and consummating the purchase transaction within 180 days after the date on which the taxpayer transferred the relinquished property. These exchanges are typically facilitated by a qualified intermediary, such as LES.

In the ordinary course of its business, LES entered into agreements with its customers (the “Exchange Agreements”) whereby it acquired the net proceeds of the sales of relinquished properties (the “Exchange Funds”) in order to facilitate like-kind exchanges in accordance with the requirements of the Tax Code. As set forth in the Exchange Agreements, LES took sole and exclusive possession, dominion, control, and use of all Exchange Funds, including interest, if any, earned on the Exchange Funds until the earlier of the consummation of a like-kind exchange or such other date or event as provided in the applicable Exchange Agreement and other related documents.

2.	LandAmerica Assessment Corporation.

LandAmerica Assessment Corporation (“LAC”), one of the Debtors, which filed for chapter 11 protection on March 6, 2009, is also one of LFG’s unregulated direct subsidiaries. LAC provided full-service property condition and environmental assessment services to customers throughout the United States, Mexico, Canada, the Caribbean, Latin America, and Europe with offices located in California, Illinois, Missouri, New Jersey, New York, North Carolina, Oregon and Texas. LAC specialized in property condition assessment, construction, project monitoring, construction cost analysis, cost segregation services and environmental assessments associated with commercial real estate acquisitions and finance.

Specifically, LAC acted as the vendor manager for a wide array of assessment services. Historically, its primary customers were originators of loans for commercial real estate transactions, as well as large real estate developers and financial institutions, which made construction loans or purchased bundles of real estate loans. Through its close working relationships with and utilization of over 1,200 vendors located throughout the United States, LAC provided customers with assessment reports identifying, locating, and quantifying significant defects, deferred maintenance, required upgrades and obvious code violations at real estate properties. LAC also provided environmental assessments for many commercial transactions to determine the environmental liability risk of a given property. LAC did not perform the actual property assessments; rather, its role in the process was hiring, coordinating, and working directly with the assessment service providers in order to (a) generate client reports, and (b) ensure that such reports met certain standards of quality and were produced in a uniform format regardless of the location in which the assessment was conducted. Typically, the contract between LAC and its customers provided that LAC remained liable for the assessment reports provided to its customers.

LAC sold substantially all of its assets to Partner Assessment Corporation (d/b/a Partner Engineering and Science) on March 26, 2009, and is no longer an operating business. Pursuant to the terms of the asset purchase agreement between the parties, a purchase price of approximately $2 million was paid to LAC before deducting any transaction costs.

3.	The Underwritten Title Companies.

Prior to ceasing operations on January 31, 2009, LandAmerica Title Company (f/k/a United Title Company) (“LandAm Title”), which filed for chapter 11 protection on March 27, 2009, Southland Title Corporation, Southland Title of Orange County, and Southland Title of San Diego (collectively, the “Southland Entities”), each of which filed for chapter 11 protection on March 31, 2009, each served as an underwritten title company (“UTC”)7 under the California Insurance Code and were licensed by the California Department of Insurance. LandAm Title and the Southland Entities provided title, escrow and other real estate-related products and services to (a) residential and commercial buyers and sellers, (b) real estate agents and brokers, (c) developers, (d) attorneys, and (e) mortgage brokers and lenders each primarily located in Southern California.

Specifically, LandAm Title and the Southland Entities acted (a) as title agents and assisted in the issuance of title insurance policies for title insurance companies in exchange for a portion of the title insurance premium, and (b) as intermediaries between insurance underwriters and customers. The intermediary prepared title searches, title examinations, title reports, certificates or abstracts of title, upon which a title insurer wrote title policies.

[County Title Holding Corp., the parent company of the Southland Entities, expects to dissolve a majority of its remaining non-Debtor subsidiaries.]

4.	LandAmerica Credit Services, Inc.

LandAmerica Credit Services, Inc. (“LandAm Credit”), one of the Debtors and an unregulated subsidiary of LFG, which filed for chapter 11 protection on July 17, 2009, provided consumer credit reports and income, tenant, and tax return verifications to national and regional mortgage lenders and brokers throughout the United States. Its main operations were located in Las Vegas, Nevada and its accounts receivable department was located in Omaha, Nebraska. LandAm Credit was one of only six credit reporting agencies with Tier 1 direct connectivity with

_________________________

[7]

Section 12340.5 of the California Insurance Code defines an “underwritten title company” as: “any corporation engaged in the business of preparing title searches, title examinations, title reports, certificates or abstracts of title upon the basis of which a title insurer writes title policies.”

Fannie Mae and Freddie Mac, giving LandAm Credit a competitive advantage over other credit service companies. Such access allowed LandAm Credit to provide credit reports for Fannie Mae and Freddie Mac loan submissions.

Specifically, LandAm Credit provided consolidated consumer mortgage credit reports consisting of data accessed from the three national credit bureau repositories. LandAm Credit employees reviewed credit reports, stripped them of duplicative entries, and provided a more user-friendly product to the customer. Further, LandAm Credit offered customers the opportunity to update and supplement the information on their consumer credit report. LandAm Credit’s clients consisted of a diverse customer base in the mortgage industry including banks, thrifts, credit unions, mortgage companies, and mortgage brokers, as well as a limited number of mortgage servicers and subservicers, commercial lenders, and various businesses seeking consumer credit information.

LandAm Credit sold substantially all of its assets to LAMAT, LLC on August 12, 2009 and is no longer an operating business. Pursuant to the asset purchase agreement between the parties, LandAm Credit received a purchase price of approximately $3.5 million before any working capital adjustments or transaction costs.

5.	LandAmerica Home Warranty Company, Residential Property Maintenance, Inc., LandAmerica Property Inspection Services, Inc., and Buyers Real Estate Services, Inc.

Several of LFG’s subsidiaries provide buyers of residential real estate with home inspection services, home warranties, and natural hazard disclosure reports through four operating entities. LandAmerica Home Warranty Company (“LAHW”) and Residential Property Maintenance, Inc. (“RPM”) sell home warranties to owners of single-family homes, multiple unit buildings of up to four units, and mobile homes.8 A standard one-year home warranty service contract protects a resale home buyer or current homeowner against the cost of unexpected repairs or replacement of major systems and appliances that become inoperable due to normal wear and tear during the term of a contract.9 LandAmerica Property Inspection Services, Inc. (“LAPIS”) provides home inspection services for residential real estate transactions. LAPIS utilizes a field of qualified inspectors, a central scheduling center, and customized technology to electronically dispatch work, deliver final reports to clients, and manage all service tracking and backroom processing for payroll and accounting. Buyers Real Estate Services, Inc. (“BRES,” and together with LAHW, RPM, and LAPIS, “Home Warranty”) provides natural hazard disclosure reports. All of the Home Warranty operating entities are wholly-owned subsidiaries of LFG and operate under a single management team to

_________________________

[8]

In May 2008, RPM ceased issuing new warranty policies because its business overlapped with LAHW’s existing operations in Arizona, and LFG determined that there was no need to continue both operations and pay for two state licenses.

[9]

Home warranty contracts are regulated as service contracts in various states. In addition, certain states, including California, Texas and Arizona, required that LAHW maintain statutory financial requirements, including net worth, deposits for state licenses and/or reserve requirements to support reserves for future payments under the warranty contracts.

capitalize on synergies in operations, sales, and growth initiatives. Headquartered in Alpharetta, Georgia, Home Warranty also operated a west coast center in Burbank, California.

On May 13, 2009, LFG entered into an agreement with Buyers Protection Group, Inc., a Georgia corporation and the successful bidder at an auction held on May 12, 2009, whereby LFG will sell all of its shares, constituting 100% of the issued and outstanding common stock, in Home Warranty to Buyers Protection Group, Inc. The transaction is pending regulatory approval and expected to close in the [fourth quarter of 2009]. In connection with the sale, LFG anticipates it will receive a purchase price of $12.2 million prior to any working capital adjustments or transaction costs.

6.	LoanCare Servicing Center, Inc. and
LC Insurance Agency, Inc.

LoanCare Servicing Center, Inc. and LC Insurance Agency, Inc. (together, “LoanCare”) are former LFG subsidiaries that provide a full range of loan administration services to clients nationwide. LFG acquired LoanCare in December 2004. LoanCare provided subservicing services to financial institutions and private investors that hold mortgage loan assets or mortgage servicing rights. Specifically, LoanCare has four lines of business: (a) traditional subservicing; (b) seller finance servicing; (c) loss mitigation; and (d) debt servicing. Through its services, LoanCare provides its customers with the ability to lower costs, reduce operating risk, and enhance customer/member services through its various subservicing programs.

As discussed below, LFG sold all of its shares of LoanCare to Fidelity National Financial, Inc., constituting 100% of the issued and outstanding common stock of both LoanCare Servicing Center, Inc. and LC Insurance Agency, Inc., on June 3, 2009. In connection with this sale, LFG received a purchase price of approximately $16.3 million prior to any working capital adjustments or transaction costs.

7.	LandAmerica Valuation Corporation.

Based in Alpharetta, Georgia, LandAmerica Valuation Corporation (“LVC”) is a former wholly-owned subsidiary of LFG that performed valuations on commercial real estate throughout the United States. Established in 2002, LVC was a commercial valuation company specializing in appraisal and consulting services associated with commercial real estate transactions. LVC maintained working relationships with more than 250 field professionals nationwide, who provided appraisal services for all property types, including office, retail, industrial, multi-family, special purpose, hotel, vacant land, and any non-residential 1-4 family property. The services LVC offers its clients include appraisal and consulting, market studies, feasibility studies, market research, cash flow analysis, lease abstractions, property inspections, third party review, portfolios and single asset assignments, and impacted property appraisals.

As discussed below, LFG sold all of its shares, constituting 100% of the issued and outstanding common stock, of LVC to BB Valuation, Inc. on April 1, 2009. Of the $825,000 purchase price for the shares of LVC, $675,000 was paid in the form of a secured promissory note that, as of the date hereof, remains outstanding.

8.	Capital Title Group.

Another subsidiary of LFG, Capital Title Group, Inc. (“CTG”), is a holding company that, prior to the Initial Petition Date, operated through its various subsidiaries, including Nations Holding Group, Inc. (“NHG”), New Century Holding Company (“NCHC”) and CTG Building Co. (“CTGB”). Prior to the Initial Petition Date, NHG, through its subsidiaries (which, with the exception of LandAm Title, have since been dissolved or sold, or in the case of AdvantageWare, Inc., are in the process of being dissolved), provided real estate settlement services in California and Nevada. NHG’s subsidiaries primarily issued title insurance policies and performed other title-related services, such as escrow activities in connection with real estate transactions. Further, NCHC, through its subsidiary New Century Title Company (“NCTC”), provided escrow and title services to the real estate industry in select California counties prior to NCTC’s dissolution in January 2008. NHG, a now defunct holding company, and NCHC, an entity in the process of being dissolved, have since ceased doing business.

9.	LandAmerica Title Insurance Company of Mexico, S.A.

LandAmerica Title Insurance Company of Mexico, S.A. (“LATIM”) is a licensed Mexican insurance company that is owned by LandAmerica Services Inc. (“LSI”) (1% ownership) and by LSI’s subsidiary, LandAmerica International Holding Company (“LIHC”) (99%). LSI is a wholly-owned subsidiary of LFG.

Established in 2007 and based in San Miguel de Allende, Mexico, LATIM offered title-related products categorized within the general area of property and casualty insurance in Mexico. Specifically, LATIM sold title investigation services, commercial title insurance policies and offered escrow and disbursement services in both Mexico and the United States, and offered title investigations and commitments. LATIM was structured to operate in Mexico with a minimum amount of capital and historically assigned most of its risk to Lawyer’s Title through reinsurance arrangements. LATIM’s automatic reinsurance agreement with Lawyer’s Title expired on May 14, 2009.

LFG has been, and in most instances continues to market the majority of LSI’s subsidiaries, including LIHC, LIHC’s subsidiaries, LATIM and Complete Closing Services, Incorporated. As of the date hereof, limited interest in LATIM has caused LFG to conclude that a dissolution of LATIM is in its best interest. The dissolution process has now commenced and it is expected to take at least three months to conclude. The remaining LSI subsidiary, LandAmerica Services of Mexico, S.A. de C.V., is jointly owned by LIHC (which holds a 99% interest), and is expected to be dissolved [prior to the Effective Date].

10.	LandAmerica Commercial Search Services.

LandAmerica Commercial Search Services (“LandAm Commercial”) owned 20% of DataTrace Information Services LLC (“DataTrace I”) and 20% of DataTrace Information Services II LLC (“DataTrace II,” and, together with DataTrace I, “DataTrace”). LandAm Commercial is a wholly-owned subsidiary of LFG. DataTrace was a joint venture with First American Corporation and/or its affiliates (collectively, “First American”), which owned the remaining 80% and, upon the consummation of the sale of DataTrace, became the 100% owner.

Based in Santa Ana, California, DataTrace provides a title information delivery system which enables title insurance companies, title agencies, and independent title abstractors nationwide to connect to regional title databases and access them using a standard software interface. DataTrace’s system delivers title information, property tax assessment and payment data, and property profiles for metropolitan areas across the United States. As a result, title companies with local and regional databases, whose content is managed by the DataTrace system, may secure access to national title information that allows them to expand their reach beyond the territory covered by their own data. Additionally, DataTrace helps customers determine the status of real estate taxes for properties in more than 240 counties nationwide. Further, DataTrace manages the world’s largest network of title plants, with more than 150 markets.

On August 11, 2009, LandAm Commercial sold all of its membership interests in DataTrace, which was comprised of a 20% ownership interest in each of DataTrace I and DataTrace II, to Smart Title Solutions, LLC and First American Real Estate Solutions II, LLC. In consideration for the sale, LandAm Commercial received approximately $15 million. Upon closing of the sale, LandAm Commercial ceased being an operating business and is now a defunct holding company.

11.	LandAmerica Alliance Company.

LandAmerica Alliance Company consisted of 72 joint ventures. Two joint ventures, Commonwealth Land Title Company of Puget Sound (50%), an affiliated/independent title insurance agency joint venture, and LandAmerica Production Center, LLC (80%), a production center, are currently active or scheduled to be sold. The remaining 70 joint ventures are inactive or have been sold, dissolved or are in the process of being dissolved.10

12.	LandAmerica OneStop, Inc.

LandAmerica OneStop, Inc. (“OneStop”), based in Moon Township, Pennsylvania, is a wholly-owned subsidiary of LFG that is part of LFG’s lender services business segment. OneStop is comprised of the following operating divisions: Origination Services (comprised of title services, settlement/closing services, and appraisal and valuation services), Tax and Flood Services, Default Services, and MSTD (which offers the BackInTheBlack® application, a web-based application that manages all aspects of the mortgage default process). Through its diverse operating segments, OneStop offers the national and regional mortgage lending communities a full range of integrated residential real estate services and the ability to manage the delivery of those services through a centralized source. OneStop provides mortgage originators and mortgage servicers with a single, convenient point of contact through which they can place all of their orders for real estate related services.

_________________________

[10]	Due to a decline in sales and/or the partners’ plans to discontinue referring business to the joint venture, certain joint ventures have been, and/or are targeted to be dissolved.

Specifically, transaction management services include the coordination and delivery of title insurance, flood zone determinations, property appraisal and valuation, property inspections, closing and escrow services, foreclosure services, property preservation services, lien monitoring services, and real estate tax processing services.

OneStop is presently engaged in discussions regarding the sale of all or substantially all of the assets in its various operating divisions. On September 3, 2009, OneStop entered into an agreement with T&F Acquisition Group, LLC, for the sale of substantially all assets of its Tax and Flood Services division. The transaction is expected to close by September 30, 2009. In connection with this sale, OneStop expects to receive a purchase price in the amount of approximately $6 million prior to any working capital adjustments or transaction costs. In addition, OneStop expects to enter into an agreement for the sale of substantially all assets of its Origination Services, Default Services and MSTD divisions prior to September 21, 2009.

13.	Centennial Bank.

LFG operates a California industrial bank through a wholly-owned subsidiary, Orange County Bancorp, and its subsidiary, Centennial Bank (“Centennial”), which together make up LFG’s financial services segment. Centennial was acquired by LFG in November 2003. Centennial’s primary business is the origination and bulk purchase of commercial real estate loans. It has a heavy concentration of loans in the Southern California, Arizona and Nevada markets. Deposits are solicited through the internet for both certificates of deposit and passbook savings accounts. As an industrial bank, Centennial does not accept demand deposits, such as checking accounts, that provide for payment to third parties. Centennial does not offer banking services such as credit cards or automated teller machines. Prior to the Initial Petition Date, LFG utilized Centennial to hold a portion of LFG’s escrow deposits.

Centennial is subject to supervision and regulation by federal and state banking agencies. These authorities regulate Centennial’s issuance of deposits, place limits on the size and nature of the loans that can be made, and specify the maintenance of minimum liquidity levels. In addition, Centennial is subject to various regulatory capital requirements administered by the federal and state banking agencies.

If LFG is unable to sell its interests in Orange County Bancorp prior to the Effective Date, LFG intends to temporarily retain such interests after the Effective Date until they can ultimately be sold, with any net proceeds to be transferred to the LFG Trust.. If retaining interests in Orange County Bancorp may result in the PBGC’s assertion of a priority Claim against the Debtors or Post-Effective Date LFG, however, LFG may be forced to otherwise dispose of its interests to avoid materially diluting recoveries to its creditors. Prior to disposing of its interests in Orange County Bancorp, LFG will seek a determination from the Bankruptcy Court that the PBGC does not have a priority Claim against one or more of the Debtors’ estates. This determination may take the form of a Bankruptcy Court approved settlement with the PBGC or other Final Order.

14.	LandAmerica International Holding Company B.V.

The two subsidiaries of LandAmerica International Holding Company B.V., LandAmerica Assessment Germany Gmbh and LandAmerica Company UK Limited either directly or through their own subsidiaries provide real property inspections, environmental reports and other real property due diligence services for purchasers and lenders throughout the UK and Europe. Regarding LandAmerica International’s subsidiaries, LandAmerica Assessment Germany Gmbh was sold for 1 Euro as a better alternative to a dissolution because of speed, ability to mitigate claims and repatriate cash on the balance sheet. Chisholm Nurser & Partners, Limited is under administration in the United Kingdom and LandAmerica International will be dissolved.

15.	LEISA of Connecticut, Inc.

LEISA was an environmental insurance agency that issued environmental insurance underwritten by a variety of third party insurance underwriters. This product line was offered to clients in the Commercial Services division and was sold by certain of the Commercial Services division sales representatives who were licensed to sell the product. Given that the former employees of the Commercial Services division were hired by Fidelity in connection with the Underwriter sale, LEISA can no longer operate and will be dissolved.

3.2	Capital Structure.
(a)	LFG.

As of the Initial Petition Date, LFG had liabilities in excess of $650 million. Certain of the liabilities arose under long-term debt instruments, including (a) a revolving credit facility with $100 million in unsecured obligations outstanding (as amended, the “Credit Facility”), (b) two series of senior unsecured notes with a principal amount of approximately $150 million (the “Senior Notes”), and (c) two issues of convertible senior notes with a principal amount of approximately $225 million (the “Convertible Senior Notes”). All of the long-term debt is unsecured and, other than LFG, no LandAmerica entity is obligated to satisfy these obligations.

1.	The Credit Facility.

The Credit Agreement, dated July 28, 2006 (the “Credit Agreement”), is by and among LFG and a syndicate of lenders led by SunTrust Bank, as Administrative Agent (each, a “Lender” and together, with all other lenders, the “Lenders”). The Credit Agreement, which was subsequently amended on November 30, 2007 and June 30, 2008, originally provided for a revolving credit facility in the aggregate principal amount of up to $200 million. Among other things, the second amendment to the Credit Agreement reduced the Credit Facility from $200 million to $150 million. As of September 30, 2008, the amount outstanding under the Credit Agreement was $100 million. Because LFG was in default of certain covenants under the Credit Facility on the Initial Petition Date, LFG was not entitled to draw any additional funds under the Credit Facility.

The Credit Agreement provides that each Lender has the right to set off and apply against all deposits of LFG at any time held by such Lender, any and all amounts owing under the Credit Agreement (the “Setoff Rights”). On the Initial Petition Date, the Lenders held deposits of LFG, in the aggregate, in excess of $100 million. On November 26, 2008, LFG filed a motion with the Bankruptcy Court (Docket No. 5) seeking authority to use cash on deposit in bank accounts maintained with certain of the Lenders (the “Bank Accounts”) as of the Initial Petition Date. The Lenders asserted that cash held in the Bank Accounts as of the Initial Petition Date was subject to the Setoff Rights and, as a result, was cash collateral securing LFG’s obligations under the Credit Agreement. On December 2, 2008, the Bankruptcy Court entered an order (Docket No. 69) granting LFG’s motion and prohibiting the Lenders from offsetting, freezing, affecting or otherwise impeding the use or transfer of, or access to, any funds of LFG (and to the extent other Debtors’ funds were deposited in the Bank Accounts, the funds of such other Debtors) deposited in the Bank Accounts by reason of any claim arising before or by reason of the commencement of the Chapter 11 Cases. By order dated August 12, 2009 (the “Setoff Order”), the Bankruptcy Court authorized, among other things, the Lenders and SunTrust Bank, as Administrative Agent, to exercise Setoff Rights in an amount equal to approximately $11.9 million (Docket No. 1847). In addition, the Setoff Order preserved all rights, claims and causes of action the Debtors against any Lender, and, to the extent LFG obtains a right of payment from any Lender pursuant to a settlement or judgment, the Lenders agreed to disgorge any amounts received pursuant to the Setoff Order.

2.	The Senior Notes.

On July 28, 2006, LFG entered into a Note Purchase and Master Shelf Agreement (the “Note Purchase Agreement”) with Prudential Investment Management, Inc. (“Prudential”). Under the Note Purchase Agreement, LFG issued two series of senior notes (the “Senior Notes”) with a face amount of $100 million and $50 million, respectively. Prior to the Initial Petition Date, LFG defaulted under the Senior Notes.

3.	The Convertible Notes.

On November 26, 2003, LFG issued $115 million of 3.125% Convertible Senior Debentures due 2033 through a private placement. Subsequently, in October 2007, certain holders exercised their conversion rights for $16.5 million of the debentures. As of the Initial Petition Date, $98.5 million of the debentures were outstanding. On May 11, 2004, LFG issued $125 million in principal amount of 3.25% Convertible Senior Debentures due 2034 through a private placement. These amounts remained outstanding as of the Initial Petition Date.

(b)	LES.

As of the Initial Petition Date, the Exchange Funds maintained by LES included funds acquired pursuant to separate Exchange Agreements with approximately 450 customers. Approximately 50 of the Exchange Agreements (each, a “Segregated Exchange Agreement”) required that LES deposit the applicable Exchange Funds (the “Segregated Exchange Funds”) in segregated accounts or sub-accounts that were associated with the applicable Exchange Customer’s name or taxpayer identification number.

In addition, LES entered into several other Exchange Agreements that required LES to execute escrow agreements (each, an “Escrow Exchange Agreement”) providing that the relevant exchange funds were to be deposited into an escrow account maintained by an escrow holder (the “Escrow Exchange Funds”). The remaining approximately 400 Exchange Agreements had no escrow or segregation requirement (the “Commingled Customers”). In the aggregate, Commingled Customers hold claims equal to approximately $191.7 million against LES.

Approximately $227.5 million in Segregated Exchange Funds were maintained in LES accounts primarily with Citibank, N.A. (“Citibank”) and Centennial, as well as a few accounts at various banking institutions by special request (collectively, the “Segregated  Accounts”). These funds equal or exceed the claims of customers that were a party to one or more of the Segregated Exchange Agreements.

In addition, as of the Initial Petition Date, LES had on hand approximately $46 million backed by investments in government treasury bonds and approximately $201.7 million (par value) in subordinated tranches of auction rate securities (“ARS”). With the exception of one Exchange Customer, to the best of the Debtors’ knowledge, none of the Exchange Funds deposited with LES by any of the current creditors of LES were used to purchase ARS. When the ARS market froze, LES was unable to access these funds to close customers’ exchanges. Accordingly, LES was forced to seek funds from alternative sources to close such transactions.

As of the Initial Petition Date, LES had no secured debt and minimal trade creditor debt.

(c)	Cash Held by Other Debtors.

As of March 6, 2009, LAC had approximately $507,000 in cash which was held in one bank account maintained by LAC at Bank of America. As of March 27, 2009, LandAm Title had approximately $934,000 in cash which was held in one bank account maintained by LandAm Title at Bank of America. As of March 31, 2009, the Southland Entities had approximately $4,394,000 in cash which was held in three bank accounts maintained by the Southland Entities at Bank of America. As of July 17, 2009, LandAm Credit had approximately $91,283.25 in cash which was held in one bank account maintained by LandAm Credit at Bank of America.

3.3	Events Leading to the Chapter 11 Cases.

Beginning in 2007 and continuing through 2008, there were significant declines in mortgage financing, property values, and the number of real estate transactions, which combined significantly and adversely affected the Company’s primary business activities and liquidity. Residential mortgage originations in the United States, which exceeded $2.7 trillion in 2006, declined steadily over the course of 2007 and 2008 to about $1.8 trillion for 2008. The prospects for 2009 were even bleaker; mortgage originations were expected to shrink further to about $1.65 trillion for 2009. Housing values also showed an unprecedented decline and the number of residential mortgages in foreclosure had reached record rates. In addition, the Company faced increased claims against its title insurance policies. These stresses in the real estate markets reduced the Company’s revenues by over 40% from the fourth quarter of 2006 to the third quarter of 2008.

The decline in mortgage financing mirrored a broader decline in global financial markets. In addition to the general adverse impact on the business resulting from the poor mortgage financing environment, LFG’s liquidity had been significantly constrained as a result of difficulties faced by LES in the ARS market. As has been widely publicized, the ARS market froze in or about February 2008 and LES, with significant ARS holdings, was unable to liquidate the ARS previously purchased at any price near their par value. Although the aggregate amount of the cash and par value of the ARS’ held by LES exceeded the value of all funds received from LES’s customers, the illiquidity of the market, LES’s inability to sell or borrow against these securities, left it unable to meet basic financial obligations or continue customer transactions.

Citibank and SunTrust Bank, operating through their brokerage arms, sold the ARS to LES. Based on their prior dealings and relationships with LFG, Citibank and SunTrust Bank knew that LFG and LES had strict requirements concerning, among other things, the funds that LES was required to hold in liquid investments. Citibank and SunTrust Bank actively marketed the ARS as being highly liquid, and, based on these recommendations and assurances, LES purchased the ARS as liquid investments. Because of liquidity requirements and customer commitments at LES, the illiquidity in the ARS market was particularly problematic for LES. Therefore, LFG provided additional cash resources to LES beginning in the third quarter 2008. By the end of 2008, given the severe liquidity constraints confronting LFG in the form of both stresses in the real estate market and prior advances made to LES, LFG was in no position to make further advancements to LES.

Further, claims against the Company’s title insurance policies had risen dramatically from approximately 5.2% of operating revenue at year-end 2006 to approximately 21.1% of operating revenue by the third quarter of 2008. This dramatic rise was attributed to two primary factors: (a) during the course of the economic downturn, homeowners and foreclosing lenders were incentivized to claim title defects or mortgage fraud in an effort to recover the purchase price of their homes; and (b) the period of booming house prices and refinancing that occurred in previous years tended to allow inchoate title defects to pass and such defects were now the subject of claims.

Among other things, the collapse of the real estate market and the corresponding drop in the Company’s share price to levels below book value required the Company to incur a massive one-time charges associated with the write-down of its goodwill and the adjustment of a deferred tax asset valuation totaling approximately $462 million. Such events caused the Company to breach one or more of its financial debt covenants (including its debt-to-capitalization covenant) with its various Lenders as of September 30, 2008.

In response to the ongoing disruption and volatility in the global financial markets, the near-total freeze of the ARS market, stresses to the real estate market and the resulting severe liquidity concerns of both LES and LFG, the Company steadily reduced its staffing levels from over 14,200 at the end of 2006 to less than 9,000 at the end of September 2008. During that same period, the Company reduced the number of its offices by over 400 locations. By September 2008, however, it was clear to the Company’s management and its Board of Directors (the “Board”) that these belt-tightening measures to reduce operating costs would not, alone, be sufficient to enable the Company to weather the economic downturn.

(a)	Exploration of Strategic Alternatives.

In light of the Company’s declining performance, in September 2008, LFG’s Board elected to pursue various strategic alternatives, including a sale of the Company. In connection with this effort, LFG retained JPMorgan Chase, Inc. (“JPMorgan”) as financial advisor and investment banker, and Wachtell Lipton Rosen & Katz as mergers and acquisitions counsel, to assist LFG in its analysis, consideration and pursuit of potential strategic alternatives.  To focus these efforts, LFG’s Board also established a special committee (the “Special Committee”) to review, evaluate and negotiate potential strategic transactions. In the two months prior to the Initial Petition Date, the Special Committee met on approximately 21 occasions and the Board met on approximately 13 occasions to review and discuss the Company’s strategic alternatives. While the Company, with the guidance and advice of JPMorgan, was open to a variety of liquidity solutions, it was the Company’s view that prevailing conditions in the marketplace effectively foreclosed the Company’s ability to pursue any options other than a possible sale to, or combination with, a strategic partner.

With the assistance of JPMorgan, LFG reviewed and considered a large number of potential strategic and financial suitors that it believed might be interested in and capable of pursuing a transaction, and executed non-disclosure agreements with approximately five (5) potential strategic partners. LFG also provided and/or made available extensive due diligence materials to these potential strategic partners, established a comprehensive electronic data room containing over 2,700 documents and tens of thousands of pages of due diligence materials, made available on-site or at specified locations hundreds of additional documents, and conducted numerous management presentations.

In an effort to address the Company’s growing liquidity problem, in September 2008, prior to the formation of the Special Committee, at the direction of the Board and with advice from JPMorgan, the Company’s management initiated discussions with Old Republic International Corporation (“Old Republic”), regarding a possible strategic combination between the two companies. These discussions did not mature into any serious or credible expression of interest by Old Republic and did not progress even to the due diligence stage.

Toward the end of September 2008, at the direction of the Board and with advice from JPMorgan, management initiated formal discussions with a strategic partner (“Strategic Partner A”) regarding a possible sale, combination, or equity investment. Discussions between the Company and Strategic Partner A continued into October, during which time Strategic Partner A continued its due diligence.

At the recommendation of JPMorgan, in order to engender a competitive auction process, in early October, the Company authorized and directed JPMorgan to initiate contact with Stewart Information Services Corporation (“Stewart”) regarding a possible transaction with the Company. At the time, Stewart, which is based in Houston, Texas, was the fourth largest title insurance company in the United States. Discussions with Strategic Partner A continued

simultaneously. By the middle of October, however, Strategic Partner A made clear that it had no serious interest in acquiring or merging with the Company. Meanwhile, at that same time, discussions and due diligence continued between the Company and Stewart with substantial investment in time and resources by each company in the process.

By late October 2008, management, the Board and various professional advisors began to be concerned that Stewart was moving too slowly and was unlikely to provide a timely liquidity solution for the Company. Ultimately, the Company and its advisors concluded that the Company could not proceed on Stewart’s timetable.

Accordingly, in an effort to broaden the Company’s search for a possible strategic partner, in late October, the Company directed JPMorgan to initiate contact with Fidelity National Financial, Inc. (“FNF”), the parent company of Fidelity National Title Insurance Company and Chicago Title Insurance Company (collectively, the “Underwriter Buyers,” and together with FNF, “Fidelity”), and another major insurance company (“Strategic Partner B”) and further authorized JPMorgan to initiate contact with other insurance companies for whom a combination with the Company might have certain synergies, as well as possible private equity investors. Unfortunately, with the exception of Strategic Partner B, Stewart and Fidelity, JPMorgan’s efforts did not produce any serious interest or credible offers. Moreover, Strategic Partner B later made clear that it was not prepared to aggressively explore any possible transaction with the Company.

In late October, the Underwriter Buyers, and in early November, Stewart, indicated their interest in pursuing a transaction with the Company. Stewart’s interest was communicated in the form of a non-binding Letter of Intent, which required the parties to enter into an exclusivity period to further discuss a transaction. The Letter of Intent was imposed several significant closing conditions. First, the closing of any transaction between Stewart and the Company would be conditioned on Stewart’s ability to consummate a $175 million equity offering. Second, the closing of a transaction between Stewart and the Company would be made contingent on Stewart’s ability to secure a $250 million bank credit facility for the combined LFG-Stewart entity that would be formed as a result of the transaction. Finally, Stewart’s proposal was conditioned on regulatory approval to swap $100 million in par value of ARS from LES for $100 million of liquid assets held by LFG’s underwriting subsidiaries.

These closing conditions and other terms indicated to the Company and its advisors that Stewart did not have the financial resources to consummate a transaction with the Company. Rather, Stewart needed to raise significant equity and obtain financing (each in a very challenging market environment) before it would be in a position to close on a transaction with the Company.

In early November, the Underwriter Buyers communicated their proposal by offering $128 million in common stock of FNF for 100% of the common stock of LFG. Unlike the Stewart proposal, the Underwriter Buyers’ proposal did not contain financing conditions. It was the assessment of the Company and its advisors that the Underwriter Buyers had both the existing wherewithal and the desire to expeditiously consummate a transaction with the Company. For that reason, the Company and its advisors determined that the Underwriter

Buyers’ proposal was superior to Stewart’s Letter of Intent, and the Board, exercising its business judgment, opted to pursue the Underwriter Buyers’ proposal.

(b)	The Initial Merger Transaction.

On November 7, 2008, the Company executed a merger agreement with the Underwriter Buyers (the “Initial Merger Agreement”). Under the terms of the Initial Merger Agreement: (a) the Underwriter Buyers would acquire the Company as a whole, including all of its assets and liabilities, in exchange for 0.993 shares of FNF common stock for each share of the Company’s stock issued and outstanding at the close of the merger; and (b) FNF would provide the Company with a $30 million line of credit. Additionally, the Initial Merger Agreement provided that the Nebraska Department of Insurance (“NEDOI”), the insurance regulatory agency governing Lawyers Title and Commonwealth NE, would consent to a swap of $60 million in liquid assets from the statutory surplus of the underwriting subsidiaries in exchange for approximately $75 million (par value) in ARS of LES. Although the Initial Merger Agreement was ultimately terminated, as discussed below, a portion of the asset transfer contemplated by the Initial Merger Agreement was nonetheless consummated.

In light of the macro-economic factors, on November 18, 2008, NEDOI informed Commonwealth NE and Lawyers Title that NEDOI believed their third quarter 2008 statutory financial filings with NEDOI evidenced that the insurers had reductions in statutory surplus that placed them in “hazardous financial condition” as that term is defined under Nebraska law. During the week of November 17, 2008, as the Underwriter Buyers’ two-week diligence period was drawing to a close, NEDOI advised the Company that NEDOI would proceed expeditiously with either administrative supervision or rehabilitation of LFG’s underwriting subsidiaries if the Company’s financial condition worsened or the Initial Merger Agreement was terminated.

On November 21, 2008, FNF exercised its right to a “diligence out” and purported to terminate the Initial Merger Agreement in accordance with its terms.

On Monday, November 24, 2008, NEDOI filed a petition with the Court of Lancaster County, Nebraska to place Commonwealth NE and Lawyers Title in rehabilitation, which petition was sustained.

After the termination of the Initial Merger Agreement, LFG began active negotiations with the Underwriter Buyers to determine if an alternative agreement could be reached that would be satisfactory to both parties. The Company also solicited interest from Stewart, given its earlier expressed interest. At that time, however, Stewart was unable to raise the funds necessary to consummate a transaction on the timetable necessitated by the Company’s financial situation. The Company nevertheless remained receptive at all times to any credible offer from Stewart or any other counterparty.

Although these negotiations were fragile and complicated (given the overlay of regulatory oversight, described herein), on November 25, 2008, LFG and the Underwriter Buyers were ultimately successful in reaching an agreement on the terms and conditions of a stock purchase agreement (the “Underwriter SPA”) for the sale of LFG’s stock in its primary title insurance underwriting subsidiaries -- Commonwealth NE, Lawyers Title and United Capital, and their respective subsidiaries (collectively, the “Underwriters”) to the Buyers.

(c)	LFG and LES’ Liquidity Crisis.

In addition to the general adverse impact on the Company’s businesses resulting from the poor mortgage financing environment, LFG’s liquidity was significantly constrained as a result of difficulties faced by LES. Since 2002, LES invested a significant portion of the Exchange Funds transferred to it in investment grade securities rated A or stronger at the time of  the investment, including ARS11 backed by federally guaranteed student loans.12 By investing in ARS, LES was able to earn a higher rate of return than it was contractually obligated to pay to Exchange Customers. As discussed above, until early 2008, Citibank and SunTrust Bank, operating through their brokerage arms, marketed the ARS to LES as suitable liquid investments, and based on their recommendations and assurances, LES purchased the ARS.

When the ARS market froze in early 2008, LES was unable to liquidate the ARS previously purchased at any price near their par value. Indeed, although the aggregate amount of the cash and par value of the ARS held by LES on the Initial Petition Date exceeded the principal claims of all of the LES customers, LES’ inability to sell, or borrow against, these securities coupled with the termination of the Initial Merger Agreement, ultimately precipitated its eventual decision to cease additional customer transactions and terminate operations.

Prior to making this determination, LES pursued numerous other liquidity options. In the approximately two months preceding the Initial Petition Date, LFG advanced $65 million to LES to enable LES to honor customer claims notwithstanding the illiquidity of the ARS investments.13 Additionally, during this time LES demanded that Citibank and SunTrust Bank repurchase the ARS at par value or provide loans secured by the ARS.14 These efforts were not successful. Consequently, by the end of 2008, given the severe liquidity constraints confronting LFG in the form of stresses in the real estate market and prior advances made to _________________________

[11]

An ARS typically is a debt instrument with a long-term nominal maturity for which the interest rate is regularly reset through a dutch auction. Historically, dutch auctions were held on a weekly or bi-weekly basis. Accordingly, ARS were marketed to consumer and institutions as a safe opportunity to realize an interest rate that was higher than government issued bonds.

[12]	Although the student loans securing the ARS are guaranteed by the United States government, payments due and owing to holders of the ARS are not guaranteed by the United States government.
[13]

LFG made five transfers to LES between September 25 and October 31, 2008, totaling a net $65 million. LFG transferred $35 million to LES on September 25, 2008; LES transferred $15 million back to LFG on September 30, 2008; LFG transferred $10 million to LES on October 8, 2008, $10 million on October 14, 2008 and $25 million (via two transfers) on October 17, 2008.

[14]

The United States Securities and Exchange Commission, state securities regulators and attorneys general have brought enforcement actions against many ARS sellers alleging that the sellers misled their customers regarding the fundamental nature and risks associated with ARS. In general, to settle these actions, the sellers consented to orders requiring them to repurchase ARS at par from individuals (as opposed to institutional investors) and certain other customers.

LES, LFG was unable to offer further advancements to LES. Moreover, LES was unable to procure a viable liquidity alternative allowing it to continue operations in the ordinary course. As a result, LFG and LES determined it was necessary to commence these Chapter 11 Cases in order to conduct an orderly wind-down of their businesses and equitable distribution of their property.

(d)	LFG’s subsidiaries.

Due to the financial uncertainty surrounding LFG’s bankruptcy and fears about the ongoing viability of LFG’s subsidiaries, customers and vendors ceased doing business with many of the Company’s businesses. In most instances, the loss of key relationships permanently damaged the Company’s businesses, causing a significant loss of value and irreparable harm to those entities. The drastic decline in business forced several of LFG’s subsidiaries to cease operations. With no other options available, LFG began evaluating the Company’s remaining businesses to determine the manner in which to best maximize value, including through one or more sales of the Company’s remaining businesses and/or the prompt and orderly wind-down and liquidation of such businesses.

(e)	Prepetition Litigation.

LFG and some of its subsidiaries are parties to litigation incidental to their businesses.

1.	Scally Litigation.

LFG and the Southland Title Corporation are named as corporate defendants (the “Scally Defendants”), among others, in a lawsuit filed by Jason Scally (“Scally”), a former title insurance sales representative, pending in the Superior Court of the County of San Diego. Scally asserted claims against the Scally Defendants arising out of and related to Scally’s employment including, but not limited to, claims for interference with prospective economic advantage, unfair competition, unjust enrichment, intentional infliction of emotional distress, and conspiracy. Since the Initial Petition Date, the Scally Defendants have engaged in settlement discussions with Scally. However, as of the date hereof, the parties have not reached a settlement of the claims.

2.	Rodriguez Litigation.

LandAm Title (formerly known as, United Title Company) is named as a defendant in an action filed by Felix Rodriguez, Linda Rodriguez, Laura Willis, Rosario Villareal and Ruth Warren, on behalf of themselves individually and a settlement class (collectively, the “Rodriguez Plaintiffs”) in the District Court for the Southern District of California on May 11, 2005 (the “Rodriguez Action”). The Rodriguez Action alleges that LandAm Title and the other defendants, including RE/MAX Associates, violated the Real Estate Settlement Procedures Act, among other federal and California statutes, by paying kickbacks and other compensation to real estate agents in exchange for the referral of business. Furthermore, the Rodriguez Plaintiffs allege that they were overcharged for the closing costs in their real estate transactions because they were not able to exercise their right to use lower-priced title insurance and escrow services. The Rodriguez Action survived several motions to dismiss and two amended complaints were filed with the District Court. The Rodriguez Plaintiffs engaged in negotiations of a potential global settlement of the putative class action with the defendants. Since the Initial Petition Date, LandAm Title has agreed to pay $200,000 into a proposed settlement fund in order to participate as a settling defendant. On August 26, 2009, the District Court granted the Rodriguez Plaintiffs’ motion for preliminary approval of a proposed class settlement and final fairness hearing is scheduled for November 16, 2009.

3.	Beau Street Litigation.

CTG is a defendant in an action captioned Beau Street Associates v. CTG Real Estate Information Services, Inc., Case No. 2009-1074, Pa. Ct. Com. Pl. (Wash. County 2009) (the “Beau Street Case”). In the Beau Street Case, plaintiffs Beau Street Associates, Inc. and JBP Holdings LLC filed a complaint against CTG and two of its affiliates, CTG Real Estate Information Services (“CTG REIS”) and LandAmerica OneStop, Inc. (together with CTG and CTG REIS, the “Beau Street Defendants”), seeking injunctive relief and asserting causes of action for civil conspiracy, breach of contract, and fraudulent concealment with respect to two office leases in Washington County, Pennsylvania (the “Beau Street Lease” and the “Millcraft Lease”). The Beau Street Lease and the Millcraft Lease were entered into by CTG REIS, a former subsidiary of CTG that was dissolved in December 2007. CTG guaranteed CTG REIS’s obligations under the Beau Street Lease. The Beau Street Defendants have engaged in settlement discussions with the plaintiffs in the Beau Street Case in an effort to achieve a global resolution of the plaintiffs’ claims against the Beau Street Defendants. As of the date hereof, the plaintiffs have not responded to the settlement offer made by the Beau Street Defendants. Currently, the Beau Street Case is in discovery and a hearing on a motion for permanent injunction has been scheduled for January 2010.

4.	California Enforcement Action.

On August 28, 2008, the Controller of the State of California (the “Controller”) commenced an action (the “Enforcement Action”) in California State Court against NHG and its subsidiary, LandAm Title, seeking to obtain approximately $9.1 million, plus interest, penalties and costs, relating to certain “unclaimed” property that allegedly escheated to the State of California under its Unclaimed Property Law. The Controller alleges that financial benefits accrued by NHG and LandAm Title through arbitrage arrangements with their banks were subject to escheat on the theory that they constituted illegal interest under California Insurance Code §12413.5. The Controller also alleges that approximately $228,000 of the unclaimed property is comprised of escrow administration fees that should have been escheated to the State of California.

LandAm Title filed a motion requesting entry of an order from the Bankruptcy Court staying the Enforcement Action with respect to LandAm Title and NHG. However, by order dated August 31, 2009, the Bankruptcy Court denied the requested relief as to NHG. The non-stayed portion of the Enforcement Action is currently pending in the United States District Court of the Central District of California, having been removed to that court from the Superior Court of California by the defendants on June 2, 2009. NHG intends to seek transfer of the venue of the Enforcement Action to the United States District Court for the Eastern District of Virginia whereupon it can be referred to the Bankruptcy Court for adjudication on a consistent basis with the adjudication of the Controller’s substantially identical claim against LandAm Title.

LandAm Title and NGH vigorously dispute the Controller’s allegations and assert, among other defenses, that the Controller has no jurisdiction relative to the arbitrage agreements and that, in any event, the monies received do not constitute illegal interest under the Insurance Code. Rather, LandAm Title and NHG contend such funds are acceptable and permissible “financial benefits” consistent with the Federal Reserve Board’s definition of “financial benefits” under Regulation Q and California state law. In further support of their defense, the defendants rely on the fact that, with respect to other title companies, the State of California has determined that similar arbitrage arrangements are permissible “financial benefits.”

5.	Lehr Litigation.

On July 1, 2009, Lehr Properties, LP (“Lehr Properties”) filed suit against Golden Escrow, Inc., a wholly-owned subsidiary of County Title Holding Corp., among others in the Superior Court of the State of California for the County of Los Angeles alleging negligent misrepresentation, fraud, and gross negligence (the “Lehr Litigation”). In the Lehr Litigation, Lehr Properties alleges that Golden Escrow negligently and fraudulently directed Lehr Properties to LES with respect to a 1031 exchange. Golden Escrow must answer or otherwise respond to Lehr Properties’ complaint on or before September 21, 2009.

(f)	Department of Labor Audit

On January 23, 2009, the Department of Labor (“DOL”) commenced an audit of the Company related to the LandAmerica Financial Group, Inc. Employee Savings and Stock Ownership Plan (the “401(k) Plan”) and the LandAmerica Financial Group, Inc. Health Plan (the “Health Plan”). In connection with the audit, DOL requested production of various documents relating to the 401(k) Plan and the Health Plan. The DOL indicated that it was interested in the termination and/or reduction of certain retiree benefits. LFG produced documentation in response to the DOL audit, but has not been interviewed or asked to produce any additional documentation.

ARTICLE IV.

DESCRIPTION AND HISTORY OF THE DEBTORS’ CHAPTER 11 CASES

4.1	Continuation of the Businesses After the Petition Date.
(a)	General Case Background.

On November 26, 2008, LFG and LES (the “Initial Debtors”) filed voluntary petitions in this Court for relief under chapter 11 of the Bankruptcy Code. On March 6, 2009, March 27, 2009, March 31, 2009, and July 17, 2009, various LFG affiliates (LAC, LandAm Title, the Southland Entities and LandAm Credit) also commenced voluntary Chapter 11 Cases in this Court. Pursuant to orders of the Bankruptcy Court dated November 28, 2008, March 11, 2009, April 8, 2009, April 9, 2009, and July 22, 2009, the Chapter 11 Cases are jointly administered for procedural purposes under Case Number 08-35994. The Honorable Kevin R. Huennekens is presiding over the Chapter 11 Cases. The Debtors continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. As of the date hereof, no request has been made for the appointment of a trustee or examiner in these cases.

The following is a general summary of the Chapter 11 Cases, including, without limitation, the administration of the Chapter 11 Cases and the orderly wind-down of the Debtors’ operations following the chapter 11 filings.

(b)	Employment and Compensation of Professionals.

To assist them in carrying out their duties as debtors in possession, and to otherwise represent their interests in the Chapter 11 Cases, the Initial Debtors, on December 5, 2008, filed with the Bankruptcy Court applications seeking entry of orders authorizing the Debtors to retain: (a) Willkie Farr & Gallagher LLP (“WF&G”) located at 787 Seventh Avenue, New York, New York 10019 as bankruptcy co-counsel (Docket No. 115); (b) McGuireWoods LLP located at One James Center, 901 East Cary Street, Richmond, Virginia 23219, as bankruptcy co-counsel (Docket No. 116); (c) Zolfo Cooper (“Zolfo”) located at 1166 Sixth Avenue, 24th Floor, New York, New York 10036 to provide restructuring management services to LFG and Jonathan A. Mitchell as Chief Restructuring Officer (“CRO”) of LFG (Docket No. 118, as amended on January 22, 2009 (Docket No. 726)); and (d) Epiq Bankruptcy Solutions, LLC located at 757 Third Avenue, 3rd Floor, New York, New York 10017 as the Initial Debtors’ claims, noticing and balloting agent (Docket No. 119). On December 22, 23, and 29 2008, and February 27, 2009, the Bankruptcy Court entered orders (Docket Nos. 409, 410, 437, 476 and 1021) approving the applications.15

On May 4, 2009, the Debtors filed with the Bankruptcy Court a motion (Docket No. 1357) seeking authority to employ six professionals utilized in the ordinary course to assist the Debtors in their day-to-day business operations and to approve procedures for the retention of additional ordinary course professionals. On May 21, 2009, the Bankruptcy Court entered an order (Docket No. 1476) granting the motion. Since that time, the Debtors have filed supplemental notices for the retention of [five (5)] additional professional firms in the ordinary course.

In addition, LFG has received Bankruptcy Court approval to retain Williams Mullen as its special counsel, Deloitte Tax LLP as its tax consultants, Sandler O’Neill & Partners, L.P. as its financial advisors with respect to the sale of Orange County Bancorp and Centennial, and Jenner & Block LLP, as special litigation counsel.

_________________________

[15]

Pursuant to orders of the Bankruptcy Court dated March 11, 2009, April 8, 2009, April 9, 2009, and July 22, 2009, all relevant orders previously entered in LFG’s case were made applicable to LAC, LandAm Title, the Southland Entities and LandAm Credit. Thus, the orders retaining LFG’s professionals are also applicable to LAC, LandAm Title, the Southland Entities and LandAm Credit.

On December 5, 2008, the Initial Debtors filed a motion (Docket No. 113) to establish procedures whereby certain retained professionals performing services directly related to the Chapter 11 Cases may receive a percentage of fees billed and expenses incurred for services performed upon proper application to the Bankruptcy Court. On December 22, 2008, the Bankruptcy Court entered an order (Docket No. 411, as amended on December 23, 2008, Docket No. 435) establishing procedures for the interim compensation and reimbursement of professionals during the Chapter 11 Cases.

(c)	Customary “First Day” Orders.[16]
1.	LFG Cash Management.

Prior to the Initial Petition Date, LFG acted as a disbursement agent for a majority of its subsidiaries in accordance with the Company’s centralized cash management system. The Debtors believed it would have been disruptive to LFG and its non-debtor subsidiaries’ operations if the Company was forced to significantly modify its cash management system upon the commencement of the Chapter 11 Cases. Accordingly, on November 26, 2008, LFG filed with the Bankruptcy Court a motion (Docket No. 5) seeking an order authorizing LFG to maintain the Company’s centralized cash management system, as well as authority to use cash on deposit in its Bank Accounts. On December 2, 2008, the Bankruptcy Court entered an order (Docket No. 69) granting LFG’s cash management motion (the “LFG Cash Management Order”).

2.	LES Cash Management.

Prior to the Initial Petition Date, LES was not a party to the Company’s centralized cash management system maintained by LFG. Similar to LFG, LES believed that it would have been disruptive and costly if LES was forced to significantly modify its cash management system upon the commencement of the Chapter 11 Cases. Therefore, on November 26, 2008, LES filed with the Bankruptcy Court a motion (Docket No. 5) seeking entry of an order authorizing LES to maintain its cash management system. On November 28, 2008, the Bankruptcy Court entered an order (Docket No. 12) authorizing LES to maintain its current cash management system (the “Original LES Cash Management Order”).

In relevant part, the Original LES Cash Management Order stated that LES “shall not expend, transfer, commingle or otherwise modify the location or characteristics of any funds, securities or other property maintained in the bank accounts as of the [Initial] Petition Date.” See Original LES Cash Management Order at ¶ 13. Further, the Original LES Cash Management Order provided that the “Order shall be without prejudice to the rights of the Debtor or any party in interest . . . to apply to the Court for authority to modify the terms hereof on appropriate notice and motion.” See Original LES Cash Management Order ¶ 15. By motion dated February 4, 2009, LES sought to modify the Original LES Cash Management Order in

_________________________

[16]

Pursuant to orders of the Bankruptcy Court dated March 11, 2009, April 8, 2009, April 9, 2009, and July 22, 2009, all relevant “First Day” orders previously entered in LFG’s case, were made applicable to LAC, LandAm Title, the Southland Entities and LandAm Credit.

order to permit LES to use the Exchange Funds (the “Commingled Exchange Funds”) received by LES pursuant to its Exchange Agreements with the Commingled Customers (the “Commingled Exchange Agreements”) to pay reasonable and necessary expenses of the LES Estate, including, but not limited to, necessary fees and expenses for vendors and professionals.  On March 9, 2009, the Bankruptcy Court entered an order modifying the Original LES Cash Management Order (Docket No. 1071).

Additionally, as noted above, pursuant to the Original LES Cash Management Order, LES was prohibited from transferring the funds held by LES on the Initial Petition Date. On the Initial Petition Date, the majority of the Segregated Exchange Funds were deposited in LES accounts with Citibank. When it became clear that there was a significant risk of Citibank’s continued viability, on February 10, 2009, the LES Creditors Committee filed a motion to further modify the Original LES Cash Management Order to permit the Debtors to transfer any and all funds from Citibank to a bank that participated in the debtor in possession depository program of the United States Trustee for the Eastern District of Virginia (the “U.S. Trustee”).17 LES filed a response to the LES Creditors Committee’s motion and sought authorization from the Bankruptcy Court to also transfer the Exchange Funds that were held at Centennial to an approved institution. The Bankruptcy Court entered an order on March 9, 2009, modifying the Original LES Cash Management Order and ordering LES to transfer funds held at Citibank and Centennial to a financial institution that is a depository authorized by the U.S. Trustee.

3.	Utilities.

On November 26, 2008, LFG filed with the Bankruptcy Court a motion for interim and final orders: (a) approving LFG’s adequate assurance of postpetition payment of the utility companies; (b) establishing procedures for resolving any subsequent requests for additional adequate assurance of payment by the utility companies; and (iii) scheduling a hearing on any additional adequate assurance requests (Docket No. 9). On November 28, 2008, the Bankruptcy Court entered an order (Docket No. 36) granting the motion.

4.	Wage Order.

In an effort to retain valued employees and ensure that the value of its subsidiaries was maximized and preserved, on November 26, 2008, LFG filed with the Bankruptcy Court a motion (Docket No. 10) for an order authorizing LFG to pay certain prepetition employee wage and benefits obligations. On November 28, 2008, the Bankruptcy Court entered an order (Docket No. 35) approving the motion. The approval and implementation of these wage and benefit programs were a critical first step to maintain employee morale which was critical to the successful marketing and sale of LFG’s subsidiaries.

_________________________
[17]

Banks that participate in the U.S. Trustee’s debtor in possession depository program have deposited assets and/or provided bonds for the benefit of the U.S. Trustee to ensure the return of debtor in possession funds. Citibank does not participate in the U.S. Trustee’s debtor in possession depository program.

(d)	Appointment of Creditors Committees.

Pursuant to section 1102(a)(1) of the Bankruptcy Code, on December 3, 2008, the U.S. Trustee appointed (a) an Official Committee of Unsecured Creditors in the case of LES (the “LES Creditors Committee”) and (b) an Official Committee of Unsecured Creditors in the case of LFG (the “LFG Creditors Committee” and, together with the LES Creditors Committee, the “Creditors Committees”). On June 4, 2009, the U.S. Trustee filed his Amended Appointment of Unsecured Creditors’ Committee, adding two (2) additional members to the LES Committee.

1.	The LES Creditors Committee.

The LES Creditors Committee retained Akin Gump Strauss Hauer & Feld LLP and Tavenner & Beran, PLC as its legal advisors, and Proviti, Inc. as its financial advisor. The Bankruptcy Court has authorized the retention of each of the LES Creditors Committee’s professionals. The currentmembers of the LES Creditors Committee are set forth below:

1.	Millmar Homes, Inc.

Attn: John C. Miller

2.	Endless Ocean, LLC

Attn: Richard F. Giacomo

3.	MB Venture, Ltd.

Attn: Jay Miller and Howard Miller

4.	Amarillo Tower Limited

Attn: David L. Long

5.	Petaluma Southpoint, LLC

Attn: Kenneth C. Martin

6.	The Mary and Fred Piro 1987 Trust

Attn: Fred Piro

7.	Gregory D. Schultz

Attn: Paul Blauert

Since its formation, the LES Creditors Committee has played an active and important role in the Chapter 11 Cases. The Debtors have consulted with the LES Creditors Committee on a regular basis concerning all aspects of the Chapter 11 Cases. As described in additional detail in sections [_____] herein, during these Chapter 11 Cases, the Debtors and the LES Creditors Committee have worked to (a) establish procedures to settle disputes relating to the ownership of the Exchange Funds through the designation of the Lead Cases (as defined below), (b) negotiate settlement agreements with Exchange Customers, (c) develop the mediation protocol resolving the LES related disputes, and (d) formulate the Plan. Indeed, the LES Creditors Committee has, together with the Initial Debtors’ management and advisors, participated actively in the litigation of the Lead Cases. Additionally, the Initial Debtors have made documents available to the LES Creditors Committee and its advisors on a myriad of occasions in connection with the development of LES’ strategy to litigate the Lead Cases, and to help facilitate the resolution of inter-estate issues and the negotiation of the Plan.

In addition to the LES Creditors Committee, certain customers with Commingled Exchange Agreements formed an Unofficial Ad Hoc Committee of Commingled Exchangers (the “Commingled Exchanger Committee”).18 On January 19, 2009, the Commingled Exchanger Committee filed a motion seeking the appointment of an Official Committee of LandAmerica 1031 Exchange Services, Inc. Commingled Exchange Participants (the “Commingled Exchanger Committee’s Fee Motion”), in which it requested appointment as an official committee under section 1102 of the Bankruptcy Code.19

On January 21, 2009, the Bankruptcy Court held a hearing on the Commingled Exchanger ’s Fee Motion. At the conclusion of the hearing, the Bankruptcy Court denied the Commingled Exchanger Committee’s request for official status and its request for priority administrative expense status for its professional fees.20

2.	The LFG Creditors Committee.

The LFG Creditors Committee retained Bingham McCutchen LLP and LeClair Ryan, A Professional Corporation, as its legal advisors, McGrath North Mullin & Kratz, PC _________________________

[18]

On information and belief, the customers who comprise the Commingled Exchanger Committee include, but are not limited to, Gregg and Hana Opsahl, DECEHC Investments LLC and R.E.H.A.M. 7, LLC, Five NS, LLC, Parviz Farahzad, H. Chris Christy, Vine Street Development, Katherine S. Unger, Porete Realty Corporation, Judith T. Clough, Brentwood Real Property I, LLC, Five NS, LLC, FSW, Inc., 1996 Souza Family Survivor’s Trust, Truax Corporation, Paul & Anne Hoffman, Robert F. Oliver, W.M. Thompson, Jr. Revocable Trust, Prudential Properties, LLC, Pleasant Valley Ranch, LLC, CLA Real Estate Investments, LLC, Kendall Square, LLC, PC Real Estate Investors, LLC, Milton White Revocable Trust, Amen Patricia Cynthia White Revocable Trust, George H. Barnett, Patrick K. Burke and Glenda N. Burke, Iron Crown LLP, Alfonso Jones, Wayne R. Kidd and Kimberly R. Kidd, MNC Spring Shadows Place, LP, Brian Roach and Tracey Roach, Sessan Investments, Inc., Stockard Realty Partnership, Ltd., 135th Street Realty Corp., Early Lodging, LLC, Natram Associates, Pflumm, LLC, River Bend Real Estate, Inc., RFL Properties, Serena Hospitality Group, Inc., Ziegler Family Trust A, Sonia Rivera, Pension Company as managing member, Venkata Raju, Clayton Investment Company Ltd., Griffin Industries, Inc., H.S. Rental Properties, Inc., SED Development, LLC, Pear/Synergy Ltd., C&M Warehouse, Inc., Car-Mil Realty, LLC, Michael Graff, Kevin and Sandy Sheehan, Greenwich Village Renovation Co., LLC, Maria S. Limon, Gerald A. Puff, Stoutenberg Enterprises, LLC, William C. Detering, Lorinda J. Price, Phoenix Rising II, LLC, Alfredo Barraza, Harvey Family Limited Partnership, Meserve Properties, LLC, Frontier Pepper’s Ferry, LLC, Howard Finkelstein, and Brentwood Real Property I, LLC.

[19]

Alternatively, the Commingled Exchanger Committee’s Fee Motion requested a prospective determination that the plaintiffs in the Lead Cases involving Commingled Exchange Agreements provide a substantial contribution to the estate such that their professionals’ fees and expenses should be treated as administrative expenses under sections 503(b)(3) and 503(b)(4) of the Bankruptcy Code.

[20]

The Bankruptcy Court, however, granted the request for administrative expense treatment under section 503(b) of the Bankruptcy Code for one of the plaintiffs in connection with the litigation associated with the Lead Cases (as defined below) to promote the selection and identification of a Commingled Type A Case (as defined below) (Docket No. 846).

LLO, as its special legal advisors, and Alvarez & Marsal Dispute Analysis & Forensic Services, LLC and Alvarez & Marsal North America, LLC as its financial advisors. The Bankruptcy Court has authorized the retention of each of the LFG Creditors Committee’s professionals. The current members of the LFG Creditors Committee are set forth below:

The Bank of New York Mellon, Indenture Trustee

Attn: Donna Parisi

101 Barclay Street

New York, NY 10286

The Prudential Insurance Company of America and related managed entities

Attn: Thomas E. Luther

Two Prudential Plaza, Suite 5600

180 N. Stetson Street

Chicago, IL 60601

Vangent, Inc.

Attn: Cynthia Hotsky

185 South Broad St.

Pawcatuck, CT 06379

Citadel Equity Fund, Ltd.

C/O Citadel Investment Group, LLC

Attn: Mark Steen

131 South Dearborn St.

Chicago, IL 60603

Since its formation, the Debtors have worked closely with the LFG Creditors Committee and its professionals to keep all parties fully informed of the legal, operational, financial and other issues affecting the LFG estate including, but not limited to (a) the wind-down of the Debtors’ businesses, (b) evaluation, marketing, and sale, as applicable, of the remaining businesses of LFG’s subsidiaries, (c) the negotiation of a settlement with the Pension Benefit Guaranty Corporation (the “PBGC”), (d) the implementation of a protocol to resolve both inter-estate disputes and LES related disputes, (e) the evaluation of litigation and potential claims against the LFG estate, and (f) analyzing tax matters affecting the Debtors. In addition to discussing case issues and making documents available to the LFG Creditors Committee, the Debtors have prepared and made detailed presentations on key issues and concerns raised by the LFG Creditors Committee.

(e)	The Fidelity Transaction.

As discussed above, despite the fragile and complicated negotiations between LFG and the Underwriter Buyers (given the overlay of regulatory oversight), the parties were ultimately successful in reaching an agreement on the terms and conditions of the Underwriter SPA, which was executed on November 25, 2008 by LFG and the Underwriter Buyers. Pursuant to the terms of the Underwriter SPA, the Underwriter Buyers agreed to acquire the stock of the Underwriters from LFG and its subsidiaries in exchange for: (a) approximately $298 million in cash; (b) the assumption of approximately $157 million in intercompany liabilities owing from LFG (on behalf of itself and certain of its direct and indirect subsidiaries) to the Underwriters (collectively, the “Intercompany Receivable”);21 and (c) the assumption of approximately $35 million in net deferred compensation and other employee related liabilities. Additionally, the Company agreed that it would, upon closing, apply a portion of the purchase price to eliminate any underfunding in the LandAmerica Cash Balance Plan (or alternatively, to permit the Underwriter Buyers to directly fund the payment of these underfunded plan obligations on behalf of LFG from the purchase price).

The Underwriter SPA further provided that the Underwriter Buyers’ obligation to consummate the transaction was conditioned upon (a) the applicable regulatory authorities’ agreement to continue to count the Intercompany Receivable as an “admitted asset,” (b) the form of assumption agreement, which would dictate how such Intercompany Receivable must be treated upon the close of the transaction, being mutually agreeable to the parties (the “I/C Condition”) and (c) a portion of the purchase price being used to eliminate any underfunding in the LandAmerica Cash Balance Plan. In a proposal communicated by the Underwriter Buyers to LFG and NEDOI, the Underwriter Buyers agreed that they would assume the Intercompany Receivable upon the closing of the transaction and that their parent, FNF, would issue a note to the Underwriters which would mature and be paid in full in five years (the “FNF Note”).

On November 26, 2008, LFG filed with the Bankruptcy Court a motion requesting (a) the Bankruptcy Court to schedule a hearing on the sale of the Underwriters, and (b) approval of the sale of the Underwriters to the Underwriter Buyers (Docket No. 11).

1.	Subsequent Events.

In early December 2008, NEDOI informed the Underwriter Buyers and the Company that the Underwriter Buyers’ FNF Note proposal with regard to the Intercompany Receivable was not acceptable to NEDOI and would not be considered an admitted asset. Instead, in order to properly capitalize the Underwriters, NEDOI required the Underwriter Buyers to satisfy the Intercompany Receivable, in cash, as of the closing of the transaction.

Upon hearing NEDOI’s requirement, the Underwriter Buyers informed LFG that, since NEDOI was requiring the Underwriter Buyers to inject approximately $150 million of cash into the Underwriters at closing, LFG would need to accept a note with similar terms to the FNF Note in lieu of the intended $157 million in cash consideration. The Underwriter Buyers informed LFG that they would seek to terminate the agreement pursuant to the I/C Condition if LFG did not agree to amend the Underwriter SPA in this regard. This amendment, while a change in the form of consideration to be received by LFG, did not alter the Underwriter Buyers’ obligation to pay approximately $298 million in total purchase consideration, now comprised of approximately $141 million in cash and a $157 million five-year unsecured note.

_________________________

[21]

This Intercompany Receivable is among the “admitted assets” which make up the Underwriters’ statutory surplus (i.e., excess assets that constitute the statutorily required reserves to cover the policies in force).

                                LFG subsequently engaged in negotiations with the Underwriter Buyers over the form of consideration to be paid under an amended form of the stock purchase agreement. The Board was unwilling to accept the Underwriter Buyers’ amended proposal to LFG which would have required it to accept a note with similar terms to the FNF Note in lieu of the intended $157 million in cash consideration. Instead, LFG continued to negotiate with the Underwriter Buyers regarding the form of consideration. As a result of those discussions, the Underwriter Buyers agreed to (a) limit the amount of non-cash consideration that would be substituted for cash consideration to $100 million, (b) provide LFG the option of accepting either a note or FNF stock as non-cash consideration, and (c) improve the terms of the FNF Note to include annual interest. Although not as favorable to the Company as the terms of the Underwriter SPA, LFG had little choice but to accept the revised terms that resulted from these additional negotiations, given the lack of alternatives available to it and the position of NEDOI.

Throughout early December 2008, LFG received several bids in connection with its efforts to sell the Underwriters. The Bankruptcy Court held an evidentiary hearing to consider the proposals of the competing bidders. On December 8, 2008, Old Republic submitted an offer to acquire all of the common stock of Lawyers Title only, which was subsequently withdrawn. On December 9, 2008, Stewart submitted a Form A Application, which contemplated the purchase of the stock of the Underwriters, the Southland Entities, and OneStop. Stewart ultimately filed an amendment to its Form A Application, increasing the proposed consideration.

2.	The Revised Underwriter SPA.

On December 12, 2008, LFG and the Underwriter Buyers executed an amended and restated version of the Underwriter SPA, which was again amended and restated on December 21, 2008 (as amended, the “Revised Underwriter SPA”). The Revised Underwriter SPA anticipated the total purchase price for the stock of the Underwriters to be approximately $282 million. Under the terms of the Revised Underwriter SPA, the Underwriter Buyers were obligated to pay a total of approximately $135 million in cash to LFG. Additionally, FNF would pay LFG $147 million in consideration, consisting of (a) $47 million in cash (subject to dollar-for-dollar reduction if the Intercompany Receivable exceeds $157 million), (b) a $50 million subordinated note due in 2013, with interest at the 5-year treasury rate at closing plus 1 percent, and (c) approximately $50 million in common stock of FNF valued at the greater of the market share price at closing and $14.00 per share. The Revised Underwriter SPA was subject to termination by the Underwriter Buyers if the closing of the transaction did not occur on or before December 22, 2008. Further, the Revised Underwriter SPA provided that Fidelity National Title Insurance Company would separately purchase United Capital for a sum equal to its statutory book value at closing.22 The United Capital purchase was expected to close in the first quarter of 2009. The Revised Underwriter SPA removed the indemnification obligations of each of LFG and the Underwriter Buyers, except that LFG was still liable for the payment of certain taxes and related liabilities. Pursuant to the terms of the Revised Underwriter SPA, the Underwriter Buyers would be entitled to indemnification as a result of LFG’s breach of certain tax

_________________________

[22]	As of September 30, 2008, United Capital’s statutory book value was approximately $16 million.

obligations, but such indemnity would merely reduce the principal amount of the $50 million note issued by FNF and the maximum aggregate reduction in respect of any and all claims would be $10 million. The remainder of the provisions of the Revised Underwriter SPA were substantially similar to the terms and conditions of the Underwriter SPA.

3.	The Bankruptcy Court Approval Process.

After a lengthy, contested evidentiary hearing on December 16, 2008, the sale to the Underwriter Buyers and the Revised Underwriter SPA were approved by the Bankruptcy Court (Docket No. 354). Shortly thereafter, the Underwriter Buyers attempted to withdraw from the sale by claiming (among other things) that a material adverse change had occurred with respect to the Underwriters’ businesses. LFG immediately filed a motion with the Bankruptcy Court, seeking specific performance (Docket No. 446). After a hearing on Sunday December 21, 2008, the Bankruptcy Court approved a further amended version of the Underwriter SPA (the “Final Underwriter SPA”) which was the result of a settlement between LFG and the Underwriter Buyers. The sale of the Underwriters to Underwriter Buyers closed on December 22, 2008. On or about December 22, 2008, LFG transferred $59 million in proceeds from the closing of the transactions into the LandAmerica Cash Balance Plan in accordance with the terms of the Underwriter SPA.

Pursuant to the terms of the Final Underwriter SPA, LFG realized the following for its estate: (a) approximately $135 million in cash (which amount includes $59 million transferred into the LandAmerica Cash Balance Plan referenced above), (b) [3,176,620] shares of FNF common stock (the “FNF Common Stock”) equal to $50 million (as determined by the closing price of FNF common stock on December 19, 2008), and (c) a subordinated promissory note issued by FNF (the “FNF Note”) in an initial principal amount equal to $50 million due in 2013 (the “Fidelity Transaction”).

4.	The Transition Services Agreement.

As part of the Fidelity Transaction, the Bankruptcy Court approved a transition services agreement (the “Transition Services Agreement”) between LFG and Fidelity that requires LFG and Fidelity to provide substantial post-closing transition-related services to one another. LFG and its professionals have worked to separate LFG and its subsidiaries’ operations from those of the Underwriters pursuant to the Transition Services Agreement. During the transition, LFG operated material elements of the Underwriters businesses (e.g., accounting, information technologies, human resources, etc.). LFG and its professionals have spent a significant amount of time in their ongoing efforts to resolve issues associated with reimbursement for services provided by the parties pursuant to the Transition Services Agreement.

5.	Sale of the FNF Stock.

Pursuant to the terms of the Final Underwriter SPA, among other consideration, FNF issued to LFG 3,176,620 shares of its common stock (the “FNF Stock”). In early January 2009, LFG discussed the option of selling the FNF Stock (at the time the FNF Stock was trading at prices in excess of $16 per share) with the LFG Creditors Committee. At that time, the members of the LFG Creditors Committee, who serve as representatives of the beneficiaries of the FNF Stock proceeds, notified LFG in writing that the LFG Creditors Committee did not want LFG to sell the FNF Stock at that time. While the decision to sell the FNF Stock rests with LFG’s business judgment (with the approval of the Bankruptcy Court), the LFG Creditors Committee’s view as to the timing and method of such disposition is a significant consideration in forming that judgment. Therefore, LFG informed the LFG Creditors Committee at that time that it would refrain from selling the FNF Stock and, assuming the absence of new developments, defer in large part to the judgment of the LFG Creditors Committee as to when and how the FNF Stock should be sold. Since that time, the LFG Creditors Committee has developed a protocol and formed a subcommittee to analyze the disposition of the FNF Stock.

On February 5, 2009, FNF filed a Registration Statement Under the Securities Act of 1933 (the “Form S-3”) with the United States Securities and Exchange Commission (the “SEC”), registering the FNF Stock for resale by LFG. Pursuant to the Form S-3, LFG may offer and resell from time to time any or all of the FNF Stock. Shortly thereafter, LFG filed, and the Bankruptcy Court granted, a motion for an order pursuant to sections 105 and 363 of the Bankruptcy Code seeking authority to sell the FNF Stock (the “FNF Stock Order”) (Docket No. 1017). Pursuant to the FNF Stock Order, among other things, LFG has the authority to sell all or a portion of the FNF Stock without further order of the Bankruptcy Court upon the prior written consent of the LFG Creditors Committee. LFG continues to communicate with the LFG Creditors Committee to determine the appropriate time to sell the FNF Stock. To the extent that the FNF Stock is not sold in advance of the Effective Date, the FNF Stock will be transferred to the LFG Trust in accordance with the terms of the Plan.

(f)	Insurance Programs.

In connection with the operation of its businesses, the Company maintains certain insurance programs, including, among others, Directors’ and Officers’ Liability Insurance (“D&O”); Errors and Omissions / Crime Liability Insurance (“E&O”); and Fiduciary Liability Insurance (“Fiduciary”). The D&O, E&O and Fiduciary policies require that the insureds exhaust an applicable self-insured-retention (“SIR”), which varies under each line of coverage, prior to the insurer’s reimbursement of loss under the policy.23

D&O insurance typically provides three separate insuring clauses, all of which draw on the same policy limits. First, “Side A” coverage provides direct reimbursement coverage by the insurer to the insured directors and officers for non-indemnifiable loss, e.g., derivative settlements and judgments, and insolvency scenarios. Second, “Side B” coverage provides corporate indemnification reimbursement coverage, e.g., the insurer reimburses the insured entities for indemnification payments made to directors and officers. Lastly, “Side C” coverage provides reimbursement coverage by the insurer for losses incurred as a result of the entity’s own liabilities. The Side A difference-in-condition (“DIC”) policies provide additional non-indemnifiable coverage limits to directors and officers and include broader coverage terms and conditions than the underlying Sides A, B, C policies. DIC coverage includes “drop-down”

_________________________

[23]	The Debtors maintain that allowance of a claim in favor of the applicable insurance carrier satisfies any SIR requirement, regardless of the amount of any distribution.

coverage, which provides that the Side A DIC policy will step into a “primary” insurance position in the event that (a) the underlying Sides A, B, C policies refuse, rightfully or wrongfully, to afford coverage, (b) the underlying insurance contains more restrictive coverage terms than Side A DIC, or (c) the underlying insurance limits are exhausted.

In addition, the Company maintains excess D&O policies, which generally adopt the primary policy’s terms and conditions (unless stated otherwise) and provide coverage up to the cited limits, subsequent to the full payment of the underlying insurance limits for covered loss, e.g., the 1st Excess insurer pays covered loss from $10,000,001 through $20,000,000.

The following are summary charts for the insurance programs that LFG, on behalf of itself, its subsidiaries and their respective employees, directors and officers, has tendered notice to with respect to adversary proceedings brought by and on behalf of Exchange Customers:

LANDAMERICA 10/30/08-10/30/09 D&O INSURANCE PROGRAM TOWER

Policy	Insurer	Limit	Coverage
Primary	U.S. Specialty	$10m xs SIR	Sides A, B, C
1st Excess	Zurich	$10m xs $10m	Sides A, B, C
2nd Excess	CNA	$10m xs $20m	Sides A, B, C
3rd Excess	Allied World	$10m xs $30m	Sides A, B, C
4th Excess	Arch	$10m xs $40m	Sides A, B, C
5th Excess	AIG	$10m xs $50m	Sides A, B, C
6th Excess	MaxBermuda	$10m xs $60m	Side A DIC
7th Excess	ArielRe	$5m xs $70m	Side A DIC
TOTAL LIMITS		$75m: $60m Sides A, B, C / $15 Side A DIC

LANDAMERICA 12/31/07-12/31/08 E&O/CRIME INSURANCE PROGRAM TOWER

Policy	Insurer	Limit	Coverage
Primary	Ace	$20m xs SIR	Crime/Prof. Liability
1st Excess	Lloyd’s	$20m xs $20m	Crime/Prof. Liability
2nd Excess	Lloyd’s	$30m xs $20m / $40m	Misc. Prof. Liability
TOTAL LIMITS		$50m Crime / $70m Misc. Prof. Liability

LANDAMERICA 12/31/07-12/31/08 FIDUCIARY INSURANCE PROGRAM TOWER

Policy	Insurer	Limit	Coverage
Primary	Arch	$5m xs SIR	Fiduciary Liability
1st Excess	Zurich	$5m xs $5m	Fiduciary Liability
TOTAL LIMITS		$10m

To date, more than one hundred (100) adversary proceedings have been filed in the Bankruptcy Court against LFG and its subsidiaries, multiple other lawsuits have been brought against certain insiders and employees, and various governmental inquiries have been commenced relating to the Debtors (collectively, the “Insurance Claims”). The D&O, E&O and Fiduciary policies are claims-made policies, requiring the insureds to tender notice to the insurer upon receipt of a monetary demand, notice of investigation or similar inquiry, and/or service of a complaint. The above-referenced policies were properly noticed and the insurers have acknowledged receipt of the Insurance Claims.

As of the date hereof, the primary D&O insurer has cited one or more exclusions in the policy and refused to advance defense costs incurred in connection with certain Insurance Claims and, therefore, the D&O Side A DIC policies are required to provide immediate coverage. The D&O Side A DIC insurer has begun providing immediate coverage pursuant to a reservation of rights. The Debtors dispute the applicability of the exclusion cited by the D&O insurer. The primary insurer’s outside counsel, Drinker Biddle & Reath LLP, issued a letter on September 8, 2009 in response to letters recently issued by counsel to the Debtors and counsel to the various directors and officers, which disputed the primary insurer’s bases for denying coverage. The September 8 letter reiterates and supplements the previously cited bases for denying coverage. In the event the primary D&O insurer continues to refuse to acknowledge coverage and the dispute cannot be resolved, one or more of the insureds may file a declaratory judgment action in the Bankruptcy Court against the primary D&O insurer to resolve this dispute. In addition, LFG has made a claim against the E&O insurer for certain fees incurred relating to certain LES litigation and internal investigations. The E&O insurer has not responded substantively to LFG’s claim.

(g)	Pension Plan.

LFG sponsors the LFG Cash Balance Plan (the “Cash Balance Plan”), which is a defined benefit pension plan subject to Title IV of the Employee Retirement Income Security Act of 1974 (“ERISA”) that is within the jurisdiction of the PBGC. The Cash Balance Plan was amended effective December 31, 2004 to cease future compensation credits to the retirement plan accounts of all Cash Balance Plan participants, to cause the accrued benefits of all participants to be fully vested, and to limit participation in the Cash Balance Plan to those individuals who were participants as of December 30, 2004. In 2005, the Cash Balance Plan was amended to cease additional benefit accruals by “Transition Employees” under prior pension plan formulas. The Cash Balance Plan had approximately 7400 participants as of January 1, 2009. SunTrust Bank is the trustee of the Cash Balance Plan.

On June 9, 2009, Mercer (US) Inc. (“Mercer”), the Cash Balance Plan’s enrolled actuary, certified in writing that the Cash Balance Plan had an Adjusted Funding Target Attainment Percentage (“AFTAP”) of 105.06% for the year beginning January 1, 2009. Based on this certification, LFG believes the Cash Balance Plan currently complies with funding standards for ongoing pension plans under federal law. However, additional assets may be needed to complete a standard, fully funded termination of the Cash Balance Plan or to pay claims of the PBGC in the event that the Cash Balance Plan is terminated and trusteed by the PBGC. The Debtors estimate that as of June 30, 2009, the assets of the Cash Balance Plan were approximately $226 million. As of June 4, 2009, Mercer calculated plan termination liability to be approximately $252.8 million, which is approximately $26.8 million more than the estimated value of Cash Balance Plan assets of June 30, 2009.

1.	PBGC Claims.

The PBGC is a wholly-owned United States government corporation created under ERISA, as amended, 29 U.S.C. §§ 1301-1461 (2006), that administers the defined benefit pension plan termination insurance program under Title IV of ERISA. The PBGC guarantees the payment of certain pension benefits upon the termination of a single-employer pension plan covered by ERISA. To the extent a pension plan is underfunded at termination, the PBGC generally becomes the trustee of the plan and, subject to statutory limitations, pays the plan’s unfunded benefits with its insurance funds.

Upon termination of an underfunded pension plan, which could be initiated by PBGC or LFG, all of the members of the ERISA controlled group of the plan sponsor (LFG) become jointly and severally liable for the Cash Balance Plan’s underfunding. If PBGC makes a demand for payment against one or more members of the controlled group and payment is not made, a lien in favor of PBGC automatically arises against all of the assets of that member of the controlled group, subject to the effect of the automatic stay or a plan injunction. The amount of the lien is equal to the lesser of the underfunding or 30% of the aggregate net worth of all of the members of the controlled group.

The PBGC has filed three unliquidated claims against each of LFG, LES and the other Debtors (collectively, the “PBGC Claims”).24 The PBGC Claims assert damages for (a)

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[24]

On April 6, 2009, the PBGC filed identical claims against LFG and LES for unfunded benefit liability in the amount estimated at approximately $35.7 million. On May 18, 2009, the PBGC filed a claim against LAC, stating that the amount of unfunded benefit liability was unliquidated. On July 17, 2009, the PBGC filed claims against LandAm Title and the Southland Entities stating that the amount of unfunded benefit liability was unliquidated.

PBGC flat rate and variable premiums, (b) termination premiums (at the rate of $1250 per participant per year for three (3) years) under 29 U.S.C. §1306(a)(7), (c) unpaid minimum funding contributions, and (d) unfunded benefit liabilities estimated by the PBGC to be approximately $35.7 million if the Cash Balance Plan terminates. The PBGC Claims allege joint and several liability of LFG and each member of LFG’s controlled group, including each of its direct and indirect subsidiaries.

The Debtors reserve the right to object to the PBGC Claims, and believe that there is no present liability for unpaid minimum contributions based on the funded status of the Cash Balance Plan. There is a risk of liability for termination premiums for LFG controlled group members if the Cash Balance Plan is terminated with unfunded benefit liabilities as discussed above. The Debtors believe that the PBGC’s estimate of unfunded benefit liabilities overstates actual benefit liabilities on a termination basis.

2.	PBGC Notice of Determination and PBGC Settlement Agreement.

On May 8, 2009, the PBGC issued a notice to LFG that PBGC had determined that: (a) the Cash Balance Plan will be unable to pay benefits when due and that the possible long-run loss of the PBGC with respect to the Cash Balance Plan may reasonably be expected to increase if the Cash Balance Plan is not terminated; (b) the Cash Balance Plan must be terminated in order to protect the interests of participants and to avoid any unreasonable increase in the liability of the PBGC insurance fund; and (c) May 11, 2009 was to be established as the date of termination of the Cash Balance Plan. On May 11, 2009, the PBGC issued a press release announcing its determination and stating that PBGC was taking responsibility for the Cash Balance Plan.

The PBGC’s press release caused bidders to withdraw bids for Home Warranty and LoanCare, which were set to go to auction on May 11, 2009 and May 12, 2009, respectively, subject to satisfactory release from potential successor or control group liability to the PBGC under the Cash Balance Plan. The press release further indicated that the PBGC moved to assume the Cash Balance Plan in advance of the hearing on final approval of the sale of LFG’s stock in Home Warranty and LoanCare, in an attempt to ensure that the subsidiaries would remain liable, after the sales, for the asserted unfunded benefit liabilities.

As a result of negotiations by and among LFG, the LFG Creditors Committee, and the PBGC, the parties reached a settlement (the “PBGC Settlement”), whereby LFG would escrow 30% of the net cash or cash equivalent proceeds actually received from the sale of Home Warranty and LoanCare for the benefit of funding a standard termination of the Cash Balance Plan or to satisfy allowed claims, if any, of the PBGC in exchange for the release of Home Warranty and LoanCare from any payment obligation relating to or in respect of the Cash Balance Plan. Further, the PBGC Settlement also provided that in the event that one or more of the Debtors sold any direct or indirect subsidiary after the date of the PBGC Settlement, such Debtor(s) could elect to apply the terms of the PBGC Settlement to the sold subsidiary and the related sale transactions. Additionally, the parties agreed to use their reasonable best efforts to (a) effectuate a standard termination of the Cash Balance Plan, and (b) expedite all appropriate judicial, administrative or other determinations with respect to all matters about which the parties may be in dispute, including, but not limited to, the termination of the Cash Balance Plan. Thus, the PBGC Settlement enabled the sales of LoanCare and Home Warranty to go forward, resulting in significant value for LFG’s estate, and eliminated uncertainty for prospective sales of LFG’s interest in other subsidiaries. On May 28, 2009, the Bankruptcy Court approved the terms of the PBGC Settlement (Docket No. 1503). Subsequent to the close of the sale of LoanCare, on July 30, 2009, LFG set aside approximately $4.6 million in accordance with the terms of the PBGC Settlement. As of the date hereof, the sale of Home Warranty has not closed and thus, no net proceeds have been set aside.

On May 14, 2009, the PBGC and LFG issued a joint statement (the “Joint Statement”) announcing the PBGC Settlement, which stated that the Cash Balance Plan was currently administered by LFG and had not been taken over by the PBGC. The Joint Statement further stated that LFG believed the Cash Balance Plan currently complied with funding standards for ongoing pension plans under federal law, although the PBGC believed additional assets are needed to complete a standard, fully funded termination of the Cash Balance Plan or to pay claims to the PBGC in the event that the Cash Balance Plan is terminated and trusteed by the PBGC.

The Cash Balance Plan is currently administered by LFG, and PBGC has not moved to terminate or take responsibility for the Cash Balance Plan.

3.	Standard Termination of Plan.

ERISA provides that a plan administrator may cause a standard termination of a pension plan if, among other things, the plan contains sufficient assets to pay all accrued benefit liabilities. The plan administrator is required to give affected parties 60 days’ notice of its intent to terminate, following which the plan administrator must deliver certain specified additional information to the PBGC and to plan participants. If the PBGC does not send the plan administrator a notice of noncompliance within 60 days after receiving such information (or any longer period agreed to by the PBGC and the employer), the plan may be terminated. The date of termination will be the date identified as such in the notice of intent to terminate. A plan administrator effecting a standard termination must provide for the payment to plan participants of all accrued benefits. Typically, an employer will use the assets of the plan to purchase annuities providing such benefits from an insurance company.

A standard termination of the Cash Balance Plan would satisfy all of the obligations of LFG and its controlled group members with respect to the Cash Balance Plan and would eliminate all of PBGC’s claims with respect to the Cash Balance Plan. However, there can be no assurance that the Bankruptcy Court will approve a request to provide additional funding to the Cash Balance Plan or that such request shall be made, which is currently estimated to require approximately $26.8 million in additional assets to effect a standard termination. In addition, there can be no assurance that applicable governmental agencies charged with oversight of such plan terminations, including the PBGC and the IRS, will approve, if applicable, the termination of such plans, or that LFG will have the ability to obtain funding for accrued benefits on acceptable terms.

On July 10, 2009, LFG filed a motion approving the “Cash Balance Plan Agreements,” comprised of: (a) an Administrative Services Agreement dated July 2, 2009 (the

“Administrative Services Agreement”) by and between LFG, the Cash Balance Plan and Mercer, (b) an Investment Management Agreement dated July 9, 2009 (the “Investment Management Agreement”) by and between LFG, the Cash Balance Plan, and Mercer Global Investments, Inc. (“MGI”); and (c) a Fiduciary Agreement dated July 10, 2009 (the “Fiduciary Agreement”) by and between LFG and Fiduciary Counselors Inc. (“FCI”).

Pursuant to the Administrative Services Agreement, Mercer will provide certain administrative services to the Cash Balance Plan, including, but not limited to, processing claims and payments under the Cash Balance Plan, creating and managing a Cash Balance Plan participant database, and establishing a call center to support participant needs. Pursuant to the Investment Management Agreement, MGI will provide the Cash Balance Plan with certain investment management services, such as providing written reviews of investment performance; purchasing, selling, or otherwise dealing with any securities held by the Cash Balance Plan; and maintaining the assets in the Cash Balance Plan that are invested in short-term income-producing instruments for such periods of time as shall be deemed reasonable and prudent. Finally, pursuant to the terms of the Fiduciary Agreement, FCI will become the named fiduciary under the Cash Balance Plan and will monitor the performance of other fiduciaries and service providers of the Cash Balance Plan, including entities providing trustee, investment management, administrative, and other services (including Mercer and MGI), and taking necessary or appropriate action to instruct, direct, replace or appoint fiduciaries and service providers to the Cash Balance Plan for the proper administration of the Cash Balance Plan and payment of benefits during the continuation of the Cash Balance Plan. On July 22, 2009, the Bankruptcy Court entered an order (Docket No. 1765) approving the Cash Balance Plan Agreements.

4.	Distress Termination of Plan.

If a standard termination of the Cash Balance Plan is not feasible, the Plan Administrator may initiate a “distress termination” of the Cash Balance Plan. An underfunded pension plan may be subject to distress termination by the plan administrator under ERISA §4041(c). An underfunded plan may also be subject to involuntary termination by the PBGC under ERISA §4042.

In order for the plan to qualify for a distress termination under ERISA §4041(c), the plan administrator must demonstrate to the PBGC that each plan sponsor and all members of the controlled group satisfy one of the following financial distress tests:

(1)	the sponsor is liquidating in a bankruptcy proceeding;
(2)	the sponsor is reorganizing in bankruptcy and the bankruptcy court has determined that the reorganization cannot succeed unless the pension plan is terminated;
(3)	the sponsor will be unable to pay its debts when they become due unless the pension plan is terminated; or
(4)	pension costs have become unreasonably burdensome as a result of a declining workforce.

                                 There is no assurance that the Cash Balance Plan will qualify for a distress termination.

5.	Valuation of PBGC Claims.
(a)	Claims for unfunded benefit liabilities.

A distress or involuntary termination results in an unfunded benefit liability and gives rise to liability to the PBGC for the amount by which the plan is underfunded. The PBGC has issued regulations governing the calculation of the amount of unfunded benefit liability in the event of a distress or involuntary pension plan termination. These regulations specify the interest rate and other actuarial assumptions for determining the present value of future benefits under terminated plans. In the event a distress or involuntary termination of the Cash Balance Plan occurs, the Debtors will seek Bankruptcy Court approval to reduce any unfunded benefit liability of the Cash Balance Plan. There is no assurance that the Bankruptcy Court will apply the “prudent investor interest rate” in valuing the PBGC’s unfunded benefit liability claim.

(b)	Termination Premiums.

In addition to claims for underfunding amounts, a distress or involuntary termination may result in liability to the PBGC for termination premiums. The PBGC regulations provide that controlled group members are jointly and severally liable for “termination premiums.”

The PBGC has claims for termination premiums when a plan terminates with a funding deficiency. In this instance, termination premium claims are not subject to discharge in the bankruptcy cases. Controlled group non-debtor members are likewise jointly and severally obligated for the termination premiums.

The number of participants is measured as of the date of plan termination. Accordingly, if a distress termination or involuntary terminated occurred and there were 7,000 participants on the date of plan termination as determined by the court, termination premiums would equal approximately $8.75 million per year ($1,250 multiplied by 7,000 per year) for three (3) years.

(h)	Performance Incentive Program.

On May 21, 2009, LFG filed a motion (Docket No. 1483) for an order approving the Performance Incentive Plan (the “PIP”) designed to maximize assets available for distribution to creditors by providing incentives to 17 key employees (collectively, the “Key Employees”), to assist the Debtors with the completion of specific tasks critical to these Chapter 11 Cases. Such tasks include overseeing the consummation of sales of LFG’s subsidiaries, assisting in the completion of an orderly wind-down of LFG’s subsidiaries, ensuring compliance with the Transition Services Agreement, overseeing the rejection of real estate leases and related assets and leased equipment, transitioning the Company to a new operational platform for the purposes of the Company’s operations after June 30, 2009, assisting with the preparation of the Plan and Disclosure Statement, completing the preparation of tax returns for the Company, assisting in the reconciliation of claims asserted against the Debtors, and transferring LFG records to a third party provider in compliance with document retention requests.

Pursuant to the PIP, the Key Employees are eligible to receive bonuses based on a percentage of their salary, if certain performance objectives are met by specified deadlines. The CRO of LFG may, in his sole discretion, (a) amend the performance objectives, (b) pay a bonus award or a pro rata portion of such award based on material performance of performance objections, and (c) upon the departure of a Key Employee, reallocate unpaid bonus awards to another employee of the Company. On June 22, 2009, the Bankruptcy Court entered an order (Docket No. 1639) approving the PIP.

4.2	Sale of LFG’s and Other Debtors’ Assets.

Since the sale of the Underwriters, LFG has been evaluating the Company’s remaining businesses to determine the manner in which to best maximize value, including through one or more sales of the Company’s remaining businesses and/or the prompt and orderly wind-down and liquidation of such businesses. As of the Initial Petition Date, LFG either owned as direct subsidiaries or held an interest in 29 legal entities. In addition, it either owned indirectly or held an interest in indirectly approximately 228 active and inactive legal entities. During the course of these Chapter 11 Cases, LFG, together with Zolfo and the assistance of WF&G attorneys, marketed, negotiated and pursued approximately 53 different transactions and, where necessary, sought and obtained Bankruptcy Court approval of such transactions. Certain of those transactions are described below.

(a)	Sale of LFG’s Stock in LVC.

With LVC’s profitability declining after the commencement of these Chapter 11 Cases, in an effort to maximize value for the LFG estate, LFG decided to pursue a sale of its 100% interest in LVC (the “LVC Sale”). Beginning in December 2008, LFG, with the assistance of Zolfo, conducted a focused sale process, contacting approximately nine potential strategic and financial suitors that it believed would be most interested and capable of pursuing a transaction. One of the parties contacted was one of LVC’s then current Officers, William Britain, who expressed an interest in continuing to run the business together with LVC’s six client managers under the business name “Global Valuation, LLC” (“GVL”). LFG and Zolfo provided the potential purchasers with extensive due diligence materials regarding LVC. LFG and Zolfo’s marketing efforts led to negotiation of that certain stock purchase agreement, dated February 27, 2009, by and between LFG and GVL (the “GVL Agreement”).

Given the significant marketing process conducted prior to the execution of the GVL Agreement, LFG, in consultation with Zolfo, determined that selling its stock in LVC through a sale subject to better and higher offers, but without a formal auction, was the best way to maximize value and achieve certainty with respect to the sale of LFG’s stock in LVC. On February 27, 2009, LFG filed a motion (Docket No. 1031) with the Bankruptcy Court seeking approval of the terms of the proposed sale to GVL.

On March 16, 2009, LFG received an offer from BB Valuation, Inc. (“BBV”) that exceeded both the cash and other consideration provided for in the GVL Agreement and otherwise was identical to the terms offered by GVL. As a result, LFG determined it was appropriate to conduct an auction between GVL and BBV, and so informed both parties. GVL, however, informed LFG that it was not willing to increase its purchase price and therefore, LFG determined it was not necessary to conduct an auction. By order dated March 20, 2009, the Bankruptcy Court approved the LVC Sale to BBV (Docket No. 1140). The LVC Sale closed on April 1, 2009, resulting in a purchase price of approximately $825,000, of which $675,000 of the consideration was in the form of a note that remains outstanding.

(b)	Sale of LAC’s Assets.

As a result of LFG’s filing for chapter 11 relief, the sale of the Underwriters, and the condition of the commercial real estate market, LAC’s business had been significantly and negatively affected. In an effort to maximize value, LAC determined it was appropriate to sell all or substantially all of its principal assets (the “LAC Sale”) and to commence a chapter 11 case in order to effectuate the LAC Sale and provide for a fair and equitable distribution of its estate to its stakeholders. Upon reaching such decision, LFG and Zolfo identified and marketed LAC’s assets to approximately six potential strategic buyers that they believed would be most interested and capable of pursing a transaction. Further, LFG and Zolfo provided such potential purchasers with extensive due diligence materials regarding LAC’s assets. LFG and Zolfo’s marketing efforts led to negotiation of that certain asset purchase agreement dated March 6, 2009 (the “LAC Agreement”), by and between LAC and Partner Assessment Corporation d/b/a Partner Engineering and Science.

On March 6, 2009, LAC filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code and a motion requesting approval of the LAC Agreement (Docket Nos. 1 and 8). By order dated March 25, 2009, the Bankruptcy Court approved the LAC Sale (Docket No. 27). The LAC Sale closed on March 26, 2009, resulting in a sale price of approximately $2 million before transaction costs for LAC’s estate.

(c)	Sale of LFG’s Stock in LoanCare.

Shortly after the chapter 11 filing of LFG, several rating agencies downgraded LoanCare’s residential primary servicer ratings, causing some of LoanCare’s clients to threaten to decrease or altogether halt the amount of new business they placed with LoanCare. In an effort to maximize value for the LFG estate, LFG decided to pursue a sale of its 100% interest in LoanCare (the “LoanCare Sale”). LFG, in consultation with Zolfo, determined that selling LFG’s stock in LoanCare through a formal auction process was the best way to maximize value with respect to the sale of LoanCare. LFG and Zolfo identified and marketed LFG’s stock in LoanCare to approximately sixty-five potential strategic and financial suitors that they believed may be interested and capable of pursuing a transaction. After extensive negotiations with multiple interested parties, LFG and Zolfo determined that Alpine Equity, L.P. (“Alpine”) was the best available “stalking horse” bidder for LoanCare, based on purchase price and its willingness to enter into a non-contingent sale agreement. On March 13, 2009, LFG and Alpine entered into that certain stock purchase agreement to sell LFG’s stock in LoanCare.

On March 20, 2009, LFG filed a motion for entry of orders establishing certain procedures regarding the auction and sale of LFG’s stock in LoanCare and approving the

LoanCare Sale itself. By order dated April 21, 2009, the Bankruptcy Court approved the bidding procedures (the “LC Bidding Procedures”) (Docket No. 1295). Pursuant to the LC Bidding Procedures, bids were due on or before May 8, 2009. In addition to Alpine, Qualified Bids (as such term is defined in the LC Bidding Procedures) were received from: (i) FNF; (ii) Portfolio Recovery Associates, Inc.; and (iii) Titanium Holdings, Inc.

After an auction on May 12, 2009, LFG after consultation with Zolfo, selected the bid submitted by FNF in an amount of $16.3 million as the successful bid, and the sale to FNF was approved by the Bankruptcy Court on May 21, 2009. The LoanCare Sale closed on June 3, 2009, resulting in approximately $16.3 million purchase price LFG’s estate.

(d)	Sale of LFG’s Stock in Home Warranty.

Relationships with business partners, vendors, clients, and employees were adversely affected by speculation regarding Home Warranty’s continued viability in light of LFG’s bankruptcy filing. In an effort to maximize value for the LFG estate, LFG decided to pursue a sale of its 100% interest in Home Warranty (the “Home Warranty Sale”). LFG, in consultation with Zolfo, determined that selling LFG’s stock in Home Warranty through a formal auction process was the best way to maximize value with respect to Home Warranty. After extensive negotiations with multiple interested parties, LFG and Zolfo determined that Buyers Protection Group, Inc. (“BPG”) was the best available “stalking horse” bidder for Home Warranty, based on purchase price. On April 8, 2009, LFG and BPG entered into that certain stock purchase agreement to sell LFG’s stock in Home Warranty.

On April 8, 2009, LFG filed a motion for entry of orders establishing certain procedures regarding the auction and sale of LFG’s stock in Home Warranty (Docket No. 1221). By order dated April 16, 2009, the Bankruptcy Court entered an order approving bidding procedures for the auction (the “HW Bidding Procedures”) (Docket No. 1295). In addition to the bid of BPG, one additional qualified bid was received from FNF.

LFG conducted an auction on May 11, 2009, which was continued until May 12, 2009. After consultation with the advisors of the LFG Creditors Committee, BPG’s bid, in the amount of $12.2 million, was selected as the successful bid, and FNF’s bid, in the amount of $12.6 million, was selected as the back-up bid.25 By order dated May 21, 2009, the Bankruptcy Court approved the Home Warranty Sale to the BPG. The Home Warranty Sale is scheduled to close in September 2009, subject to regulatory approval. The purchase price is subject to adjustment for working capital and transaction costs.

(e)	Sale of LFG’s Stock in RealEC Technologies, Inc.

Based in Santa Ana, California, RealEC Technologies, Inc. (“RealEC”) is a joint venture between LFG (as 22.05% owner), Stewart (as 22.05% owner) and LPS Asset

_________________________

[25]

The back-up bid necessitated by the payment of a break-up fee and expense reimbursement to the “stalking horse” bidder. Accordingly, while the gross amount of such bid is higher, the net amount is lower than the winning bid.

Management Solutions, Inc. (“LPS”) (as 55.9% owner). In an effort to maximize value for LFG’s estate, LFG determined it was appropriate to sell its approximately 22% ownership interest in RealEC (the “RealEC Sale”). Beginning in January 2009, LFG began working with Zolfo to conduct a focused sale process for its interest in RealEC. Approximately thirteen potential strategic suitors were contacted, including Stewart and LPS, LFG’s two joint venture partners in RealEC. Such potential purchasers were provided with extensive due diligence materials. Thereafter, marketing efforts led to negotiation of that certain stock purchase agreement dated June 12, 2009 (the “LPS Agreement”), by and between LAC and LPS. On June 19, 2009, LFG filed a motion requesting approval of the terms of the RealEC Agreement, subject to higher and better offers (Docket No. 1634).

On July 14, 2009, LFG received an offer from Old Republic that exceeded the cash consideration provided for in the LPS Agreement. Accordingly, on July 21, 2009, LFG conducted a telephonic auction in which LPS and Old Republic participated. After the auction, LFG determined that the bid submitted by LPS was the highest and best offer and the bid most likely to maximize the value of distributable proceeds to LFG’s stakeholders. On July 21, 2009, LFG and LPS entered into an amended and restated stock purchase agreement.

By order dated July 24, 2009, the Bankruptcy Court approved the RealEC Sale to LPS (Docket No. 1769) for a purchase price of $2.6 million. The RealEC Sale closed the following day.

(f)	Sale of LandAm Credit’s Assets.

LandAm Credit’s revenue decreased from $29 million in 2007 to $15 million in 2008 as a result of the general deterioration of the real estate market and the effect of the “sub-prime crisis” on sub-prime brokers, which comprise a large percentage of LandAm Credit’s customers. In an effort to maximize value, LandAm Credit determined it was appropriate to sell all or substantially all of its principal assets (the “LandAm Credit Sale”) and to commence a Chapter 11 Case in order to effectuate the LandAm Credit Sale and provide for a fair and equitable distribution of its estate to its stakeholders. The Debtors contacted approximately fifty potential strategic and financial suitors that might be interested and capable of pursuing a transaction. Potential purchasers were provided with extensive due diligence materials regarding LandAm Credit’s assets. Marketing efforts led to negotiation of that certain asset purchase agreement dated July 17, 2009 (the “LandAm Credit Agreement”), by and between LandAm Credit and LAMAT, LLC (“LAMAT”).

On July 17, 2009, LandAm Credit filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code, and a motion requesting approval of the terms of the LandAm Credit Agreement (Docket Nos. 1 and 6). By order dated August 3, 2009, the Bankruptcy Court approved the LandAm Credit Agreement (Docket No. 27). The LandAm Credit Sale closed on August 12, 2009, and the purchase price was approximately $3.5 million before any working capital adjustment or transaction expenses.

(g)	Sale of DataTrace.

Based in Santa Ana, California, DataTrace, a joint venture between LandAm Commercial and First American, provides a title information delivery system which enables title insurance companies, title agencies, and independent title abstractors nationwide to connect to regional title databases and access them using a standard software interface. In an effort to maximize value for LFG’s estate, LandAm Commercial determined it was appropriate to sell its 20% ownership interest in DataTrace I and DataTrace II. After reviewing the Joint Venture agreements including the rights held by the majority interest holder and providing information to twelve potential buyers, it was determined that a sale to its joint venture partner First American was the best means of maximizing value for the estate.

On August 11, 2009, LandAm Commercial sold all of its membership interests in DataTrace, which was comprised of a 20% ownership interest in each of DataTrace I and DataTrace II, to Smart Title Solutions, LLC and First American Real Estate Solutions II, LLC. In connection with the sale, LandAm Commercial received $15 million. Upon closing of the sale, LandAm Commercial ceased being an operating business and is now a holding company.

(h)	Sale of Tax and Flood Division of OneStop.

OneStop, a wholly-owned subsidiary of LFG that is part of LFG’s lender services business segment, is comprised of the following operating divisions: Origination Services, Tax and Flood Services, Default Services, and MSTD. OneStop’s Tax Services business provides real estate tax services for residential and commercial loans through a “menu-oriented” approach. Customers define the service that best fits their needs, from standard tax services to full outsourcing. OneStop’s Flood Services business provides flood zone determination reports, certifications, and Life-of-Loan services to lenders nationwide. Flood Services offers its customers a choice in levels of service, from simple delivery of flood zone determinations to complete portfolio tracking.

On September 3, 2009, OneStop entered into an agreement with T&F Acquisition Group, LLC, for the sale of its Tax and Flood Services division. The transaction is expected to close by September 30, 2009. In connection with this sale, OneStop expects to receive a purchase price of approximately $6 million prior to any working capital adjustment or transaction costs.

(i)	Sale of Origination, Default and MSTD (BackInTheBlack®) Divisions of OneStop.
(j)	Estimated Proceeds

As of September 1, 2009, LFG is pursuing the sale of three (3) subsidiaries or their assets and the interest it holds in a fourth legal entity. The projected purchase prices from the sale of these subsidiaries, interests and/or their assets range from a cumulative total of $6.2 million to $58.3 million (with approximately $40 million attributable to a potential sale of Centennial). In addition, LFG expects to recover between $14.5 million and $15.7 million upon the pending closing of the Home Warranty Sale and resolving outstanding net working capital adjustments on the sale of LandAm Credit (inclusive of consideration already received in connection with the sale of LandAm Credit on August 12, 2009).

In addition, LFG has ownership interests in nine (9) real estate investment funds and various outstanding notes receivables (the “Notes”). The estimated recovery from the sale of the interests in the real estate investment funds ranges from $420,000 to $3.2 million. With respect to the Notes with open balances as of June 1, 2009, LFG estimates a recovery range between $2 million and $4 million on a total balance of $17.2 million.

LFG estimates that the total recovery in connection with all unsold assets expected to be monetized is approximately $[___].

4.3	The Wind-down of LFG and the Other Debtors’ Assets.
(a)	Procedures for the Rejection of Unexpired Leases.

Prior to the Initial Petition Date, the Debtors had approximately [100] Leases and over [5,800] Contracts. Since the commencement of these Chapter 11 Cases, the Debtors have taken steps to wind down their businesses. While winding down their business operations, the Debtors identified certain unexpired nonresidential real property leases (the “Leases”) and executory contracts (the “Contracts”) that are no longer needed by the estates. Therefore, on March 9, 2009, LFG filed omnibus lease rejection motions seeking to reject certain burdensome Leases and Contracts, which were granted by the Bankruptcy Court (Docket Nos. 1078 and 1142). Further, as noted above, the Debtors intend to maximize the value of their estates through the sale of certain assets and/or their subsidiaries. To ensure that the estates’ assets were maximized, the Debtors anticipated that they would seek to reject certain unfavorable Leases and Contracts which were not expected to be part of any sale and posed an administrative burden to the estates. On April 22, 2009, the Debtors requested that the Bankruptcy Court enter an order establishing procedures by which the Debtors could further reject Leases and Contracts on an expedited basis (Docket No. 1309).

On May 13, 2009, the Bankruptcy Court entered an order (Docket No. 1382) establishing procedures for the rejection of unexpired Leases and Contracts. Pursuant to the above referenced orders and the Court approved rejection procedures, the Debtors have rejected over fifty-five (55) Leases and Contracts, thus relieving themselves of significant postpetition obligations.

(b)	Extensions of Time to Assume or Reject Leases of Nonresidential Real Property.

As of the Initial Petition Date, the Debtors were party to in excess of one hundred Leases. Since the Initial Petition Date, the Debtors focused their efforts on, among other things, disposing of these Leases.

Section 365(d)(4) of the Bankruptcy Code provides that any unexpired lease of nonresidential real property for which the debtor is a tenant shall be deemed rejected on the date that is 120 days after the petition date, unless such deadline is extended for cause. On March 20, 2009, the Bankruptcy Court entered an order (Docket No. 1141) extending the time for the Initial

Debtors to assume or reject all of their Leases by 90 days, through and including June 24, 2009. On June 23, 2009, the Bankruptcy Court entered an order (Docket No. 1647) extending the time for LAC to assume or reject all of its Leases by 90 days, through and including October 5, 2009, for LandAm Title by 90 days through and including October 27, 2009, and for the Southland Entities by 90 days through and including October 27, 2009. LandAm Credit currently has until November 14, 2009, to assume or reject all of its Leases. On June 23, 2009, LFG and Capital One Services, Inc. entered into a stipulation and agreed order, whereby the period of time to assume or reject the prepetition nonresidential real property lease for the Debtors’ corporate headquarters was extended until October 31, 2009 (Docket No. 1651).

(c)	Procedures for Settling Certain Prepetition and Postpetition Claims.

On May 4, 2009 the Debtors filed a motion seeking authority to establish procedures (the “Settlement Procedures”) to settle objection to certain prepetition and postpetition claims (Docket No. 1355). Pursuant to the Settlement Procedures, if the (a) amount mutually proposed by the Debtors and the claimant to resolve a disputed claim, or (b) the difference between the Debtors’ estimate of the allowed claim as listed in the Schedules of Assets and Liabilities or the Debtors’ books and records compared to the claimant’s estimate of the allowed claim as asserted in the claimant’s proof of claim or other demand on the Debtors is less than $500,000, then the settlement is deemed approved by the Bankruptcy Court upon written notice of the settlement to certain notice parties if no objection is received within 5 days. On May 21, 2009, the Bankruptcy Court entered an order approving such Settlement Procedures (Docket No. 1482) (the “Settlement Procedures Order”). Post-Effective Date of the Plan, procedures for resolving prepetition and postpetition claims will be governed by the Plan and the associated Trust Agreements.

1.	Lease and Contract Related Settlements.

During the Chapter 11 Cases, the Debtors have mitigated prepetition and postpetition claims of certain landlords and counterparties to Contracts by entering into consensual termination agreements. During these Chapter 11 Cases, the Debtors have entered into lease termination agreements with Bascom Sub, LLC and Bascom I, LLC, Commercial Realty and Resources Corp., Wells Fargo Bank, NA, and Wachovia Financial Services, Inc. (“Wachovia Financial”) in each case to terminate its leases covering certain real or personal property. With respect to its termination agreement with Wachovia Financial, LFG leased certain office furniture and equipment from Wachovia Financial for use at LFG’s corporate headquarters. Pursuant to the termination agreement with Wachovia Financial, LFG paid Wachovia Financial a settlement payment in the amount of $398,897 in exchange for termination of the equipment lease and a release from all claims (including lease rejection damage claims). Despite termination of the equipment lease, the termination agreement grants LFG the right to continue using the leased property located on the first floor of LFG’s corporate headquarters located at 5600 Cox Road, Glen Allen, Virginia 23060 until, at a minimum, October 31, 2009. LFG also entered into a license termination agreement with South Florida Stadium, LLC, pursuant to which it terminated its use of an executive suite at Dolphin Stadium (n/k/a LandShark Stadium). These termination agreements enabled the Debtors to reduce their administrative expenses and eliminate certain prepetition claims, as well as eliminate certain postpetition rent and other obligations.

4.4	LES Litigation of the Lead Cases.

Within weeks of the Initial Petition Date, the LES Chapter 11 Case was inundated with adversary proceedings brought by Exchange Customers asserting causes of action including breach of contract and fraud, and seeking, among other things, compensatory and punitive damages and injunctive relief. To date, more than one hundred (100) adversary proceedings have been filed seeking, among other things, a determination that the funds held by LES associated with Exchange Agreements are not property of the LES Estate.

(a)	Lead Cases Protocol.

As a method for dealing with the sheer number of adversary proceedings, on January 7, 2009, LES and the LES Creditors Committee filed a Joint Motion for Order Establishing Protocol For Adversary Proceedings (“Protocol Motion”) seeking to establish a mechanism for the efficient administration of the large number of adversary proceedings (Docket No. 574). The Protocol Motion was designed to establish an expedient and cost-effective framework for resolution of the core issue in the adversary proceedings, namely whether the funds held by LES pursuant to the Exchange Agreements are assets of LES’ Estate without unnecessarily draining estate assets.

On January 16, 2009, the Court entered its Order Establishing Scheduling Protocol for Adversary Proceedings (the “Protocol Order”) (Docket No. 689). The Protocol Order provided that five adversary proceedings would proceed on an expedited, test-case basis (the “Lead Cases”), and all other adversary proceedings would be stayed pending resolution of the Lead Case litigation. The Protocol Order identified four of the Lead Cases: HealthCare REIT, Inc. v. LandAmerica 1031 Exchange Services, Inc., Adv. Proc. No. 08-03149, Millard Refrigerated Services, Inc. v. LandAmerica 1031 Exchange Services, Inc., Adv. Proc. No. 08-03147, Frontier Pepper’s Ferry LLC v. LandAmerica Exchange Services, Inc., Adv. Proc. No. 08-03148, and Howard Finkelstein v. LandAmerica 1031 Exchange Services, Inc., Adv. Proc. No. 08-03171. The Fifth Lead Case, Matthew B. Luxenberg v. v. LandAmerica 1031 Exchange Services, Inc., Adv. Proc. No. 09-03023, was later selected by Stipulation of the parties and the Ad Hoc Committee (Docket No. 808). The Lead Cases were selected because they provided a representative sampling of the different types of adversary proceedings that arose out of the Exchange Agreements.

The Lead Cases differed based on variations in contract language and the form of consideration received by LES pursuant to the Exchange Agreements. The Lead Case Plaintiffs had entered into Exchange Agreements with LES to undertake like-kind exchange transactions pursuant to Section 1031 of the Tax Code. The Exchange Agreements governed the transactions, including among other things, the manner in which Exchange Funds were held. Millard was party to a Segregated Exchange Agreement whereby Exchange Funds were deposited into separate bank sub-accounts associated with Millard’s name and taxpayer identification number (the “Segregated Lead Cases”). While HCN was also party to a Segregated Exchange Agreement, contemporaneous to the execution of the Segregated Exchange Agreement, LES executed escrow agreements providing that the relevant Exchange Funds were to be deposited in an escrow account maintained by an escrow agent (the “Escrow Cases”).26

Further, the Exchange Funds transferred by Lead Case Plaintiffs Frontier, Finkelstein, and Luxenberg were deposited in or transferred to an operating account maintained by LES in its own name at SunTrust Bank, which was also used by LES for the transactions of other exchange customers and for the daily operation of its business (the “Commingled Lead Cases”).

While all of the Commingled Exchange Agreements provide for the transfer of funds to a SunTrust Bank account, the overwhelming majority of the Commingled Exchange Agreements involved in the adversary proceedings take two forms. The first form generally involves the wire transfer of Exchange Funds to an account at SunTrust Bank, and the relevant Exchange Agreement provides that “Taxpayer will receive interest on the Exchange Funds at . . . [accrual of interest at a certain rate] from the first business day following LES’ receipt of funds via wire transfer to the LES account in Richmond, Virginia that it maintains at SunTrust Bank for the purposes of collecting taxpayers’ exchange funds . . . .” (the “Commingled Type A Cases”). Luxenberg is representative of the Commingled Type A Cases.

The second form generally involves the deposit by LES of Exchange Funds into an account at SunTrust Bank, and the relevant Exchange Agreement provides that “LES will deposit the Exchange Funds in an account maintained at SunTrust Bank in Richmond, Virginia and guarantee Taxpayer will receive interest on the Exchange Funds . . . [accrual of interest at a certain rate] from the first business day following LES’ receipt of funds via wire transfer at Richmond, Virginia, or from three days after receipt in Richmond, Virginia if sent by check to the day of withdrawal.” (the “Commingled Type B Cases”). Frontier is representative of the Commingled Type B Cases.

Certain other Exchange Agreements fell within the Commingled Type B Cases with respect to the “Investment of Exchange Funds,” except that, in addition to cash, consideration for the relinquished property transaction also included a note secured by a mortgage against the property relinquished pursuant to the transaction (a “Note”). For example, in connection with Lead Case Plaintiff Finkelstein’s transaction, LES holds a separate Note in the amount of $2.1 million, which became due on January 30, 2009, in addition to cash consideration. There are eight customers whose transactions included Notes or similar debt instruments, representing an aggregate principal amount of approximately $11.2 million. As the existence of a Note potentially distinguishes those adversary proceedings from the cash-only Commingled Type B Cases, a fifth Lead Case was established (the “Note Lead Cases”).

_________________________

[26]

On February 23, 2009, the Bankruptcy Court approved a settlement agreement between HCN, LES, the LES Creditors Committee, and the LFG Creditors Committee regarding two Exchange Agreements entered into between HCN and LES (HCN Docket No. 40). In addition to settling HCN’s case, the Bankruptcy Court approved a settlement agreement between RP One-DDD, LLC, LES, and the Creditors Committees. Therefore only two Escrow Cases remain. LES is currently negotiating with the plaintiffs in the two remaining Escrow Cases in an effort to consensually resolve such litigation.

(b)	Phase I - Express and Resulting Trust.

Immediately upon entry of the Protocol Order, the parties to the Lead Cases began an intensive expedited discovery process. During the six week discovery period, the parties exchanged over one hundred thousand (100,000) pages of documents, and took over twenty depositions, including depositions of three expert witnesses.

On February 10, 2009, the Court entered an Order Granting Joint Motion of Frontier Pepper’s Ferry LLC and Howard Finkelstein to Bifurcate Trials (the “Bifurcation Order”) (Docket No. 879). The Bifurcation Order limited the initial phase of litigation under the Protocol Order to the following issues: (1) the tracing of the Exchange Funds; (2) contractual interpretation of the Exchange Agreements; (3) the existence of an express trust between LES and the Lead Case Plaintiffs; and (4) the existence of a resulting trust between LES and the Lead Case Plaintiffs. Thus, the Bifurcation Order limited the initial liability phase (“Phase I”) to issues related to the ownership of all funds and/or other property.

(c)	Summary Judgment.

Millard filed a Motion for Partial Summary Judgment on March 3, 2009 (Docket No. 44). In its motion, Millard asserted, inter alia, that the Exchange Funds associated with its 1031 exchange were held in an express or resulting trust and not property of LES’ estate. Specifically, Millard argued that the exchange agreements’ requirement that the funds be maintained in segregated accounts, among other things, demonstrated the parties’ intent to create a trust. Alternatively, Millard argued that their exchange funds were held for its “benefit” pursuant to section 541(b)(1) of the Bankruptcy Code and/or that LES held the funds in a bailment.

The Creditors Committees filed cross motions for partial summary judgment on March 3, 2009 (Docket Nos. 40 and 44), and LES filed a Joinder to the Motion for Partial Summary Judgment of the LES Creditors Committee on March 6, 2009 (Docket No. 48). The Creditors Committees’ motions asserted, inter alia, that Millard had failed to establish the elements of an express or resulting trust. To establish that an express trust, one must show that the parties to the alleged trust had an affirmative intention to create a trust. Such intent includes the intent for the trustee to have fiduciary duties to the beneficiary and for the beneficiary to maintain equitable ownership over the trust res. A resulting trust, like an express trust, also requires an intent to create a trust; however, the intent may be inferred from the circumstances surrounding the transaction. In the case of the Segregated Exchangers, LES and the Creditors Committees alleged that based on the plain reading of the Exchange Agreement, Millard (and the other Segregated Exchangers) are unable to establish that LES and Millard (or any other Segregated Exchanger) intended to create a trust relationship. The Creditors Committees also argued that the parties did not create a bailment and that Millards’s Exchange Funds likewise could not be excluded from LES’ estate pursuant to section 541(b)(1) of the Bankruptcy Code.

The Bankruptcy Court heard oral argument on the parties’ cross motions for partial summary judgment on April 7, 2009. On April 15, 2009, the Bankruptcy Court issued an Order (the “Millard Summary Judgment Order”) (Docket No. 77) and Memorandum Opinion (Docket No. 76) holding that Millard’s Exchange Funds constitute property of LES’ estate, denying Millard’s Motion for Partial Summary Judgment and dismissing Millard’s claims for (i) declaratory judgment under section 541 of the Bankruptcy Code that LES holds the Exchange Funds in trust for Millard; and (ii) an order under section 105 of the Bankruptcy Code enjoining LES from expending, transferring, commingling, adding to, or modifying the Exchange Funds and further directing LES to turn over the Exchange Funds to Millard.

On March 16, 2009, Frontier, Finkelstein, and Luxenberg filed Motions for Partial Summary Judgment. In their summary judgment motions, Frontier, Finkelstein, and Luxenberg likewise asserted that the Exchange Funds (and, in the case of Finkelstein, the Note) associated with their 1031 exchanges were held in express or resulting trusts and therefore not property of LES’s estate. Luxenberg argued in the alternative that the funds associated with its exchange were held in escrow and/or that they should be excluded from LES’s estate pursuant to federal common law.

LES and the Creditors Committees filed cross motions for partial summary judgment in each of the Commingled Lead Cases. Each of LES’ and the Creditors Committees’ partial summary judgment motions asserted that Frontier, Finkelstein, and Luxenberg had failed to establish the elements of an express or resulting trust. Again, to establish an express trust, the parties must establish an express or implied intention to create a trust. In the case of Frontier, Finkelstein, and Luxenberg (and the remaining Commingled Exchangers), LES and the Creditors Committees argued that the plaintiffs were not able to establish that the parties intended to create a trust relationship. LES and the Creditors Committees also argued that LES did not hold the funds associated with Luxenberg’s exchange in an escrow and that those funds could not be excluded from LES’ estate pursuant to federal common law. Furthermore, as a result of the extensive commingling of funds, the Commingled Exchangers were unable to trace their specific funds.

The Bankruptcy Court heard oral argument on the parties’ cross motions for partial summary judgment on April 16, 2009. On May 7, 2009, the Bankruptcy Court denied Frontier’s, Finkelstein’s, and Luxenberg’s Motions for Partial Summary Judgment and granted the motions of LES and the Creditors Committees to the extent that they sought “a determination that the Exchange Funds are not held by LES pursuant to a resulting trust or an express trust for the benefit of Plaintiff,” and, therefore, held that Frontier’s, Finkelstein’s and Luxenberg’s Exchange Funds and Notes are property of LES’ bankruptcy estate under section 541 of the Bankruptcy Code (Docket No. __). The Bankruptcy Court likewise rejected the parties’ alternative arguments for excluding the funds from LES’s estate. Consistent with the Protocol and Bifurcation Orders, the Bankruptcy Court reserved ruling on whether the funds are held subject to a constructive trust, addressing only whether the Commingled Exchange Funds held by LES were property of its bankruptcy estate or excluded from the estate on the basis that they are held subject to an express or resulting trust.

(d)	Phase II - Inter-Estate Litigation and Mediation.

On April 24, 2009, LES and LFG filed a motion (Docket No. 1320) seeking to establish a litigation protocol to resolve certain inter-estate issues (“Inter-Estate Protocol

Motion”) in an expedited fashion with limited discovery.27 The substantive provisions of the Inter-Estate Protocol Motion were negotiated by and among, LES, LFG and the Creditors Committees, and in consultation with counsel to the various Lead Case Plaintiffs. On May 4, 2009,28 the Commingled Exchanger Committee filed an objection to the Inter-Estate Protocol Motion on the grounds that the motion sought to exclude them from participating in the resolution of the inter-estate issues and that the resolution of the inter-estate issues is not necessarily a predicate to confirming a plan in LES’ bankruptcy case. As a result of further discussions between and among LES, LFG, the Creditors Committees, and the U.S.Trustee, on May 8, 2009, LES and LFG submitted a revised protocol (the “Mediation Protocol”) providing for a two-step mediation of the inter-estate issues on the one hand (the “Inter-Estate Mediation”) and issues relating to a compromise plan of liquidation involving a global resolution of, among other things, the pending Lead Cases (the “LES Mediation”) on the other hand.

The first step of the Mediation Protocol was designed to address the validity, priority, characterization or allowance of certain inter-estate transfers and, to the extent that such transfers are Claims, the extent to which such Claims should be avoided under chapter 5 of the Bankruptcy Code as well as the estates’ allocable share of liabilities associated with the Claims asserted by the IRS and PBGC. Among other things, the LES Creditors Committee asserted that the funds transferred from LFG to LES were an equity contribution and, therefore any claim arising from the transfer should not be repaid until after all LES general unsecured creditors have recovered their Allowed Claims in full. The LFG Creditors Committee asserted that the funds transferred from LFG to LES were a loan and, therefore, LFG should recover on account its claim on a pro rata basis with other LES general unsecured creditors, including the Exchange Customers.

LFG, LES and the Creditors Committees believed that the resolution of these inter-estate disputes would have a material impact on the recoveries of LFG’s and LES’ creditors and thus, needed to be addressed before a chapter 11 plan was filed. Counsel and representatives for LES, LFG, and each of the Creditors Committees participated in the two-day Inter-Estate Mediation. At the conclusion of the Inter-Estate Mediation, on July 3, 2009, the Creditors Committees reached a negotiated resolution for the treatment of the various inter-estate disputes, including LFG’s advance of approximately $65 million to LES to enable LES to honor certain of its customers’ exchange transactions. The resolution of the inter-estate disputes was memorialized in a term sheet signed by representatives of each of the Creditors Committees and has served as part of the framework for the Plan.

_________________________

[27]

The order approving the bifurcated Mediation Protocol (the “Mediation Order”) was entered on May 21, 2009 (Docket No. 1480). During the [8] weeks following the entry of the Mediation Order, LES, LFG and the Creditors Committees exchanged more than [ ] pages of discovery and took [ ] depositions. Had the issues resolved pursuant to the Inter-Estate Mediation and the LES Mediation proceeded through the standard litigation path, there is little doubt that the parties would still be engaging in discovery and litigation, and no proposed plan of liquidation would have yet been filed in the Chapter 11 Cases.

[28]	The Commingled Exchanger Committee initially filed its Objection on May 4, 2009, and filed a substantially similar Amended Objection on May 5, 2009 (Docket Nos. 1344 and 1360, respectively).

If the Inter-Estate Mediation had not been successful, the LES Creditors Committee would have likely sought leave from the Bankruptcy Court for standing to file a complaint seeking to recharacterize and/or subordinate the $65 million claim asserted by LFG against LES. In turn, the LFG Creditors Committee might similarly have sought to bring an action to, among other things, avoid the transfers to LES as a fraudulent transfer. Additionally, significant litigation would have likely occurred to determine whether and which estate’s creditors were entitled to pursue various causes of action related to the ARS or against the common prepetition directors and officers and professionals.

The second step of the Mediation Protocol, the LES Mediation, was designed to serve as Phase II of the Lead Cases litigation by addressing a structure for a plan of liquidation encompassing a global resolution of, among other things, all of the Lead Cases. Such outstanding issues included, among other things, the resolution of whether certain customers were entitled to consequential damages and whether the Exchange Funds were held in constructive trusts. The Mediation Protocol imposed a stay of the Lead Cases to alleviate the litigation expense associated with the Lead Cases litigation and enable the parties to focus on the mediation. Counsel and representatives for LES, LFG, each of the Creditors Committees and each of the Lead Case Plaintiffs participated in the two-day LES Mediation. During the LES Mediation, which concluded on July 14, 2009, the Creditors Committees and Lead Case Plaintiffs agreed to a proposed resolution of many of the outstanding issues that were the subject of the LES Mediation. Together with the resolution of the Inter-Estate Mediation, the proposed resolution that resulted from the LES Mediation has served as the framework for the Plan.

If the LES Mediation had not been successful, it is highly likely that Segregated Exchangers and Commingled Exchangers would be forced to wait a significant period of time to receive any meaningful recovery and that such recoveries would have been further diminished by the administrative expenses associated with the Chapter 11 Cases.

(e)	Settlements with Customers.

In addition to the settlements with HCN and RP One-DDD (“RP One”), during the Chapter 11 Cases, LES and the LES Creditors Committee negotiated settlements and obtained Bankruptcy Court approval of settlement agreements with two customers: IQC Properties, Inc. (“IQC”) and Arboleda Corporation (“Arboleda”). These settlements resulted in over $3 million in value for LES’ estate.

4.5	ARS Litigation.

As discussed in more detail above, since 2002, LES invested a portion of the Exchange Funds in investment grade securities rated A or stronger at the time of the investment, including ARS. Until early 2008, banks pitched ARS to corporations and wealthy individuals as highly-liquid and safe alternatives to cash which satisfied LES’ investment goals with respect to the Exchange Funds to maintain the full liquidity necessary to meet customer claims. Unfortunately, the ARS market froze in 2008 and, despite best efforts, LES has been unable to liquidate the ARS previously purchased at any price near their par value. As a result, among other things, both entities were forced to initiate these Chapter 11 Cases. Further, because of the financial uncertainty surrounding LFG’s bankruptcy and fears about LFG’s subsidiaries’ ongoing viability, customers and vendors ceased doing business with many of the Company’s businesses, essentially forcing sales and the wind-down of the Company’s remaining businesses resulting in the liquidation of the Company’s enterprise.

(a)	Retention of Jenner & Block.

On August 11, 2009, the Debtors filed an application (Docket No. 1843) requesting authority to employ and retain Jenner & Block (“Jenner”) to represent the Debtors in connection with the analysis, investigation and/or pursuit of claims arising from the sale, promotion and distribution of ARS’ to the Debtors (the “ARS Litigation”). On August 27, 2009, the Bankruptcy Court entered an order approving the retention of Jenner (Docket No. 1938).

The Debtors believe that Jenner’s joint representation of the Debtors in the ARS Litigation will not only preserve assets of the estates by minimizing legal fees, but will present a unified case in the ARS Litigation. Although the measure of damages suffered by each Debtor may be different, the acts and omissions of the parties (the “Bank Defendants”) that sold the ARS’ to LES and harmed the Debtors that serve as the basis for the Debtors’ actions are the same.

Accordingly, Jenner’s mandate is to investigate and analyze all potential claims against the Bank Defendants, prepare a report on same (which report will be shared on a confidential basis with the Creditors Committees) and ultimately prosecute all causes of action against the Bank Defendants. Upon consummation of the Plan, the ARS Litigation will be owned and controlled by the LES Trust. For the avoidance of doubt, any proceeds from the ARS Litigation will be distributed in accordance with the Plan.

4.6	Government Investigations.

On November 25, 2008, LFG received an inquiry from the office of the United States Attorney for the Eastern District of Virginia (the “US Attorney”) requesting information concerning the business operated by LES and related operations at the Company. Consequently, on December 5, 2008, LFG received a request from the SEC for similar information. On May 11, 2009, the SEC also subpoenaed certain related documents from LES. The Company has cooperated with these requests and produced responsive documents to both the US Attorney and the SEC. The Company has also previously responded to requests for information from the Oregon Department of Consumer and Business Services.

4.7	Case Administration.
(a)	Exclusivity.

Under the Bankruptcy Code, debtors have the exclusive right to file a plan or plans for an initial period of 120 days from the date on which the debtor filed its bankruptcy petition. If debtors file a plan within this exclusive period, then the debtors have the exclusive right for 180 days from the filing date to solicit acceptances to their plan. During these exclusive periods, no other party in interest may file a competing plan. A court may extend these periods upon request of a party in interest and “for cause.”

LFG’s and LES’ initial exclusive filing period would have expired on March 26, 2009, and LFG’s and LES’ initial exclusive solicitation period would have expired on May 25, 2009. On March 6, 2009, LFG and LES filed a motion (Docket No. 1063) seeking to extend their exclusivity periods for 120 days and, on March 23, 2009, the Bankruptcy Court entered an order (Docket No. 1147) granting LFG and LES an extension of their exclusive filing period through July 24, 2009, and their exclusive solicitation period through September 22 , 2009. On June 8, 2009, LAC filed a motion (Docket No. 1551) seeking to extend its exclusivity periods for 120 days and, on June 22, 2009, the Bankruptcy Court entered an order (Docket No. 1643) granting LAC an extension of its exclusive filing period through November 3, 2009 and its exclusive solicitation period through December 31, 2009. Further, on July 10, 2009, the Debtors filed a motion (Docket No. 1707) seeking to extend the exclusivity periods for LFG, LES, LandAm Title, and the Southland Entities through and including September 15, 2009, and, on July 22, 2009, the Bankruptcy Court entered an order (Docket No. 1766) granting the extension of the exclusive filing period through and including September 15, 2009, and their exclusive solicitation period through and including November 15, 2009. On August 31, 2009, the Debtors filed a motion (Docket No. 1953) seeking to further extend the exclusivity periods for LFG, LES, LandAm Title, and the Southland Entities. On [_____], 2009, the Bankruptcy Court entered an order (Docket No. [____]) granting the extension of their exclusive filing period through and including October 15, 2009 and their exclusive solicitation period through and including December 15, 2009, and granting authority to further extend each exclusive period for additional periods of thirty (30) days with the written consent of the Creditors Committees. LandAm Credit’s initial exclusive filing period is set to expire on November 14, 2009, and LandAm Credit’s initial exclusive solicitation period is set to expire on January 13, 2010.

(b)	Schedules and Establishment of Bar Date.

By orders of the Bankruptcy Court dated November 28, 2008, March 12, 2009, April 8, 2009, and April 9, 2009 (Docket Nos. 38 (LFG), 11 (LES), 19 (LAC), 15 (LandAm Title), 12 and 13 (the Southland Entities); 15 (LandAm Credit)), the Debtors obtained extensions of the time to file their Schedules of Assets and Liabilities and Statements of Financial Affairs (collectively, the “Schedules”). On December 31, 2008, LES filed its Schedules. On February 9, 2009, LFG filed its Schedules. On April 16, 2009, LAC filed its Schedules. On May 11, 2009, LandAm Title and the Southland Entities filed their Schedules. LandAm Credit filed its Schedules on August 28, 2009.

By order of the Bankruptcy Court dated February 27, 2009 (the “LFG/LES Bar Date Order”), and pursuant to Bankruptcy Rule 3003(c)(3), the Bankruptcy Court established April 6, 2009 at 4:00 p.m. (Prevailing Eastern Time) (the “LFG/LES General Bar Date”) as the deadline by which all persons and entities must file proofs of claim against the estates of LFG and LES (Docket No. 1030). The LFG/LES Bar Date Order also established May 26, 2009 as the deadline for all governmental units to file proofs of claim against the estates of LFG and LES (the “LFG/LES Governmental Unit Bar Date”). In accordance with the LFG/LES Bar Date Order, written notice of the LFG/LES General Bar Date and the LFG/LES Governmental Unit Bar Date was mailed to all known claimants.

By order of the Bankruptcy Court dated April 22, 2009 (the “LAC Bar Date Order”), and pursuant to Rule 3003(c)(3) of the Bankruptcy Rules, the Bankruptcy Court established May 18, 2009 at 4:00 p.m. (Prevailing Eastern Time) (the “LAC General Bar Date”), as the deadline by which all persons and entities must file proofs of claim against LAC’s estate (Docket No. 1305). The LAC Bar Date Order also established September 3, 2009 as the deadline for all governmental units to file proofs of claim against LAC’s estate (the “LAC Governmental Unit Bar Date”). In accordance with the LAC Bar Date Order, written notice of the LAC General Bar Date and the LAC Governmental Unit Bar Date was mailed to all known claimants.

By order of the Bankruptcy Court dated June 22, 2009 (the “UTC Bar Date Order”), and pursuant to Rule 3003(c)(3) of the Bankruptcy Rules, the Bankruptcy Court established July 20, 2009 at 4:00 p.m. (Prevailing Eastern Time) (the “UTC General Bar Date”) as the deadline by which all persons and entities must file proofs of claim against the estates of LandAm Title and the Southland Entities (Docket No. 1648). The UTC Bar Date Order also established September 23, 2009 as the deadline for all governmental units to file proofs of claim against the estates of LandAm Title and the Southland Entities (the “UTC Governmental Unit Bar Date”). In accordance with the UTC Bar Date Order, written notice of the UTC General Bar Date and the UTC Governmental Unit Bar Date was mailed to all known claimants.

By motion dated August 10, 2009 (as amended on August 11, 2009) (Docket No. 1842), LandAm Credit requested that the Bankruptcy Court establish September 30, 2009 as the deadline by which all persons and entities must file proofs of claim against its estate, and January 14, 2010 as the deadline for all governmental units to file proofs of claim against its estate (Docket Nos. 1839 and 1842). An order granting LandAm Credit’s Motion was entered by the court on September 2, 2009 (Docket No. 1967).

Pursuant to Rule 3003(c)(2) of the Bankruptcy Rules, any creditor whose applicable claim was not scheduled, or was scheduled as disputed, contingent, or unliquidated, and who failed to file a proof of claim on or before the applicable bar date, will not be treated as a creditor with respect to the Plan or receive a distribution under the Plan.

(c)	Claims.

As of August 1, 2009, approximately 2,600 Claims in excess of $2.2 billion plus unliquidated amounts have been asserted against the Debtors, which is in addition to approximately 280 undisputed Scheduled Claims by the Debtors in the amount of approximately $229 million dollars, including $68.3 million for Intercompany Claims. The Debtors dispute a vast majority of the dollar amount of the Claims asserted against them, and have settled or expunged, or have requested authority to expunge $260 million in Claims. The Debtors have estimated the approximate aggregated allowed amounts of Claims and have set forth such estimates in the table set forth in Article II hereof. THESE ESTIMATES ARE PRELIMINARY AND TENTATIVE GIVEN THE LIMITED REVIEW AND ANALYSIS UNDERTAKEN TO DATE. THESE AMOUNTS REPRESENT ESTIMATES BY THE DEBTORS BASED ON CURRENT INFORMATION ONLY. THE DEBTORS MAKE NO REPRESENTATION AS TO THE EXTENT THESE ESTIMATES ULTIMATELY PROVE ACCURATE IN LIGHT OF ACTUAL CLAIMS AND THE RESOLUTION OF CLAIMS DISPUTES. FOR

INFORMATION REGARDING THE LIMITATIONS OF AND UNCERTAINTIES RELATING TO THESE ESTIMATES, SEE [ARTICLE XI] BELOW (“CERTAIN RISK FACTORS TO BE CONSIDERED”).

The following chart reflects the Intercompany Claims:

(In thousands)

Lenders	Borrowers
	LES	LFG	LandAm Credit.	LAC	OneStop	CTG	NHG	LandAm Title	Southland Title Corporation	Southland Title of Orange County	Southland Title of San Diego
LES	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
LFG	$0	$0	$13,918	$0	$89,979	$15,944	$13,989	$4,968	$6,147	$1,052	$8,049
LandAm Credit	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
LAC	$0	$4,217	$0	$0	$0	$0	$0	$0	$0	$0	$0
OneStop	$0	$0	$99	$0	$0	$0	$0	$0	$0	$0	$0
CTG	$0	$0	$0	$0	$55	$0	$0	$489	$0	$0	$0
HNG	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
LandAm Title	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Southland Title Corporation	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Southland Title of Orange County	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Southland Title of San Diego	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

ARTICLE V.

REASONS FOR THE SOLICITATION; RECOMMENDATION

Chapter 11 of the Bankruptcy Code provides that, unless the terms of section 1129(b) of the Bankruptcy Code are satisfied, for the Bankruptcy Court to confirm the Plan as a consensual plan, the holders of impaired Claims against the Debtors in each Class of impaired Claims must accept the Plan by the requisite majorities set forth in the Bankruptcy Code. An impaired Class of Claims shall have accepted the Plan if (a) the holders of at least two-thirds in amount of the Claims in such Class actually voting on the Plan have voted to accept it, and (b) more than one-half in number of the holders in such Class actually voting on the Plan have voted to accept it (such votes, the “Requisite Acceptances”).

[The Plan is based on two term sheets that were unanimously supported by each member of the Creditors Committees and the Lead Plaintiffs.] The Debtors and the Creditors Committees recommend that all holders of Claims entitled to do so, vote to accept the Plan. The boards of directors of each of the Debtors (collectively, the “Company Boards”), the Company’s officers and the Creditors Committees have reached this decision after considering available alternatives to the Plan and their likely effect on the Debtors’ creditors, such as liquidation of the Debtors under chapter 7 of the Bankruptcy Code. The Debtors and the Creditors Committees determined, after consulting with their legal and financial advisors, that the Plan, if consummated, will maximize the value of these Debtors’ estates for stakeholders, and such recovery will exceed any recovery under a hypothetical chapter 7. For all of these reasons, the Debtors’ officers, the Company Boards and the Creditors Committees support the Plan and urge the holders of Claims entitled to vote on the Plan to accept and support it.

ARTICLE VI.

THE PLAN

6.1	Overview of Chapter 11.

The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the Petition Date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

The consummation of a plan is the principal objective of a chapter 11 case. A plan sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan by the bankruptcy court makes the plan binding upon the debtor, any Person acquiring property under the plan and any creditor or equity interest holder of a debtor.

In general, a chapter 11 plan (a) divides claims and equity interests into separate classes, (b) specifies the property, if any, that each class is to receive under the plan, and (c) contains other provisions necessary to the reorganization or liquidation of the debtor and that are required or permitted by the Bankruptcy Code.

Pursuant to section 1125 of the Bankruptcy Code, acceptance or rejection of a plan may not be solicited after the commencement of the chapter 11 cases until such time as the court has approved a disclosure statement as containing adequate information. Pursuant to section 1125(a) of the Bankruptcy Code, “adequate information” is information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding the plan. To satisfy applicable disclosure requirements, the Debtors submit this Disclosure Statement to holders of Claims that are impaired and not deemed to have rejected the Plan.

6.2	Overview of the Plan.
(a)	General.

THE FOLLOWING IS A SUMMARY OF SOME OF THE SIGNIFICANT ELEMENTS OF THE PLAN. THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE PLAN AND THE EXHIBITS AND SCHEDULES THERETO.

The Plan classifies Claims and Interests separately in accordance with the Bankruptcy Code and provides different treatment for different Classes of Claims and Interests. Claims and Interests shall be included in a particular Class only to the extent such Claims or Interests qualify for inclusion within such Class. The Plan separates the various Claims (other than those that do not need to be classified) into 15 separate Classes and classifies the Interests into 3 Classes. These Classes take into account the differing nature and priority of Claims against, and Interests in, the Debtors. Unless otherwise indicated, the characteristics and amounts of the Claims or Interests in the following Classes are based on the books and records of the Debtors.

This section summarizes the treatment of each of the Classes of Claims and Interests under the Plan, and describes other provisions of the Plan. Only holders of Allowed Claims — Claims that are not in dispute, contingent, or unliquidated in amount and are not subject to an objection or an estimation request — are entitled to receive distributions under the Plan. For a more detailed description of the definition of “Allowed,” see Article I of the Plan. Until a Disputed Claim becomes Allowed, no distribution of Cash, securities and/or other instruments or property otherwise available to the holder of such Claim will be made.

The Debtors believe that they and/or the parties appointed pursuant to the Plan will be able to perform their obligations under the Plan. Also, the Debtors believe that the Plan permits fair and equitable recoveries, while expediting the liquidation of the Debtors.

The Confirmation Date will be the date that the Confirmation Order is entered by the Clerk of the Bankruptcy Court. The Effective Date will be the first Business Day on which all conditions to the Effective Date set forth in Section [13.2] of the Plan have been satisfied or waived, and no stay of the Confirmation Order is in effect.

Other than as specifically provided in the Plan, the treatment under the Plan of each Claim and Interest will be in full satisfaction, settlement, release and discharge of all Claims or Interests. The Debtors and/or the LES Trustee and LFG Trustee will make all payments and other distributions to be made under the Plan unless otherwise specified.

All Claims and Interests, except Administrative Expense Claims, Fee Claims, U.S. Trustee Fees and Priority Tax Claims, are placed in the Classes set forth in Article [IV] of the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Fee Claims, U.S. Trustee Fees and Priority Tax Claims have not been classified, and the holders thereof are not entitled to vote on the Plan. A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.

(b)	Purpose and Effects of the Plan.

The primary purpose of the Plan is to sell substantially all of the Debtors’ assets in an expeditious manner and to distribute the proceeds to creditors.

(c)	No Substantive Consolidation.

The Plan is a non-substantively consolidated liquidating plan, which generally means that it will effectuate the liquidation of LFG and its Debtor subsidiaries, and that the proceeds of the liquidation of each legal entity will be distributed to the creditors of that entity, rather than pooled together in one common fund for distribution to all creditors.

Except as specifically set forth in the Plan, nothing in the Plan or this Disclosure Statement shall constitute or be deemed to constitute an admission that any one of the Debtors is subject to or liable for any claim against any other Debtor. Additionally, claimants holding Claims against multiple Debtors, to the extent Allowed in each Debtor’s Chapter 11 Case, will be treated as holding a separate claim against each Debtor’s estate, provided, however, that no holder of an Allowed Claim shall be entitled to receive more than payment in full of such Allowed Claim (plus postpetition interest, if and to the extent provided in the Plan), and such Claims will be administered and treated in the manner provided in the Plan.

(d)	The Trusts.

On the Effective Date, the stock of the Debtors will be cancelled. A liquidating trust for each Debtor will be created to prosecute the legal causes of action held by the Debtors, and to administer the liquidation and distribution of the assets of each Debtor, including the sale or dissolution of the non-Debtor subsidiaries of LFG. Between $2.5 million and $5 million in cash will be reserved from each of the estates of LFG and LES to fund the activities of their respective Trusts. The Trusts shall terminate once all of the assets that they are liquidating, including the claims and causes of action of the Debtors, are monetized, distributed or abandoned, but in no event later than the fifth anniversary of the Effective Date, unless an extension has been approved by the Bankruptcy Court.

1.	The LES Trust.

The LES Trust will oversee the liquidation of LES and each of its non-Debtor subsidiaries, and will be charged with pursuing (a) the ARS Litigation against unaffiliated third parties relating to LES’ purchase or sale of ARS, including suits against brokers, banks or other institutions involved in the underwriting, offering, marketing or sale of ARS to LES, (b) monetizing the ARS, and (c) any chapter 5 causes of action owned by LES including, without limitation, actions to recover funds related to exchanges that closed during the ninety (90) days immediately prior to the Initial Petition Date.29 The LES Trust will be governed by the LES Trust Committee and administered by the LES Trustee, who will be selected by the LES Creditors Committee with the Debtors’ consent. The Debtors have consented to the selection of any of the five candidates nominated by the LES Creditors Committee and disclosed to the Debtors in a memo dated August 26, 2009. The LES Trustee shall be a fiduciary of LES and LES’ subsidiaries, and will be the Trustee for the Trusts established for any LES Subsidiary Debtors.

The LES Trust will be divided into two sub-trusts, the ARS Litigation Sub-Trust, which will be responsible for liquidating the ARS and pursuing the ARS Litigation, and the LES Remaining Assets Sub-Trust, which will be responsible for liquidating all of the remaining assets of LES. These sub-trusts will each be governed by separate committees selected by the LES Creditors Committee, whose members may also be members of the LES Trust Committee. The ARS Litigation Committee shall also include one representative selected by Matthew B. Luxenberg, one representative selected by Millard Refrigerated Services, Inc., and a non-voting ex officio member selected by the LFG Creditors Committee.

In accordance with the terms of the LES Trust Agreement, the LES Trustee shall seek the approval of both the oversight committee and the Bankruptcy Court before it resolves any litigation related to the ARS.

As set forth in more detail in the LES Trust Agreement, to the extent that the LES Trustee determines not to pursue one or more assets in the ARS Litigation Sub-Trust, the LFG Trustee shall have the option, but not the obligation, to pursue such litigation.

2.	The LFG Trust.

The LFG Trust will oversee the liquidation or sale of LFG assets, other than Orange County Bancorp Interests, (including the FNF Common Stock and the FNF Note) and all LFG non-Debtor subsidiaries, other than LES and LES’ direct subsidiaries. The LFG Trust will also be entitled to pursue the Other Litigation, which generally consists of any claims or causes of action that either LFG or LES have against (a) officers and directors of LES or LFG, (b) officers and directors of United Capital Title Insurance Company, Lawyers Title Insurance Corporation and Commonwealth Land Title Insurance Company, and (c) professionals that provided services to LFG and LES prior to the filing of the bankruptcy.30

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[29]

During the ninety (90) days immediately prior to the Initial Petition Date, LES closed approximately [ ] exchanges with an aggregate value of $[ ] million. Although the Plan, if confirmed, prohibits the LES Trust from pursuing avoidance actions against Exchanger Customers who were creditors of LES on the Initial Petition Date, who do not object to Confirmation of the Plan, and who vote to accept the Plan, it will not prohibit the LES Trust from pursuing avoidance actions against the Exchange Customers who transactions closed during the preference period who (a) objected to Confirmation of the Plan, (b) voted to reject the Plan, or (c) were not creditors of LES on the Initial Petition Date.

[30]	Pursuant to Section 8.11 of the Plan, the proceeds of the Other Litigation will be distributed pursuant to the Waterfall.

The LFG Trust will be governed by the LFG Trust Committee and administered by the LFG Trustee, which will be selected by the LFG Creditors Committee with the Debtors’ consent. The LFG Trustee shall be a fiduciary of LFG and LFG’s subsidiaries, and the Trustee for the Trusts established for LFG Subsidiary Debtors. The LFG Trust will also be divided into two sub-trusts, the Other Litigation Sub-Trust, which will be responsible for pursuing the Other Litigation, and the LFG Remaining Assets Sub-Trust, which will be responsible for liquidating all of the remaining assets of LFG. Each sub-trust will be governed by a separate committee selected by the LFG Creditors Committee, whose members may also be members of the LFG Trust Committee. The Other Litigation Committee shall include a non-voting ex officio member selected by the LES Creditors Committee.

In accordance with the terms of the LFG Trust Agreement, the LFG Trustee shall seek the approval of both the oversight committee and the Bankruptcy Court before it resolves any litigation related to the Other Litigation.

As set forth in more detail in the LFG Trust Agreement, to the extent that the LFG Trustee determines not to pursue one or more assets in the Other Litigation Sub-Trust, the LES Trustee shall have the option, but not the obligation, to pursue such litigation.

3.	SD Trusts.

On the Effective Date, separate liquidating trusts will be established for each Subsidiary Debtor. Each SD Trust will be governed by a Trustee, which for LES Subsidiary Debtors will be the same as the LES Trustee, and for LFG Subsidiary Debtors, will be the same as the LFG Trustee. The SD Trusts will be responsible for liquidating the assets of the Subsidiary Debtors and distributing the net proceeds from those assets to the holders of Allowed Claims against and Interest in such Subsidiary Debtors in accordance with Article V of the Plan.

4.	The Waterfall.

The proceeds, net of costs of collection and distribution, from the disposition of the ARS and the prosecution of the ARS Litigation and the Other Litigation will be distributed to the LES Trust and the LFG Trust in the following manner (the “Waterfall”): (a) the initial $8 million to the LFG Trust; (b) the next $65 million to the LES Trust; (c) the next $3 million to the LFG Trust; (d) 65% of the next $159 million to the LES Trust and the remaining 35% to the LFG Trust; and (e) any excess will be split evenly between the two Trusts. The proceeds from the sale or other disposition of all other assets of LES and LFG will also be distributed to the respective Trusts. As further discussed below, the net Cash held by LES on the Effective Date will be distributed to holders of Allowed Claims against LES in accordance with Article V of the Plan.

5.	Trust Interests.

Holders of Allowed Impaired Claims against and Allowed Interests in the Debtors (other than holders of Interests in LFG) will receive beneficial interests in the Trusts (the “Trust Interests”), which will entitle such holders to the distributions described below. The distributions will be made from time to time by the Trustees when proceeds are available for distribution after the monetization of assets.

The Trust Interests will not be freely transferable. A holder of a Trust Interest may only transfer interests to a Permitted Transferee. A Permitted Transferee means (a) with respect to a holder of Trust Interests that is an individual (i) such holder’s Family Members, (ii) a revocable trust created for the benefit of the holder, or any such holder’s Family Members, or (iii) the estate, executor, administrator, personal representative, devisee, or legatee of such holder; (b) with respect to a holder of Trust Interests that is an entity (i) a transferee or successor by operation of law of such entity upon the merger, consolidation or other similar transaction involving the entity, or (ii) the holder of equity interests in such entity in a pro rata distribution; or (c) an entity that all of the equity interests of which are owned by the holder of the Trust Interests or the Permitted Transferee of such holder of Trust Interests, provided that such entity shall agree in writing that it shall be subject to the terms and conditions of the Trust Agreement and it shall reconvey such Trust Interests to the holder of Trust Interests prior to such time that it ceases to be a Permitted Transferee.

(e)	Distributions.

As required by the Bankruptcy Code, the Plan divides the creditors and interest holders in the Debtors into separate “classes,” and each class receives distinct treatment under the Plan. Class 1 for each Debtor consists of Claims, other than Administrative Expense Claims, Fee Claims and Priority Tax Claims, against each Debtor, which are entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code. These creditors will be paid in full. Class 2 for each Debtor consists of Secured Claims against such creditors. These creditors will either receive (i) Cash in an amount equal to such Allowed Claim; or (ii) such other treatment that will render the Secured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code. Other classes of Claims against and Interests in the Debtors are described below. For a more detailed description of the treatment of each Class of Claims and Interests, please refer to Article [V] of the Plan.

1.	Creditors and Equity Holders of LES.

The creditors and equity holders of LES are divided into six additional Classes of Claims and Interests which receive separate treatment under the Plan. Class LES 3, LES Escrow Exchange Claims, is comprised of claims of Exchange Customers whose Exchange Funds were held in escrow accounts. Such creditors will receive ninety-seven (97%) of the funds held in the escrow accounts on their behalf on or soon after the Effective Date.

Class LES 4, Segregated Exchange Principal Claims, is comprised of Claims of Exchange Customers whose Exchange Funds were held in accounts that were associated with the applicable Exchange Customers’ name or taxpayer identification number. Such Exchange Customers will split the greater of (a) fifty-one percent (51%) or (b) $50 million of the Net LES Cash.31 In addition, such Exchange Customers will receive twenty-five percent (25%) of the

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[31]

Net LES Cash means: (a) the aggregate amount of Cash or cash equivalents (including interest thereon) as of the Effective Date (excluding proceeds, if any, from the sale or other disposition of the Waterfall Assets, but including interest, if any, accrued on the Auction Rate Securities through and including the Effective Date) maintained by LES (which shall include any settlement monies received from Exchange Customers) minus, (i) the LES PBGC Claim, (ii) the LES IRS Claim, (iii) the LES Trust Initial Fund, (iv) Allowed Administrative Expense Claims against LES, (v) Allowed Fee Claims against LES, (vi) Allowed Priority Tax Claims against LES, (vii) Allowed LES Priority Non-Tax Claims, (viii) Allowed LES Secured Claims (if such Claims are to be satisfied in Cash), and (ix) the LES Escrow Exchange Distributions; (b) Cash, if any, received on behalf of the LES Government Administrative Expense Claim; and (c) the Third Party Note Funds.

proceeds that are allocated to the LES Trust in the Waterfall, and twenty-five percent (25%) of the proceeds that the LES Trust receives from the sale or disposition of the other assets of LES, until such Claim is satisfied in full.

Class LES 5, Note Exchange Collectible Claims, is comprised Claims arising from a note or similar debt instrument made payable to LES by the purchaser of a relinquished property associated with an Exchange Agreement. These Exchange Customers will have a Claim against LES only up to the amount that is actually received by the LES Trust or LES on the note, net of costs associated with collection. Such Claims will receive distributions equal to the same pro rata share of recovery as the Class LES 4 Claims.

Class LES 6, LES General Unsecured Claims, is comprised of general unsecured creditors of LES, such as trade creditors, as well as Exchange Customers whose Exchange Agreements do not provide that the applicable Exchange Funds would be transferred to, deposited in, held in, or otherwise placed in a bank (or other financial institution) account or sub-account associated with the applicable Exchange Customer’s name or taxpayer identification number. Holders of Class LES 6 Claims will receive the remainder of the Net LES Cash after payments are made to members of Classes LES 4 and 5. They will also share 75% of the proceeds received by the LES Trust from the Waterfall and from the sale or disposition of other LES assets, with holders of Class LES 5 Claims. In addition, LFG holds the Operating I/C Claim, an Allowed Class LES 5 Claim on account of management and operating expenses in an amount of $[   ].

Class LES 7, LES Damages Claims, is comprised of Claims asserted by Exchange Customers, for amounts above and beyond the Principal Claims held by such Exchange Customers. These Claims will only be quantified and paid if and when the Claims in Classes LES 1 through 6 are paid in full pursuant to provisions of Article [XI] of the Plan, described below.

Class LES 8, LES Equity Interests, is comprised of the equity interests in LES held by LFG. If there is value left after Classes LES 1 through 7 are paid in full, then any remaining value will be distributed to the LFG Trust on account of LFG’s equity interests in LES.

2.	Creditors and Equity Holders of LFG.

The creditors and equity holders of LFG are divided into four additional classes of Claims and Interests which receive separate treatment under the Plan. Class LFG 3, LFG General Unsecured Claims, consists of general unsecured claims against LFG, such as trade claims. Through their LFG Trust Interests, holders of Class LFG 3 Claims will share pro rata in the net proceeds of the sale or disposition of LFG’s assets, including, but not limited to, the cash held by LFG on the Effective Date and the proceeds distributed to LFG under the Waterfall, after the payment of Administrative Expenses, Priority Tax Claims, Priority Non-Tax Claims, the LFG Guarantee Cash Distributions, the Fee Claims and the U.S. Trustee Claims against LFG.

Class LFG 4, LFG Guarantee Claims, consists of LES Exchange Customers whose exchange was guaranteed in writing by LFG.32 Allowed Segregated Guarantee Claims, which shall consist of guarantee claims of Segregated Exchangers with written LFG guarantees, shall have Allowed General Unsecured Claims against LFG under the Plan equal to $8.2 million. Allowed Commingled Guarantee Claims, which shall consist of guarantee claims of Commingled Exchangers with written LFG guarantees, shall have Allowed General Unsecured Claims against LFG equal to $6.4 million. Such creditors may receive from LFG, at their option: (i) a one time cash payment of thirty percent (30%) of their Principal Claim if they vote in favor of and do not object to the Plan, and assign to the LFG Trust their rights to claims and causes of action against third parties on account of their exchange; or (ii) to be treated as a holder of a LFG General Unsecured Claim. In any case, such Exchange Customer may not receive more than one hundred percent (100%) on account of their Principal Claim when combined with the recovery they receive from LES. If you are a holder of an LFG Guarantee Claim and you wish to receive a cash distribution from LFG of thirty percent (30%) of your Principal Claim in full satisfaction of your guarantee claim against LFG, please refer to the instructions for making such an election on the Ballot enclosed with this Disclosure Statement.

Class LFG 5, LFG Securities Laws Claims, consists of Existing Securities Laws Claims against LFG, if any, (a) arising from rescission of a purchase or sale of any debt securities of any Debtor or an affiliate of any Debtor; (b) for damages arising from the purchase or sale of any such debt security; (c) for violations of the securities laws, misrepresentations, or any similar Claims, including, to the extent related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, any attorneys’ fees, other charges, or costs incurred on account of the foregoing Claims; or (d) except as otherwise provided for in the Plan, for reimbursement, contribution, or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim. Holders of Claims in Class LFG 5 will only be entitled to a recovery if holders of Claims in Classes LFG 1 through 4 are paid in full. In such a case, they will receive distributions from the LFG Trust on account of their Trust Interests in those Trusts.

Class LFG 6, LFG Equity Interests, consists of the equity interests in LFG, which will be cancelled on the Effective Date, and holders of such equity interests shall not be entitled to any distribution under the Plan.

Notwithstanding any provision contained in this Plan to the contrary, after the Effective Date, the Indenture Trustee for the $98,500,000 in principal amount of the 3.125% convertible senior debentures due 2033 and the $125,000,000 in principal amount of the 3.25%

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[32]

As discussed in more detail in section 6.3(c) herein, except for LFG Exchange Guarantee Claims, which are claims against LFG of Exchange Customers with a written guarantee, all claims of Exchange Customers, in their capacity as such, against LFG shall be forever barred and disallowed under the Plan.

convertible senior debentures due 2034 issued by LFG Financial Group, Inc. (the “Indenture Trustee”) shall retain its lien arising pursuant to Section 8.06 each of the Indentures, to the same extent and validity of such lien prior to the Effective Date. In addition, the Indenture Trustee, which on information and belief has incurred fees and expenses of approximately $[___] and which expects to incur additional fees and expenses through the Effective Date, may seek administrative expense priority for such fees under section 503(b) of the Bankruptcy Code. The LFG Creditors Committee is supportive of this request.

3.	Subsidiary Debtors.

The creditors and equity holders of all Debtors other than LFG and LES are divided into two additional classes for each Debtor: (a) Class SD 3 consists of holders of unsecured claims; and (b) Class SD 4 consists of holders of equity interest (i.e. such subsidiary’s parent). The assets of the Subsidiary Debtors will be transferred to a separate SD Trust for each Subsidiary Debtor, and holders of Allowed Claims against and Interests in those Subsidiary Debtors will be issued SD Trust Interests. For each subsidiary Debtor, the net proceeds of such Debtor’s assets, after the payment of administrative expenses and priority claims, will be divided among such Debtor’s unsecured creditors. If for any Debtor there is enough value to pay such Debtor’s unsecured creditors in full, any remaining value will be distributed to the parent of such Debtor on behalf of their equity interests.

(f)	Settlement of Certain Inter-Creditor Issues.

Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all Claims or controversies relating to the rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest or any distribution to be made pursuant to the Plan on account of any Allowed Claim or Allowed Interest. The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that all such compromises or settlements are: (a) in the best interests (x) of the Debtors and their respective Estates and property, and (y) of the holders of Claims against and Interests in the Debtors; and (b) fair, equitable and reasonable.

(g)	Intercompany Claims.

Except for Intercompany Claims between LES and LFG, which shall be treated as described in Sections [3.1, 8.11 and 14.7] of the Plan, all prepetition Intercompany Claims among the Debtors and/or between a Debtor and a non-Debtor Subsidiary shall be treated as Allowed General Unsecured Claims against the applicable Debtor.

The Plan provides that LES will contribute up to $500,000 towards Allowed Claims of the IRS against the Consolidated Tax Group, and the lesser of (a) $5 million, or (b) twenty-five percent (25%) of any amount paid either to the Cash Balance Plan to effectuate a termination, or to the PBGC as a Plan Distribution. To the extent LES pays amounts in excess of such amounts, LES will have an Administrative Expense Claim against LFG for the excess, pursuant to Section [3.1] of the Plan (the “LES Government Administrative Expense Claims”).

As part of a comprehensive settlement between the Creditors Committees regarding the treatment of various inter-estate disputes between LFG and LES, including the $65 million advance by LFG to LES prior to the Initial Petition Date, proceeds resulting from the ARS, the ARS Litigation and the Other Litigation will be divided among the LFG Trust and the LES Trust pursuant to the Waterfall (defined below) as set for in Section [8.11] of the Plan. In addition, LFG shall have an Allowed LES General Unsecured Claim against LES, in an amount equal to $[       ], on account of prepetition management operating expenses (the “Operating I/C Claims”).

Finally, Section [14.7] of the Plan prohibits each of the Debtors from asserting any Claim against any other Debtor, including a claim arising under Chapter 5 of the Bankruptcy Code, unless otherwise expressly provided for by the terms of the Plan.

(h)	Disputed Claims.
1.	No Distributions or Payments Pending Allowance.

Except as provided in Section [10.3] of the Plan, Disputed Claims shall not be entitled to any Plan Distributions unless and until such Claims become Allowed Claims. For the avoidance of doubt to the extent that an exchanger has asserted a LES Damages Claim, such LES Damages Claim shall be treated as a separate claim from the LES Principal Claim and, accordingly, the failure to allow such LES Damages Claim shall not prohibit the exchanger from recovering on account of an Allowed LES Principal Claim.

2.	Reserves of Plan Consideration for Disputed Claims.

On the Effective Date, the Trustees shall create separate reserves for each Class of Claims or Interests, other than LES Damages Claims, which include one or more Disputed Claims or Interests, as the case may be and in accordance with the Plan, funded with the Plan Consideration, including Trust Interests, if any, as to which such Disputed Claims or Interests would have been entitled if Allowed. Such reserved Plan Consideration will be transferred to the applicable Trustee to be held in such reserves for such holders of Disputed Claims and/or Interests, and the applicable Trustee will treat or make an election pursuant to U.S. Treasury Regulations Section 1.468B-9(c) to treat these reserves as one or more “disputed ownership funds” (each, a “Disputed DOF”). The Disputed DOF and not the holders of Disputed Claims and/or Interests or the Debtors will be treated as the owner of the Plan Consideration and any other assets reserved for Disputed Claims and/or Interests. The Disputed DOF will be treated for United States federal income tax purposes as a taxable entity separate from the holders of Disputed Claims and/or Interests or the Post-Effective Date Entities. The Disputed DOF will be responsible for the payment of any taxes imposed on the Disputed DOF (including by way of withholding) resulting from the transfer or holding of reserved Plan Consideration, but the only source of payment therefore will be such Plan Consideration and any funds transferred to the Disputed DOF by holders of the Disputed Claims and/or Interests.

3.	Amount of Reserves of Plan Consideration.

The amount of Plan Consideration reserved for the benefit of a holder of a Disputed Claim, other than a LES Damages Claim, shall be in an amount equal to the Pro Rata Share of Plan Consideration which would have been distributed to the holder of such Disputed Claim if it were an Allowed Claim in an amount equal to the lesser of (i) the asserted face amount of the Disputed Claim, (ii) the amount in which the Disputed Claim is estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code for purposes of allowance, which amount, unless otherwise ordered by the Bankruptcy Court, shall constitute the maximum amount in which such Claim may ultimately become an Allowed Claim, or (iii) such other amount as may be agreed upon by the holder of such Disputed Claim and the Debtors or the applicable Trustee, or determined by the Bankruptcy Court after notice to the affected holder of a Disputed Claim and a hearing. No Plan Consideration shall be reserved for holders of LES Damages Claims.

4.	Plan Distributions to Holders of

Subsequently Allowed Claims/Interests.

On each Distribution Date (or such earlier date as determined by the Post-Effective Date Entities or the Trustees in their sole discretion but subject to Section 10.3 of the Plan), the Trustees and/or the Trusts, as applicable, will make distributions or payments: (i) on account of any Disputed Claim that has become an Allowed Claim since the occurrence of the previous Distribution Date; and (ii) on account of previously Allowed Claims of property that would have been distributed or paid to the holders of such Claims or Interests on the dates distributions previously were made to holders of Allowed Claims or Interests in such Class had the Disputed Claims or Interests that have become Allowed Claims or Interests been Allowed on such dates. The Trustees and/or the Trusts shall distribute in respect of such newly Allowed Claims or Interests the Plan Consideration and/or Cash distributions from the Trusts as to which holders of such Claims or Interests would have been entitled under the Plan if such newly Allowed Claims or Interests were fully or partially Allowed, as the case may be, on the Effective Date, less direct and actual expenses, fees, or other direct costs of maintaining Plan Consideration on account of such Disputed Claims or Interests.

No holder of an Allowed Claim shall, on account of such Allowed Claim, receive a Plan Distribution in excess of the Allowed amount of such Claim plus postpetition interest on such Claim, to the extent interest is provided in Section 9.2 of the Plan. In order to ensure that holders of Claims do not receive more than the full amount of their Claims, all holders of Claims are required to notify the applicable Trustee of any and all third party recoveries received on behalf of their Claims outside of the Plan.

5.	Distribution of Reserved Plan Consideration Upon Disallowance.

To the extent any Disputed Claim or Interest has become Disallowed in full or in part (in accordance with the procedures set forth in the Plan):

Any Plan Consideration held by the Trustees or the Post-Effective Date Entities on account of, or to pay, such Disputed Claim or Disputed Interest shall be distributed by the

Trustees in accordance with the relative priorities as set forth in Article V of the Plan on the next Subsequent Distribution Date.

Any Cash held by the Trusts on account of Trust Interests reserved by the Trustee on account of a Disputed Claim or Interest that has become Disallowed in full or in part shall be redistributed to other Trust Beneficiaries in accordance with the terms of the Plan and the applicable Trust Agreement.

(i)	Procedures For LES Damages Claims.
1.	Timing of Allowance.

No LES Damages Claim shall be Allowed until (a) after the Principal Satisfaction Date, (b) such time as it is Allowed by Final Order of the Bankruptcy Court, and (c) pursuant to the procedures set forth in Article [XI] of the Plan. If the Principal Satisfaction Date does not occur prior to the termination of the LES Trust pursuant to Section [8.7] of the Plan, then all LES Damages Claims shall be deemed Disallowed and expunged in their entirety, and no Plan Distribution shall be made on account of LES Damages Claims.

2.	Procedures for Allowance of LES Damages Claims.

Notice of the Principal Satisfaction Date shall be given by the LES Trustee, within five (5) Business Days of the Principal Satisfaction Date, to (i) the Notice Parties and (ii) all Persons who timely filed proofs of Claim asserting LES Damages Claims on or prior to the applicable Bar Date.

Within thirty (30) days after the mailing of a notification of the Principal Satisfaction Date, a Person who filed a proof of Claim asserting a LES Damages Claim prior to the applicable Bar Date must submit a Damages Claim Form to the Bankruptcy Court and the Notice Parties.

LES Damages Claims will be deemed Disallowed and expunged in their entirety, unless the holders of such Claims timely submit a Damages Claim Form.

Any Damages Claim Form that is timely submitted in accordance with the procedures in Article [XI] of the Plan shall be deemed to be a supplement to the proofs of Claim asserting LES Damages Claims.

Only the Post-Effective Date Entities, the Trustees or the Trusts may object to any Damages Claim Form, which objection must be filed by the Damages Claim Objection Deadline.

As soon as practicable after the Principal Satisfaction Date, the LES Trustee shall seek Bankruptcy Court approval of a protocol for determining whether the LES Damages Claims that are the subject of Damages Claim Forms shall be Allowed or Disallowed.

Only the holders of LES Damages Claims which are determined after a hearing to be Allowed Claims by Final Order shall receive Plan Distributions on account of LES Damages Claims.

3.	Timing of Distributions.

As soon as reasonably practicable after all LES Damages Claims have been Allowed or Disallowed by Final Order, or Disallowed by not having filed a timely Damages Claim Motion or otherwise, the LES Trustee shall distribute the Plan Distribution allocated to the holders of Allowed LES Damages Claims in accordance with Section [5.6] of the Plan.

(j)	Post-Effective Date LFG

If, prior to the Effective Date, LFG obtains a determination by the Bankruptcy Court, pursuant to a Final Order, a court-approved settlement or stipulation, or otherwise, that the retention of the Orange County Bancorp Interests by Post-Effective Date LFG shall not give rise to a priority Claim of the PBGC against the Debtors, then on the Effective Date, the Orange County Bancorp Interests shall vest in Post-Effective Date LFG free and clear of all Claims, Liens, encumbrances, charges and other Interests. Furthermore, all common stock of LFG shall be cancelled on the Effective Date. Post-Effective Date LFG shall commence dissolution proceedings promptly after the Effective Date. Post-Effective Date LFG shall be governed by the LFG Governor, which shall be selected by the LFG Committee. The LFG Governor shall not be the same person as the LFG Trustee.

6.3	Releases, Injunctions and Exculpation.
(a)	Release of Claims Between LES and LFG.

As discussed above, the Plan resolves certain inter-estate claims between LES and LFG through the Waterfall, the LES Government Administrative Expense Claim and the Operating I/C Claim. As part of such global resolution between the Estates, the Plan releases any other Claims between LFG and LES, including claims for preferences or fraudulent conveyance pursuant to chapter 5 of the Bankruptcy Code or analogous applicable state law. Resolving the inter-estate issues between LFG and LES through the Plan may avoid expensive and protracted litigation regarding the liabilities between the two entities, which litigation could dilute recoveries and delay the recoveries of creditors of LFG and LES.

(b)	Release of Certain Avoidance Actions Against Exchange Customers.

Upon, and subject to, the Effective Date, any avoidance or recovery actions under sections 544, 547, 548, 549 and 550 of the Bankruptcy Code against an Exchange Customer who ultimately holds an Allowed Claim and who timely and properly voted to accept the Plan shall be released.

Pursuant to the Bankruptcy Code, a debtor may seek to recover, through adversary proceedings in the bankruptcy court, certain transfers of the debtor’s property, including payments of cash, made while the debtor was insolvent during the ninety (90) days immediately prior to the commencement of the bankruptcy case (or, in the case of a transfer to or for the benefit of an “insider,” one year prior to the commencement of the bankruptcy case) in respect of antecedent debts, to the extent the transferee received more than it would have received on account of such pre-existing debt had the debtor been liquidated under chapter 7 of the Bankruptcy Code. Such transfers include cash payments, pledges of security interests or other transfers of an interest in property. In order to be preferential, such payments must have been made while the debtor was insolvent; debtors are rebuttably presumed to have been insolvent during the 90-day preference period. The Bankruptcy Code’s preference statute can be very broad in its application because it allows the debtor to recover transfers regardless of whether there was any impropriety in such transfers.

Under the Bankruptcy Code and under various state laws, a debtor may also recover or set aside certain transfers of property (fraudulent transfers), including grants of security interests in property, made while the debtor was insolvent or which rendered the debtor insolvent or undercapitalized, if the debtor received less than reasonably equivalent value for such transfer.

The release embodied in the Plan will ensure that the Trusts will not bring avoidance or recovery actions to recover Exchange Funds or other property which were transferred prior to the Initial Petition Date to Exchange Customers who vote in favor of the Plan. The Plan does not prohibit the Trusts from bringing avoidance or recovery actions to recover Exchange Funds or other property transferred out of the LES estate prior to the Initial Petition Date to closed exchanges of Exchange Customers who vote to reject the Plan or of Exchange Customers who were not creditors of LES on the Initial Petition Date. In accordance with section 502(h) of the Bankruptcy Code, if property is recovered from an Exchange Customer, then such Exchange Customer will have a Claim against LES, which will be treated in the same way that Claims held by Exchange Customers who were creditors of LES on the Initial Petition Date are treated. In addition, the Plan is a global settlement of contentious litigation which litigation would otherwise put an enormous drain on the monetary and other resources of the Debtors’ estates. Accordingly, the parties to the Inter-Estate and LES Mediations believe that the release of certain avoidance or recovery actions is appropriate consideration for support for the Plan and the compromise embodied therein.

(c)	Release of Claims of Exchange Customers Against LFG.

Except for LFG Exchange Guarantee Claims, which are claims against LFG of Exchange Customers with a written guarantee, all claims of Exchange Customers, in their capacity as such, against LFG shall be forever barred and disallowed under the Plan.

A Claim against LFG that arises from LES’ performance under an Exchange Agreement is not legally valid absent a written guarantee executed by or on behalf of LFG. The Exchange Agreements are with LES, not LFG, which is a distinct legal entity, and accordingly, for any guarantees by LFG to be enforceable, LFG must have agreed to such guarantee in writing.

(d)	Injunction.

Except as otherwise provided in the Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold Claims against or Interests in the Debtors or the Estates are, with respect to any such Claims or Interests, permanently enjoined after the Confirmation Date from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Post-Effective Date Entities, the Estates, the Trusts or any of their property (including insurance proceeds), or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Post-Effective Date Entities, the Trusts, or the Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Post-Effective Date Entities, the Trusts, or the Estates or any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan to the full extent permitted by applicable law; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained in the Plan shall preclude such Persons from exercising their rights, or obtaining benefits, pursuant to and consistent with the terms of the Plan, including Section [1.59] of the Plan, or commencing, enforcing, collecting or otherwise recovering on any suit, action or other proceeding that is not an Enjoined Action against Persons other than Debtors, the Post-Effective Date Entities, the Estates, or the Trusts.

Except as otherwise provided in the Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold Claims against or Interests in the Debtors or the Estates, other than the Debtors, the Post-Effective Date Entities, or the Trustees and the Trusts on behalf of the Debtors or the Post-Effective Date Entities, are permanently enjoined after the Confirmation Date from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any Enjoined Action; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against any prepetition officer or director of any Debtor, solely in their capacity as such, arising from an Enjoined Action, or any property of any such transferee or successor, each solely in their capacity as such arising from an Enjoined Action33; and (iii) creating, perfecting or otherwise enforcing in any manner, directly or

_________________________

[33]

An Enjoined Action is any suit, action, investigation or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative, or other forum) against a prepetition officer or director of a Debtor to the extent that prosecution of such suit, action, investigation or other proceeding may deplete any insurance policy owned or purchased by one or more of the Debtors (or their predecessors). Notwithstanding the foregoing, an Enjoined Action shall not include any suit, action, or other proceeding to the extent, but only to the extent, such suit, action, or other proceeding: (a) is the subject of either a (i) written agreement of both Trustees, or (ii) Bankruptcy Court order, and in each of (i) and (ii), which agreement or order states or determines that such suit, action or other proceeding will not deplete proceeds of an insurance policy which proceeds would otherwise be available to satisfy a judgment, settlement or other payment that could be made to the Trusts with respect to the Trust Causes of Action; or (b) is brought after the ARS Litigation and the Other Litigation have been fully and finally resolved.

indirectly, any encumbrance of any kind against any prepetition officer or director of any Debtor, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons, arising from an Enjoined Action.

Pursuant to Section [14.4(b)] of the Plan, no suit, action, investigation or other proceeding of any kind may be brought against a prepetition officer or director of a Debtor to the extent that prosecution of such suit, action, investigation or other proceeding may deplete any insurance policy owned or purchased by one or more of the Debtors, other than suits or actions brought by the Trusts. The purpose of this provision is to ensure that any proceeds from the Debtors’ insurance policies, under which policies the directors and officers are insureds, are not depleted by lawsuits brought by various individual creditors. By channeling lawsuits which may implicate the Debtors’ insurance policies through the Trusts, the proceeds from the insurance policies will be distributed equitably among creditors, rather than to individual creditors who may obtain judgments or settlements. Moreover, as a result of claims against the policies that would be made by the named insureds for defense and other costs, absent the injunction, extensive decentralized litigation will further deplete the policies before the Trusts have pursued their Claims and Causes of Action for the benefit of all creditors.

(e)	Exculpation.

As of the Effective Date, the following parties, entities and individuals (in each case, solely in their capacity as such) shall have no liability for any postpetition act taken or omitted to be taken in connection with, or related to the Chapter 11 Cases or formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the consummation of the Plan, the Disclosure Statement, or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken in connection with or in contemplation of the Chapter 11 Cases of the Debtors (other than liability determined by a Final Order of a court of competent jurisdiction for actions or failure to act or disclose amounting to gross negligence, willful misconduct, intentional fraud or criminal conduct): (i) the Debtors, their directors, officers and employees, and the agents, financial advisors, investment bankers, professionals, accountants and attorneys of the Debtors and their respective partners, owners and members; (ii) the LFG Governor, and any agents, financial advisors, investment bankers, professionals, accountants and attorneys of the LFG Governor and their respective partners, owners and members; (iii) the Creditors Committees, the respective members thereof, and the agents, financial advisors, investment bankers, professionals, accountants and attorneys of the Creditors Committees and their respective partners, owners and members; (iv) the Trustees, and the agents, financial advisors, investment bankers, professionals, accountants and attorneys of the Trustees and their respective partners, owners and members; and (v) the Trust Committees, the respective members thereof, and the agents, financial advisors, investment bankers, professionals, accountants and attorneys of the Trust Committees and their respective partners, owners and members; provided, however, nothing in Section 14.5 of the Plan shall be deemed to release any act or omission that arose prior to the Petition Date.

In sum, the foregoing means that Debtors, the Creditors Committees, the Trustees, the Trust Committees, and each of their directors, officers and employees, professional advisors, are exculpated (or released) from any liability related to postpetition actions taken in connection with or related to the Chapter 11 Cases, the Plan, the Disclosure Statement, and any documents related to the Plan. Actions or failures to act that are determined to be gross negligence, willful misconduct, intentional fraud or criminal conduct are not included in this exculpation.

(f)	Claims Between and Against Other Debtors.

Pursuant to Section [14.7] of the Plan, except as otherwise set forth in the Plan, or to enforce the terms of the Plan, each of the Debtors is prohibited from asserting, and hereby agrees to release, any Claim against the other, including a Claim arising under Chapter 5 of the Bankruptcy Code. Section [14.7] of the Plan shall not be deemed a release of (a) joint tortfeasors, officers, directors, representatives, agents, successors and assigns of the Debtors, or any other third party, or (b) any Intercompany Claims preserved pursuant to Section 2.2 of the Plan.

6.4	Means for Implementation of the Plan.
(a)	Cancellation of Existing Securities and Agreements.

Except for the purpose of evidencing a right to distribution under this Plan, or an asserted defense against or equitable remedy in respect of any asserted Cause of Action, and except as otherwise set forth herein, on the Effective Date all of the Convertible Senior Debentures and any other agreements, instruments, and other or documents evidencing any Claim against or any Interest in a Debtor shall be deemed cancelled, discharged and of no further force or effect as to the Debtors.

As a condition to participation under the Plan, the holder of a note, debenture, equity security or other evidence of indebtedness of or equity interest in any of the Debtors (with the exception of holders of the Convertible Senior Debentures) that desires to receive the property to be distributed on account of an Allowed Claim or Allowed Interest based on such note, debenture, equity security or other evidence of indebtedness or equity interest shall surrender such note, debenture, equity security or other evidence of indebtedness or equity interest to the respective Debtors or Post-Effective Date Entities, or their designee (unless such holder’s Claim will be reinstated by the Plan, in which case such surrender shall not be required), and shall execute and deliver such other documents as are necessary to effectuate the Plan; provided, however, that if a claimant is a holder of an equity security, note, debenture or other evidence of indebtedness or equity interest for which no physical certificate was issued to the holder but which instead is held in book-entry form pursuant to a global security held by a securities depositary or custodian thereof, then the Debtors or the indenture trustee for such equity security, note, debenture or other evidence of indebtedness may waive the requirement of surrender. Except as otherwise provided in this section, if no surrender of a equity security, note, debenture or other evidence of indebtedness or equity interest occurs and a claimant or equity holder does not provide an affidavit and indemnification agreement, in form and substance satisfactory to the Debtors, the Trustees or Post-Effective Date Entities, as applicable, that such equity security, note, debenture or other evidence of indebtedness or equity interest was lost, then no distribution may be made to any claimant or equity interest holder whose Claim or Interest is based on such equity security, note, debenture or other evidence of indebtedness or equity interest thereof. Except in the case of the Convertible Senior Debentures which are held in book-entry form pursuant to a global security, the Trustees shall make subsequent distributions only to the Persons who surrender the securities for exchange (or their assignees) and the record holders of such securities shall be those holders of record as of the Effective Date.

All distributions in respect of the Convertible Senior Debentures pursuant to the Plan shall be made to the Indenture Trustee on the Effective Date, The Depository Trust Company shall surrender for cancellation to the Indenture Trustee the certificates for the Convertible Senior Debentures issued in the name of Cede and Co. and that are held by The Depository Trust Company. Notwithstanding the foregoing, the Convertible Senior Debentures shall continue in effect solely for the purpose of: (i) allowing beneficial holders of the Convertible Senior Debentures to receive distributions under the Plan and (ii) allowing and preserving the rights of the Indenture Trustee to make distributions in satisfaction of Allowed LFG General Unsecured Claims (Class LFG 3) to the beneficial owners of the Convertible Senior Debentures in respect thereof, but in all cases subject to the terms and conditions of the Indentures. Pursuant to Section 8.06 of the Indentures, (x) the Indenture Trustee shall be entitled to exercise its charging lien prior to that of the Convertible Senior Debentures upon all property and funds held or collected by the Indenture Trustee pursuant to the Plan, and (y) the Indenture Trustee may assert its charging lien against property and funds held or collected in respect of the Convertible Senior Debentures with respect to the LFG General Unsecured Claims before making distributions to the beneficial owners of the Convertible Senior Debentures.

(b)	Vesting of Assets.

Except as otherwise provided in the Plan or in any agreement, instrument or other document relating thereto, on or after the Effective Date, all property of the Estates of the Debtors and any property acquired by any of the Debtors pursuant to the Plan shall not revest in the Debtors pursuant to section 1141(b) of the Bankruptcy Code, but instead shall remain vested in the applicable Post-Effective Date Estate, to be monetized and distributed by the applicable Trustee, or transferred to the Trusts, as applicable, pursuant to the terms of the Plan and the Confirmation Order. As soon as practicable after all aspects of the Plan pertaining to each Post-Effective Date Estate have been completed, each Post-Effective Date Estate shall be dissolved and wound up.

Except as provided in Section 7.16 of the Plan, on the Effective Date, pursuant to section 1141(b) of the Bankruptcy Code, the Orange County Bancorp Interests shall vest in Post-Effective Date LFG, free and clear of all Claims, Liens, encumbrances, charges, and other Interests.

(c)	Officers and Boards of Directors.

On the Effective Date, (a) the positions of the current directors, or in the case of a governing body created by a partnership agreement, limited liability company agreement or similar agreement, the members of such governing body (such persons and the corporate directors collectively, the “Governors”) of each Debtor shall be eliminated, and each Governor shall be terminated (without the necessity of further action), and (b) to the fullest extent permitted by applicable law, the rights, powers, and duties of the Governors of (i) LFG shall vest in the LFG Governor, (ii) each LFG Subsidiary Debtor that has a Governor shall vest in the LFG

Trustee, and (iii) LES and each LES Subsidiary Debtor that has a Governor shall vest in the LES Trustee, and the applicable Trustee or its designee shall be the presiding officer and the sole Governor of each applicable Debtor. The applicable Trustee shall make all determinations with respect to employment of any other directors, officers, managers and employees of the Debtors on and after the Effective Date.

(d)	Corporate Action.

The entry of the Confirmation Order shall constitute authorization for the Debtors, their Subsidiaries, the Trustees, or the Trust Committees, as applicable, to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate, the Plan and the Plan Documents prior to, on and after the Effective Date and, except as expressly provided in the Plan, all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act or action under any applicable law, order, rule or regulation, including without limitation, any action required by the stockholders or directors of the Debtors and their Subsidiaries, including, among other things, (a) the adoption of new organizational documents for any Debtor, (b) the election and/or appointment of new officers and/or directors, (c) the termination and cancellation of any outstanding instrument, document or agreement evidencing Claims or Interests in the Debtors, (d) all transfers of Assets that are to occur pursuant to the Plan, (e) the incurrence of all obligations contemplated by the Plan and the making of all Plan Distributions, (f) the formation of the LES Trust, the qualification of the LES Trustee and the LES Trust Committee and the transfers to the LES Trust as contemplated by the Plan, (g) the formation of the LFG Trust, the qualification of the LFG Trustee and the LFG Trust Committee and the transfers to the LFG Trust as contemplated by the Plan, (h) the formation of and SD Trust for each Subsidiary Debtor, the qualification of the SD Trustees and the transfers to the SD Trusts as contemplated by the Plan, (i) the qualification or appointment of the LFG Governor, (j) the implementation of all settlements and compromises as set forth in or contemplated by the Plan, (k) entering into any and all transactions, contracts, or arrangements permitted by applicable law, order, rule or regulation, (l) the winding-up of any Debtor or the merger of any Debtor into another Debtor, and (m) any other action consistent with the terms of the Plan. The officers of the Debtors, the Trustees, the Trust Committees and the Sub-Trust Committees are authorized and empowered to do all things and to execute and deliver all agreements, documents, instruments, notices and certificates as are contemplated by the Plan and the Plan Documents and to take all necessary action required in connection therewith, in the name of and on behalf of the Debtors and Post-Effective Date Entities.

(e)	Monetization of Assets of the Subsidiary Debtors.

The SD Trustees shall, in an expeditious but orderly manner, monetize and convert the Assets of the Subsidiary Debtors to Cash and make timely distributions to the holders of SD Trust Interests, and not unduly prolong the duration of the Post-Effective Date Estates of the Subsidiary Debtors. In so doing, the applicable SD Trustee shall exercise its reasonable business judgment in monetizing the Assets of the Subsidiary Debtors to maximize recoveries. The monetization of such Assets may be accomplished through the sale of such Assets (in whole or in combination) as the applicable SD Trustee may determine is in the best interests of the holders of Claims against and Interests in the Subsidiary Debtors. Subject to Section 8.15(b) of

the Plan, the SD Trustees shall have no liability to any of the Debtors, their Estates, their creditors, the Creditors Committees, their members or any other party for the outcome of its decisions in this regard.

In connection with the monetization of a Subsidiary Debtor’s Assets, the applicable SD Trustee shall maintain individual ledgers for each Subsidiary Debtor, which shall include a record of the purchase price for each sale of such Subsidiary Debtor’s Assets and any costs or expenses associated with that sale. The net proceeds of such sales will be placed in an account for the periodic distribution to the SD Trust Beneficiaries.

If, at the end of [five (5)] years after the Effective Date, any of the Assets of the Subsidiary Debtors remain unsold (the “Unsold Assets”), the applicable SD Trustee shall submit a motion to the Bankruptcy Court, on notice to the Notice Parties, which shall set forth such SD Trustee’s proposed treatment of the Unsold Assets. If any of the Notice Parties object, the Bankruptcy Court shall schedule a hearing with respect to the motion.

The LES Trustee shall owe fiduciary duties to LES, the LES Subsidiary Debtors, and their respective Estates and Post-Effective Date Entities. The LFG Trustee shall owe fiduciary duties to LFG, the LFG Subsidiary Debtors, and their respective Estates and Post-Effective Date Entities.

(f)	Subordination of Indemnification Claims.

Notwithstanding anything to the contrary contained in the Plan, any Claim against LES or LFG held by a prepetition officer or director of LES or LFG, as applicable, for indemnification pursuant to: (a) any Debtor’s certificate of incorporation, by-laws, or similar organizational document, or (b) any employment or other written agreement with any Debtor, or (c) common law or otherwise, shall be subordinated to the payment in full of the LES General Unsecured Claims and LFG General Unsecured Claims, as applicable.

(g)	Closing of the Debtors’ Chapter 11 Cases.

When all Disputed Claims or Interests filed against a Debtor have become Allowed Claims or Interests or have been Disallowed by Final Order or otherwise pursuant to the Plan, and all appropriate Plan Distributions have been made pursuant to the Plan, the applicable Trustee shall seek authority from the Bankruptcy Court to close such Debtor’s Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

6.5	Retention of Jurisdiction by the Bankruptcy Court.

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction, pursuant to 28 U.S.C. §§ 1334 and 157, over all matters arising in, arising under, or related to the Chapter 11 Cases for, among other things, the following purposes:

•	To hear and determine applications for the assumption or rejection of executory contracts or unexpired leases and the Cure Disputes resulting therefrom;
•	To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date;
•	To ensure that distributions to holders of Allowed Claims or Allowed Interests are accomplished as provided in the Plan;
•	To consider Claims or Interests or the allowance, classification, priority, compromise, estimation, or payment of any Claim or Interest, including any Administrative Expense Claim;
•	To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;
•

To issue and enforce injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

•

To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

•	To hear and determine all Fee Claims;
•	To resolve disputes concerning any reserves with respect to Disputed Claims or the administration thereof;
•

To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing;

•	To hear and determine Damages Claim Motions;
•

To take any action and issue such orders, including any such action or orders as may be necessary after occurrence of the Effective Date and/or consummation of the Plan, as may be necessary to construe, enforce, implement, execute, and consummate the Plan, including any exculpation, release or injunction provisions set forth in the Plan, or to maintain the integrity of the Plan following consummation;

•	To determine such other matters and for such other purposes as may be provided in the Confirmation Order;
•	To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;
•	To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;
•

To resolve any disputes concerning whether a Person or entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement Hearing, the Confirmation Hearing, any applicable Bar Date, or the deadline for responding or objecting to a Cure Amount, for the purpose of determining whether a Claim or Interest is discharged hereunder, or for any other purpose;

•	To recover all Assets of the Debtors and property of the Estates, wherever located;
•	To determine the appropriate amount of Plan Consideration to reserve pursuant to Section [10.3(c)] of the Plan, including a determination that a previously set reserve should be reduced;
•	To hear and determine any matters relating to the Assets or dissolution of the Post-Effective Date LFG;
•	To resolve any disputes concerning the Trusts or the Trust Agreements; and
•	To enter a final decree closing each of the Chapter 11 Cases.

ARTICLE VII.

POST-EFFECTIVE DATE LITIGATION

7.1	Preferences and Fraudulent Conveyances

Pursuant to the Bankruptcy Code, a debtor may seek to recover, through adversary proceedings in the bankruptcy court, certain transfers of the debtor’s property, including payments of cash, made while the debtor was insolvent during the ninety (90) days immediately prior to the commencement of the bankruptcy case (or, in the case of a transfer to or for the benefit of an “insider,” one year prior to the commencement of the bankruptcy case) in respect of antecedent debts, to the extent the transferee or intended beneficiary received more than it would have received on account of such pre-existing debt had the debtor been liquidated under chapter 7 of the Bankruptcy Code. Such transfers include cash payments, pledges of security interests or other transfers of an interest in property. In order to be preferential, such payments must have been made while the debtor was insolvent; debtors are rebuttably presumed to have been insolvent during the 90-day preference period. The Bankruptcy Code’s preference statute can be very broad in its application because it allows the debtor to recover transfers regardless of whether there was any impropriety in such transfers.

Under the Bankruptcy Code and under various state laws, a debtor may also recover or set aside certain transfers of property (fraudulent transfers), including grants of security interests in property, made while the debtor was insolvent or which rendered the debtor insolvent or undercapitalized, if the debtor received less than reasonably equivalent value for such transfer.

Subject to the Effective Date, the LFG Trust will have the right to pursue preference and fraudulent conveyance actions on behalf of LFG for the benefit of LFG’s creditors, and on behalf of the LFG Subsidiary Debtors for the benefit of the creditors of such Subsidiary Debtors. Similarly, the LES Trust shall have the right to pursue preference and fraudulent conveyance actions on behalf of LES and the LES Subsidiary Debtors. However, the LES Trust shall not be authorized to pursue avoidance actions against Exchange Customers who vote in favor of the Plan.

7.2	ARS Litigation

Subject to the Effective Date, the LES Trust will be charged with, among other things, pursuing, where appropriate, the ARS Litigation against unaffiliated third parties involved in the underwriting, offering, marketing or sale of ARS to LES, including, but not limited to, Citibank and SunTrust Bank. Proceeds from the ARS Litigation, net of costs of collection and distribution, will be distributed to the LES Trust and the LFG Trust pursuant to the Waterfall. Holders of Claims against and Interests in LES and LFG will receive pro-rata beneficial interests in the Trusts, which will entitle such holders to distributions from the Waterfall. As of the Effective Date, Jenner, the firm employed as special litigation counsel, will be automatically deemed to be retained by the LES Trust and will act as lead counsel for the prosecution of the ARS litigation. Additionally, the LES Trust may, in accordance with discharging its duties, determine to hire additional special counsel.

7.3	Other Litigation

Subject to the Effective Date, the LFG Trust will be entitled to pursue any claims and causes of action (the “Other Litigation”) that either LFG or LES have against (a) officers and directors of LES or LFG, (b) officers and directors of United Capital Title Insurance Company, Lawyers Title Insurance Corporation and Commonwealth Land Title Insurance Company, and (c) professionals that provided services to LFG and LES prior to the filing of the bankruptcy, including, but not limited to, attorneys, accountants, auditors, actuaries, tax, financial or valuation analysts or consultants that provided services to LFG or LES prior to the Petition Date. In addition, the LFG Trust will be able to enforce the rights of LFG or LES under any insurance policies issued to their officers and directors. Proceeds from the Other Litigation, net of costs of collection and distribution, will be distributed to the LFG Trust and the LES Trust pursuant to the Waterfall. Holders of Claims against and Interests in LFG and LES will receive pro-rata beneficial interests in the Trusts, which will entitle such holders to distributions from the Waterfall.

ARTICLE VIII.

CONFIRMATION OF THE PLAN OF LIQUIDATION

8.1	Confirmation Hearing.

Section 1128(a) of the Bankruptcy Code requires the bankruptcy court, after appropriate notice, hold a hearing on confirmation of a plan. The Bankruptcy Court has established [____], 2009 at [____].m as the date and time of the Confirmation Hearing. The Confirmation Hearing may be adjourned or continued from time to time by the Debtors or the Bankruptcy Court without further notice except for an announcement of the adjourned or continued date made at the Confirmation Hearing or any subsequent adjourned or continued Confirmation Hearing.

Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules, must set forth the name of the objector, the nature and amount of Claims or Interests held or asserted by the objector against the particular Debtor or Debtors, the basis for the objection and the specific grounds therefor, and must be filed with the Bankruptcy Court, with a copy to chambers, together with proof of service thereof, and served upon: (a) Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, Attn: Paul V. Shalhoub, Esq. and Rachel C. Strickland, Esq., co-counsel to the Debtors; (b) McGuireWoods LLP, One James Center, 901 East Cary Street, Richmond, Virginia 23219, Attn: Dion W. Hayes, Esq. and John M. Maddock III Esq., co-counsel to the Debtors; (c) the Office of the United States Trustee, 701 East Broad Street, Richmond, Virginia 23219, Attn: Robert Van Arsdale, Esq.; (d) Akin Gump Strauss Hauer & Feld LLP, 1700 Pacific Avenue, Suite 4100, Dallas, TX 75201-4675, Attn: Charles R. Gibbs, Esq., co-counsel to the Official Committee of Unsecured Creditors of LandAmerica 1031 Exchange Services, Inc.; (e) Tavenner & Beran, PLC, 20 North Eighth Street, Second Floor, Richmond, Virginia 23219, Attn: Lynn Tavenner, Esq., co-counsel to the Official Committee of Unsecured Creditors of LandAmerica 1031 Exchange Services, Inc.; (f) Bingham McCutchen LLP, 399 Park Avenue, New York, NY

10022-4689, Attn: Jeffrey S. Sabin, Esq., co-counsel to the Official Committee of Unsecured Creditors of LandAmerica Financial Group, Inc.; and (g) LeClair Ryan, A Professional Corporation, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, VA 23218-2499, Attn: Bruce H. Matson, Esq., co-counsel to the Official Committee of Unsecured Creditors of LandAmerica Financial Group, Inc.

Bankruptcy Rule 9014 governs objections to confirmation of the Plan. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

8.2	Confirmation.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements of section 1129(a) of the Bankruptcy Code have been satisfied with respect to the Plan.

(a)	Confirmation Requirements.

Confirmation of a plan under section 1129(a) of the Bankruptcy Code requires, among other things, that:

•	the plan complies with the applicable provisions of the Bankruptcy Code;
•	the proponent of the plan has complied with the applicable provisions of the Bankruptcy Code;
•	the plan has been proposed in good faith and not by any means forbidden by law;
•

any plan payment made or to be made by the proponent under the plan for services or for costs and expenses in, or in connection with, the chapter 11 case, or in connection with the plan and incident to the case, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable;

•

the proponent has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer, or voting trustee of the debtor, an affiliate of the debtor participating in the plan with the debtor, or a successor to the debtor under the plan. The appointment to, or continuance in, such office by such individual must be consistent with the interests of creditors and equity security holders and with public policy and the proponent must have disclosed the identity of any insider that the debtor will employ or retain, and the nature of any compensation for such insider;

•

with respect to each impaired class of claims or interests, either each holder of a claim or interest of such class has accepted the plan, or will receive or retain under the plan, on account of such claim or interest, property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated on such date under chapter 7 of the Bankruptcy Code;

•	each class of claims or interests has either accepted the plan or is not impaired under the plan;
•

except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan provides that allowed administrative expenses and priority claims will be paid in full on the effective date (except that if a class of certain types of priority claims has voted to accept the plan, holders of such claims may receive deferred cash payments of a value, as of the effective date of the plan, equal to the allowed amounts of such claims and that holders of priority tax claims may receive on account of such claims, regular installment payments in cash (i) of a total value, as of the effective date, equal to the allowed amount of such claim, (ii) over a period not exceeding five (5) years after the petition date, or (iii) in a manner not less favorable than the most favored nonpriority unsecured claim provided for by the plan (other than cash payments made to a class of creditors under section 1122 of the Bankruptcy Code);

•	if a class of claims is impaired, at least one (1) impaired class of claims has accepted the plan, determined without including any acceptance of the plan by any insider holding a claim in such class;
•

confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan; and

•	all fees payable to the applicable United States Trustee’s office, pursuant to section 1930 of title 28, have been paid or the plan provides for payment of such fees on the effective date of the plan.

Subject to satisfying the standard for any potential “cramdown” of Classes deemed to reject the Plan, the Debtors believe that:

•	the Plan satisfies all of the statutory requirements of chapter 11 of the Bankruptcy Code;
•	the Debtors have complied or will have complied with all of the requirements of chapter 11 of the Bankruptcy Code; and
•	the Plan has been proposed in good faith.

Set forth below is a summary of the relevant statutory confirmation requirements.

1.	Acceptance.

A class is “impaired” under a plan unless, with respect to each claim or interest of such class, the plan (i) leaves unaltered the legal, equitable and contractual rights to which the claim or interest entitles the holder of such claim or interest; or (ii) notwithstanding any contractual provision or applicable law which entitles the holder of such claim or interest to demand or receive accelerated payment on account of a default, cures any default, reinstates the original maturity of the obligation, compensates the holder for any damages incurred as a result of reasonable reliance on such provision or law and does not otherwise alter the legal, equitable or contractual rights of such holder based upon such claim or interest. A class that is not impaired under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required.

Classes [LES 3, LES 4, LES 5, LES 6, LES 7, LES 8, LFG 3, LFG 4, LFG 5, SD 3 and SD 4] are impaired under the Plan and are entitled to vote to accept or reject the Plan.34 Classes [LES 1, LES 2, LFG 1, LFG 2, SD 1 and SD 2] are unimpaired and, therefore, are conclusively presumed to have voted to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code. Class [LFG 6] is impaired and not receiving any property under the Plan, and thus is deemed to have rejected the Plan.

Because certain Classes are deemed to have rejected the Plan, the Debtors will request confirmation of the Plan under section 1129(b) of the Bankruptcy Code. The Debtors, with the consent of each Creditors Committee, reserve the right to alter, amend, modify, revoke or withdraw the Plan, any exhibit, or schedules thereto or any Plan Document in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary. The Debtors believe that the Plan will satisfy the “cramdown” requirements of section 1129(b) of the Bankruptcy Code with respect to Interests in Class LFG 6 that is deemed to reject the Plan.

2.	Feasibility; Valuation.

The Bankruptcy Code permits a plan to be confirmed only if confirmation is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtors or any successor to the debtors unless such liquidation or reorganization is proposed in the plan. Indeed, section 1123(b)(4) of the Bankruptcy Court permits liquidation plans that “provide for the sale of all or substantially all or the property of the estate, and the distribution of the proceeds of such sale among holders of claims or interests” in chapter 11 proceedings and, thus, such a plan does not violate the requirements of section 1129(a) of the Bankruptcy Code. Moreover, when a liquidating plan is tested against section 1129(a)(11) of the Bankruptcy Code, the feasibility standard is greatly simplified. In the context of a liquidating plan, feasibility is established by demonstrating the debtor’s ability to make the payments anticipated by the plan and specifying the timing of the debtor’s liquidation. Notably, there is no requirement that such payments will be guaranteed.

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[34]

Holders of Interests in Classes SD 4 and LES 8 will not be solicited since such Interests are held by a Debtor or a non-Debtor Subsidiary. Such Classes shall be deemed to have voted to accept the Plan pursuant to Section 7.10 of the Plan and the Disclosure Statement Order.

Under the terms of the Plan, the Allowed Claims potentially being paid in full in Cash are the Administrative Expense Claims, Fee Claims, U.S. Trustee Claims, Priority Tax Claims, Priority Non-Tax Claims and Secured Claims. The Debtors have estimated the total amount of such payments and expect more than sufficient liquidity from cash on hand and future liquidation of the Debtors’ remaining assets to fund these payments. Additional Classes will receive Cash as a portion of their recovery, but only to the extent such Cash is available.

3.	Best Interests Test.

The “best interests” test requires that the bankruptcy court find either that all members of each impaired class have accepted the plan or that each holder of an allowed claim or interest of each impaired class of claims or interests will receive or retain under the plan on account of such claim or interest property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date. See the Liquidation Analysis (as defined below) annexed as Exhibit [4] hereto, which demonstrates that the Plan satisfies the “best interests” test.

To calculate what holders of Claims would receive if the Debtors were hypothetically liquidated under chapter 7 of the Bankruptcy Code, the Bankruptcy Court must first determine the dollar amount that would be realized from the liquidation (the “Liquidation Fund”) of each of the Debtors. The Liquidation Fund of each Debtor would consist of the net proceeds from the disposition of such Debtor’s assets (after satisfaction of all valid liens) augmented by the Cash held by such Debtor and recoveries on actions against third parties, if any. The Liquidation Fund would then be reduced by the costs of the liquidation. The costs of liquidation under chapter 7 would include the fees and expenses of a trustee, as well as those of counsel and other professionals that might be retained by the trustee, selling expenses, any unpaid expenses incurred by the Debtors during their cases (such as fees for attorneys, financial advisors and accountants) which would be allowed in the chapter 7 proceeding, interest and claims incurred by the Debtors during the pendency of the cases. These claims would be paid in full out of the Liquidation Fund before the balance of the Liquidation Fund, if any, would be made available to holders of unsecured Claims. The present value of the distributions out of the Liquidation Fund (after deducting the amounts described above) is then compared with the present value of the property offered to each of the Classes of Claims and holders of Interests under the Plan to determine if the Plan is in the best interests of each holder of a Claim or Interest.

Zolfo, with the assistance of the Debtors, prepared a liquidation analysis which is annexed hereto as Exhibit [4] (the “Liquidation Analysis”). The information set forth in Exhibit [4] provides (a) a summary of the liquidation values of each of the Debtors’ assets, assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtors’ estates and (b) the expected recoveries of each of the Debtors’ creditors and equity interest holders under the Plan.

[INSERT SUMMARY OF LIQUIDATION ANALYSIS].

Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by the Debtors’ management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management. The Liquidation Analysis also is based on assumptions with regard to liquidation decisions that are subject to change and significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the results of a chapter 7 liquidation of the Debtors. Accordingly, the values reflected might not be realized if the Debtors were, in fact, to be liquidated under chapter 7. All holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the Liquidation Analysis is based in connection with their evaluation of the Plan.

Based on the Liquidation Analysis, the Debtors believe that a chapter 7 liquidation of the Debtors’ remaining assets would result in diminution in the value to be realized under the Plan by holders of Claims. That belief is based upon, among other factors: (a) the additional administrative expenses involved in the appointment of a trustee, attorneys, accountants, and other chapter 7 professionals; (b) the substantial time which would elapse before creditors would receive any distribution in respect of their Claims due to a trustee’s need to become familiar with the Chapter 11 Cases and the Debtors’ books and records, and his duty to conduct his own investigations; (c) the substantial cost and delay which can be avoided by a largely consensual Plan; and (d) the disruption related to a change in management and other personnel.

4.	Classification of Claims and Interests.

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or interest in a particular class only if such claim or interest is substantially similar to other claims or interests in such class. The Debtors believe that the Plan meets the classification requirements of the Bankruptcy Code.

(b)	Cramdown.

THE DEBTORS RESERVE THE RIGHT TO CRAMDOWN THE PLAN ON HOLDERS OF IMPAIRED CLAIMS OR INTERESTS.

The Bankruptcy Code contains provisions for confirmation of a plan even if the plan is not accepted by all impaired classes, as long as at least one impaired class of claims has accepted the Plan. The “cramdown” provisions of the Bankruptcy Code are set forth in section 1129(b) of the Bankruptcy Code. Under the “cramdown” provisions, upon the request of a plan proponent, the bankruptcy court will confirm a plan despite the lack of acceptance by all impaired classes if the bankruptcy court finds that (i) the plan does not discriminate unfairly with respect to each non-accepting impaired class, (ii) the plan is fair and equitable with respect to each non-accepting impaired class, and (iii) at least one impaired class has accepted the plan. These standards ensure that holders of junior interests cannot retain any interest in the debtor under a plan that has been rejected by a senior class of impaired claims or interests unless holders of such senior impaired claims or interests are paid in full.

As used by the Bankruptcy Code, the phrases “discriminate unfairly” and “fair and equitable” have narrow and specific meanings unique to bankruptcy law. A plan does not discriminate unfairly if claims or interests in different classes but with similar priorities and characteristics receive or retain property of similar value under a plan. By establishing separate Classes for the holders of each type of Claim and by treating each holder of a Claim in each Class identically, the Plan has been structured so as to satisfy the “no unfair discrimination” test of section 1129(b) of the Bankruptcy Code.

The Bankruptcy Code sets forth different standards for establishing that a plan is “fair and equitable” with respect to a dissenting class, depending on whether the class is comprised of secured or unsecured claims or interests. In general, section 1129(b) of the Bankruptcy Code permits confirmation, notwithstanding non-acceptance by an impaired class, if that class and all junior classes are treated in accordance with the “absolute priority” rule, which requires that the dissenting class be paid in full before a junior class may receive anything under the plan. Case law surrounding section 1129(b) of the Bankruptcy Code requires that no class senior to a non-accepting impaired class receives more than payment in full on its claims. This will not occur here.

The Debtors intend to seek “cramdown” of the Plan on Class LFG 6, which is deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code by virtue of receiving no Plan Distributions, and against any other impaired Class which does not accept the Plan. However, there can be no assurance that the Bankruptcy Court will determine that the Plan meets the requirements of section 1129(b) of the Bankruptcy Code.

8.3	Consummation.

The Plan will be consummated once all conditions precedent to the Effective Date have been satisfied. For a more detailed discussion of such conditions precedent and the consequences of the failure to meet such conditions, see Article [XI] herein.

The Plan is to be implemented pursuant to its terms, consistent with the provisions of the Bankruptcy Code.

ARTICLE IX.

ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

If the Plan is not consummated, the Debtors believe that much of the success reached by the parties in their negotiations and their long-standing efforts to reach consensual resolutions could very well be squandered. Accordingly, if the Plan is not confirmed and consummated, the alternatives include:

9.1	Liquidation Under Chapter 7 of the Bankruptcy Code.

The Debtors could be liquidated under chapter 7 of the Bankruptcy Code. A discussion of the effect a chapter 7 liquidation would have on the recoveries of the holders of Claims is set forth in Article VII of this Disclosure Statement. The Debtors believe that such a liquidation would result in lower aggregate distributions being made to creditors than those provided for in the Plan, which is demonstrated by the Liquidation Analysis set forth in Article [VII] and attached as Exhibit [4] to this Disclosure Statement.

9.2	Alternative Plan(s) of Liquidation.

The Debtors believe that failure to confirm the Plan will lead inevitably to even more expensive and protracted Chapter 11 Cases. In formulating and developing the Plan, the Debtors have explored numerous other alternatives and engaged in an extensive negotiating process with the Creditors Committees, including the Inter-Estate Mediation and the LES Mediation which resulted in the terms of the Global Settlement upon which the Plan is based.

The Debtors believe that not only does the Plan fairly adjust the rights of various Classes of Claims, but also that the Plan provides superior recoveries to Classes ☐ over any alternative capable of rational consideration (such as a chapter 7 liquidation), thus enabling many stakeholders to maximize their returns. Rejection of the Plan in favor of some alternative method of reconciling the Claims and Interests will require, at the very least, an extensive and time consuming process (including the possibility of protracted and costly litigation) and will not result in a better recovery for any Class of Claims or Interests.

Further, as the Plan anticipates the Global Settlement of the Lead Cases, failure to enter into such settlement will result in additional administrative expenses associated with litigation, which can be curbed or eliminated in favor of more meaningful recoveries to creditors if the Plan is confirmed.

THE DEBTORS BELIEVE THAT CONFIRMATION OF THE PLAN IS PREFERABLE TO ANY ALTERNATIVE BECAUSE THE PLAN MAXIMIZES THE AMOUNT OF DISTRIBUTIONS TO ALL HOLDERS OF CLAIMS AND INTERESTS AND ANY ALTERNATIVE TO CONFIRMATION OF THE PLAN WILL RESULT IN SUBSTANTIAL DELAYS IN THE DISTRIBUTION OF ANY RECOVERIES AND ADDITIONAL ADMINISTRATIVE EXPENSES ASSOCIATED WITH LITIGATION. THEREFORE, THE DEBTORS RECOMMEND THAT ALL HOLDERS OF IMPAIRED CLAIMS ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN.

ARTICLE X.

SUMMARY OF VOTING PROCEDURES

This Disclosure Statement, including all Exhibits hereto and the related materials included herewith, is being furnished to the holders of Claims in Classes [LES 3, LES 4, LES 5, LES 6, LES 7, LFG 3, LFG 4, LFG 5, SD 3 and SD 4], which are the only Classes entitled to vote on the Plan.

All votes to accept or reject the Plan must be cast by using the Ballot enclosed with this Disclosure Statement. No other votes will be counted. Consistent with the provisions of Bankruptcy Rule 3018, the Debtors have fixed ☐, 2009 at 5:00 p.m. (prevailing Eastern Time) as the Voting Record Date. Ballots must be RECEIVED by the Voting Agent no later than 4:00 p.m. (prevailing Eastern Time) on [           ], 2009, unless the Debtors, at any time, in their sole discretion, extend such date by oral or written notice to the Voting Agent, in which event the period during which Ballots will be accepted will terminate at 4:00 p.m. (prevailing Eastern Time) on such extended date.

Solely for purposes of voting to accept or reject the Plan and not for the purpose of the allowance of, or distribution on account of, a Claim, each holder of a Claim within a Class of Claims entitled to vote to accept or reject the Plan shall be entitled to vote the amount of such Claim as set forth on the Schedules or, if such holder has timely filed a proof of claim, the amount of such Claim as set forth in such proof of claim. The Indenture Trustee for each of the 3.125% Convertible Senior Debentures and the 3.25% Convertible Senior Debentures filed proofs of claim in respect thereof. The beneficial owners of each of the 3.125% Convertible Senior Debentures and the 3.25% Convertible Senior Debentures will be entitled to vote with respect to their LFG General Unsecured Claims with respect to the Convertible Senior Debentures.

If a Claim is listed on the Schedules as contingent, unliquidated, or disputed or in an amount equal to zero dollars and a proof of claim was not (i) filed by the applicable Bar Date for the filing of proofs of claim, or (ii) deemed timely filed by an order of the Court prior to the Voting Deadline, such Claim is disallowed for voting purposes and for purposes of allowance and distribution pursuant to Bankruptcy Rule 3003(c), unless the Debtors consent in writing. If a Claim for which a proof of Claim has been timely filed is, by its terms, contingent, unliquidated, or disputed, or if the Claim is deemed disputed under the Plan, such Claim is temporarily allowed for voting purposes only, and not for purposes of allowance or distribution, at $1.00.

If the Debtors have served an objection to a Claim at least twenty (20) days before the Voting Deadline, such Claim is temporarily disallowed for voting purposes only and not for purposes of allowance or distribution, except to the extent and in the manner as may be set forth in such objection.

Any holder of a Claim who seeks to have its claim allowed for voting purposes in an amount different from that which is set forth in the Schedules, the Plan or the Disclosure Statement, must file a motion (a “Claimant Voting Motion”) seeking a hearing to consider the estimation of such claim before ten (10) days prior to the Voting Deadline. Such Claimant Voting Motion must set forth with particularity the amount at which such claimant believes its claim should be allowed and the evidence in support thereof. If the Bankruptcy Court has not, on or before the Voting Deadline, temporarily or otherwise allowed all or a portion of a claim set forth in a Claimant Voting Motion for voting purposes, pursuant to Bankruptcy Rule 3018(a), such claim shall not be counted for voting purposes.

Ballots previously delivered may be withdrawn or revoked at any time prior to the Voting Deadline. Only the person or nominee who submits a Ballot can withdraw or revoke that Ballot. A Ballot may be revoked or withdrawn either by submitting a superseding Ballot or by providing written notice to the Voting Agent.

Acceptances or rejections may be withdrawn or revoked prior to the Voting Deadline by delivering a written notice of withdrawal or revocation to the Voting Agent. To be effective, notice of revocation or withdrawal must: (a) be received on or before the Voting Deadline by the Voting Agent at its address specified on page [      ] herein; (b) specify the name

of the holder of the Claim whose vote on the Plan is being withdrawn or revoked; (c) contain the description of the Claim as to which a vote on the Plan is withdrawn or revoked; and (d) be signed by the holder of the Claim who executed the Ballot reflecting the vote being withdrawn or revoked, in the same manner as the original signature on the Ballot. The foregoing procedures should also be followed with respect to a Person entitled to vote on the Plan who wishes to change (rather than revoke or withdraw) its vote.

ARTICLE XI.

CERTAIN RISK FACTORS TO BE CONSIDERED

HOLDERS OF CLAIMS AGAINST THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED HEREIN BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

11.1	Certain Bankruptcy Considerations.
(a)	General.

If the Debtors are unable to obtain confirmation of the Plan on a timely basis because of a challenge to confirmation of the Plan or a failure to satisfy the conditions to consummation of the Plan, the probability and the magnitude of the potentially adverse effects described herein would be increased.

(b)	Failure to Receive Requisite Acceptances.

Classes [LES 3, LES 4, LES 5, LES 6, LES 7, LFG 3, LFG 4, LFG 5, SD 3 and SD 4] are the only Classes that are entitled to vote to accept or reject the Plan. If the Requisite Acceptances for at least one impaired Class of each Debtor are not received, the Debtors may seek to accomplish a liquidation and obtain acceptances to an alternative plan of liquidation for one or more of the Debtors, or otherwise, which alternate plan may not have broad based support. There can be no assurance that the terms of any such alternative restructuring arrangement or plan would be similar to or as favorable to the Debtors’ creditors as those proposed in the Plan.

(c)	Failure to Confirm the Plan.

Even if all Classes entitled to vote accept the Plan, the Plan might not be confirmed by the Bankruptcy Court. The Debtors believe that the Plan satisfies all of the requirements for confirmation of a plan under the Bankruptcy Code. There can be no assurance, however, that the Bankruptcy Court will also conclude that the requirements for confirmation of the Plan have been satisfied.

In addition, if one or more Impaired Classes of Claims or Equity Interests entitled to vote does not vote to accept the Plan, the Debtors, with the consent of the Creditors Committees, may choose to exclude the Debtor to which such Class relates from the Plan. If one or more Debtors are excluded from the Plan, none of the creditors of such Debtors would receive a distribution under the Plan. The exclusion of a Debtor could have a material adverse effect on the creditors of such Debtor, would prolong the Chapter 11 Case as it relates to such Debtor and would delay the distribution to such Debtor’s creditors until an alternate liquidation plan could be confirmed as to that Debtor.

(d)	Failure to Consummate the Plan.

One condition to consummation of the Plan is entry of the Confirmation Order by the Bankruptcy Court in form and substance acceptable to the Debtors and the Creditors Committees, and that there shall not be a stay or injunction (or similar prohibition) in effect with respect thereto. As of the date of this Disclosure Statement, there can be no assurance that these or the other conditions to consummation will be satisfied or waived.

Additionally, although the Debtors believe that the Effective Date will occur soon after the Confirmation Date, there can be no assurance as to the timing of the Effective Date. If the conditions precedent to the Effective Date set forth in [Article XIII] of the Plan have not occurred and have not been waived, the Confirmation Order shall be vacated, in which event, no Plan Distributions will be made. The occurrence of the Effective Date is subject to, among other things, the Confirmation Order having become a Final Order, the Plan Documents being executed and delivered, any conditions contained therein having been satisfied or waived in accordance therewith, and the Trust Agreements having been fully executed, and receipt of all material governmental, regulatory and third party approvals. In addition, Section 6.5 of the Plan provides that the Plan shall not be deemed to have been confirmed unless and until the Plan has been confirmed as to each of the Debtors.35 Accordingly, even if the Plan is confirmed by the Bankruptcy Court, there can be no assurance that the Plan will ultimately be consummated.

(e)	Objections to Classification of Claims.

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code. However, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

In particular, the Plan provides that Principal Claims held by LES’ Exchange Customers are treated differently depending on the terms their specific Exchange Agreement, and that the LES Damages Claims, which are Claims of Exchange Customers for amounts in excess of their Principal Claims, will not be paid until such Principal Claims are paid in full. If one or all of the Classes of Exchange Customers do not vote in favor of the Plan, in order to

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[35]	The Debtors, with the consent of the Creditors Committees, may at any time waive Section 6.5 of the Plan with respect to the Chapter 11 Cases of one or more Debtors.

confirm the Plan, the Debtors will be required to prove pursuant to section 1129(b) of the Bankruptcy Code, inter alia, that the Plan does not “discriminate unfairly” against the dissenting Class(es). The Debtors believe that there is a reasonable basis for the differing treatment of the Exchange Customers on the grounds that different Exchange Agreements gave rise to different rights and different probabilities of success in the litigation with the Estates, which litigation is contemplated to be resolved pursuant to the global settlement embodied in the Plan. Such different treatment is proposed in good faith as part of the resolution of the LES Mediation, and the Debtors believe it is appropriate and in accordance with the provisions of the Bankruptcy Code. However, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

(f)	Objections to Subordination of Indemnification Claims.

The Plan provides that the Indemnification Claims shall be subordinated to the LES General Unsecured Claims and LFG General Unsecured Claims, as applicable. Such subordination is based on claims contemplated to be brought by the LFG Trust, and on section 510(c) of the Bankruptcy Code and is a component of the comprehensive settlement of certain inter-estate disputes between LFG and LES. There can be no assurance that the Bankruptcy Court will determine this provision to be enforceable. The Bankruptcy Court could decline to confirm the Plan on the basis that the subordination of the Indemnification Claims is inequitable or unfairly discriminatory to the holders of such Indemnification Claims.

(g)	Objections to Allowance of Intercompany Claims.

Section 2.2 of the Plan provides that Intercompany Claims among the Debtors and/or between a Debtor and a non-Debtor Subsidiary shall be treated as Allowed General Unsecured Claims against the applicable Debtor, except for Intercompany Claims between LES and LFG. Because certain Subsidiary Debtors may owe substantial Intercompany Claims to LFG or another Debtor, unaffiliated creditors of certain Subsidiary Debtors may object to this provision of the Plan. The Debtors believe that Section 2.2 of the Plan is appropriate since the Plan does not provide for the substantive consolidation of the Estates, and the Intercompany Claims evidence actual liabilities between and among LFG and its Subsidiaries. However, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

(h)	Objections to the Scope of the Enjoined Actions.

Section [14.4(b)] of the Plan provides that, until such time as the ARS Litigation and the Other Litigation have been fully and finally resolved, suits, actions, investigations or other proceedings against a prepetition officer or director of a Debtor are enjoined to the extent that such action may deplete any insurance policy of the Debtors. The Debtors believe that the injunction in Section [14.4(b)] of the Plan is appropriate as it is consistent with the principle of equitable distribution in the Bankruptcy Code and prevents individual creditors from diluting assets of the Estates, which will otherwise be equitably distributed to all creditors. However, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

11.2	Actual recoveries may differ materially from the estimated recoveries set forth in this Disclosure Statement.

The recoveries listed in this Disclosure Statement are estimates based on assumptions made by the Debtors. Such recoveries are dependent on a variety of factors, including the factors described below.

(a)	Allowance of Unsecured Claims May Substantially Dilute the Recovery to Holders of Other Unsecured Claims under the Plan.

The Debtors currently are in the process of reviewing, analyzing and reconciling the scheduled and filed Claims. A number of objections have been filed and additional objections will be filed as the claims resolution process continues but the aggregate amount of Claims that will ultimately be Allowed is not determinable at present, and the Debtors expect that the claims resolution process will not be completed until after the Effective Date. The projected distributions and recoveries set forth in this Disclosure Statement and the Debtors’ Liquidation Analysis are based on the Debtors’ estimates of Allowed Claims. However, there can be no assurance that the Debtors’ estimates will prove accurate. Plan Distributions to certain creditors may be affected by the ultimate amount of Allowed Claims and the amount of Cash the Debtors are able to realize from the sale or other liquidation of their remaining assets, as well as the costs of continuing to administer the Chapter 11 Cases and wind down the Debtors’ businesses. Furthermore, Plan Distributions will be affected by the outcome of the Trust Causes of Action.

The Debtors reserve the right to object to the amount or classification of any Claim. Thus, the estimates set forth in this Disclosure Statement cannot be relied upon by any creditor whose Claim is subject to a successful objection. Any such creditor may not receive the estimated Plan Distributions set forth herein.

(b)	Availability of Insurance

[TO FOLLOW]

(c)	Risks Relating to Plan Reserves.

Pursuant to Section 10.3 of the Plan, the Trustees shall reserve an amount of Plan Consideration for the benefit of holders of Disputed Claims based on the asserted face amount of such the Disputed Claims or another amount estimated or otherwise determined by the Bankruptcy Court or set pursuant to an agreement with the holders of such Disputed Claims. This estimation process requires determinations as to the expected results of future actions of courts and third parties, and is thus inherently uncertain. As a result, it is possible that the amount of Claims ultimately Allowed against a Debtor and/or amounts to be retained in such Debtor’s reserves, may be underestimated, which may therefore cause insufficient amounts of Plan Consideration to be deposited or held in the applicable reserve to cover distributions with respect to subsequently Allowed Claims. This may result in subsequently Allowed Claims receiving proportionately lower distributions than earlier Allowed Claims in their Class.

(d)	Litigation Risks.

As noted in the Plan and this Disclosure Statement, the outcome of the ARS Litigation and the Other Litigation described in [Article IV] may enhance Plan Distributions if the Debtor plaintiffs are successful in asserting their Causes of Action. [The estimate of recoveries to holders of claims against LES and LFG set forth in Article II herein contemplates a positive recovery from such Causes of Action.] However, there can be no assurance that any such Causes of Action will produce recoveries that will enhance Plan Distributions or that such recoveries will equal the amounts estimated by the Debtors.

While the Plan provides that the Trusts will receive an initial amount in Cash from the LES and LFG Estates to, among other things, prosecute the ARS Litigation and the Other Litigation, due to the uncertainty of litigation, the ARS Litigation and the Other Litigation may take considerably more time, and cost materially more in fees and expenses than is currently anticipated by the Debtors, which may reduce the expected recoveries for creditors of LFG and LES.

(e)	Uncertainties Relating to the Liquidation of the ARS.

The LES Trust will be responsible for liquidating the ARS after the Effective Date. The estimate of recoveries to holders of claims against LES and LFG set forth in Article II herein contemplates a positive recovery from the liquidation of the ARS. However, due to the current illiquid nature of the ARS, there can be no assurance that selling the ARS to a third party in the unproven secondary market for such sales will produce significant recoveries or that such recoveries will equal the amounts estimated by the Debtors. In addition, since the portfolio of ARS held by the LES Trust is comprised entirely of subordinate student loan ARS that are susceptible to higher chances of default than senior student loan ARS, the universe of subordinated buyers is greatly reduced in comparison to senior student loan ARS buyers, which may result in recoveries lower than the amounts estimated by the Debtors.

(f)	Risks Relating to Claims of the IRS.

The IRS has asserted a Priority Tax Claim (the “IRS Claim”)36 against the Estates seeking more than $54 million based on taxes and interest allegedly owed for the 2003, 2005 and 2006 tax years.

The IRS Claim, as it relates to the 2003 tax year, arises out of a prepetition United States Tax Court proceeding in which LFG challenged an IRS notice of deficiency asserting more than $35,000,000 in tax and approximately $13,000,000 in interest owed for the 2003 tax

_________________________

[36]

On December 18, 2008, the IRS filed claim No. 154 against LFG alleging an unsecured priority tax claim of $53,278,912.87. On February 3, 2009, the IRS filed claim No. 368 against LFG, alleging a total unsecured claim of $54,116,726.08, and asserting that $54,091,696.08 of that amount is entitled to priority under 11 U.S.C. § 507(a)(8). Although the IRS did not check the box on the proof of claim form designating claim No. 368 as an amendment to a previously filed claim, in its Response to Debtors’ Fifth Omnibus Objection to Claims, the IRS has agreed that claim No. 368 superseded claim No. 154.

year in respect of amounts earned by certain of the Underwriters.37 The IRS asserts that LFG should have included in the Underwriters’ 2003 taxable income an estimate of unreported premiums from title insurance policies sold by unaffiliated agencies of the Underwriters. The Debtors intend to object to this portion of the IRS Claim on the grounds, inter alia, that LFG properly computed the taxable income of the Underwriters under the method of accounting required by the Tax Code for title insurance companies. In the meantime, the Debtors have engaged in settlement negotiations with the IRS in an effort to materially reduce the amount of tax and interest asserted for the 2003 tax year. The Debtors cannot predict the outcome of any litigation as to this issue and there can be no guarantee that the Debtors will be successful in materially reducing the IRS Claim as it relates to the 2003 tax year or that the IRS will not ultimately assert and obtain a higher amount of tax and interest with respect to this issue. If the Debtors are not successful in materially reducing or disallowing the IRS Claim as it relates to the 2003 tax year, the IRS would be entitled to a priority claim under Section 507(a)(8) of the Bankruptcy Code, thereby reducing the funds available to distribute to non-priority unsecured creditors of the Debtors (subject to the effect of the cap on the exposure of LES on these claims contained in the Plan and referenced below).

The IRS Claim, as it relates to the 2005 and 2006 tax years, arises out an audit examination in which the IRS asserted a tax deficiency against LFG of $1,028,521 for the 2005 tax year and $3,777,235 for the 2006 tax year.38 In contrast, the IRS Claim asserts against LFG a tax owed for the 2005 tax year of $1,697,264 (with interest to the Initial Petition Date of $365,572.87) and a tax owed for the 2006 tax year of $3,777,235 (with interest to the Initial Petition Date of $473,094.70). The Debtors have not to date disputed the 2005 and 2006 tax adjustments proposed by the IRS in the prepetition audit (along with the interest owed thereon up to the Initial Petition Date), although the Debtors reserve their rights to object to those amounts; however, the Debtors intend to object to the extent and validity of the additional amount (approximately $668,000) asserted by the IRS in the IRS Claim for the 2005 tax year. There can be no guarantee that the Debtors will be successful in materially reducing the IRS Claim as it relates to the 2005 tax year or that the IRS will not ultimately assert and obtain a higher allowed claim for tax and interest with respect to that or another open tax year. If the Debtors are not successful in materially reducing or disallowing the IRS Claim as it relates to the 2005 tax year, or if the IRS successfully asserts additional tax and interest against LFG for 2005 or another open tax year, the IRS would be entitled to a priority claim under Section 507(a)(8) of the Bankruptcy Code, thereby reducing the funds available to distribute to non-priority unsecured

_________________________

[37]

The referenced Underwriters include: (1) Commonwealth Land Title Insurance Company, (2) Lawyers Title Insurance Corporation; and (3) Transnation Title Insurance Company. On April 30, 2008, Transnation Title Insurance Company was merged into Lawyers Title Insurance Corporation.

[38]

The IRS asserted these tax deficiencies in a Form 4549 dated January 16, 2009, which detailed the following increases in LFG’s income: (i) for 2005, a positive adjustment to income of $2,772,325 (described on Substitute for Form 4549-B as “000004 Entertainment 5701-4”) and $166,307 (described on Substitute For Form 4549-B as “000002 162(m) limitation-5701-2”); and (ii) for 2006, a positive adjustment to income of $3,963,230 (described on Substitute for Form 4549-B as “additional entertainment 5701-4”) and $6,828,871 (described on Substitute for Form 4549-B as “000001 Prepaid Expenses 5701-1”).

creditors of the Debtors (subject to the effect of the cap on the exposure of LES on these claims contained in the Plan and referenced below).

Under Treasury Regulation section 1.1502-6, the Debtors and certain non-Debtor parties, including the Underwriters, are severally liable for the tax liabilities asserted by the IRS. The Debtors are unable to predict to what extent or whether other non-Debtor members of the controlled group will contribute to satisfying the claims asserted by the IRS, or to what extent any contribution claims the Debtors may assert against those non-Debtor parties would be collectible.

Pursuant to, inter alia, Sections 1.96 of the Plan, the exposure of LES on account of the Priority Tax Claim filed by the IRS, as between the Debtors, is limited to $500,000.

(g)	Risks Relating to the Cash Balance Plan.

Calculation of the Cash Balance Plan’s assets and liabilities is complex and subject to considerable uncertainty. The valuations of the Cash Balance Plan’s assets and liabilities change daily with fluctuation in markets and interest rates. Consequently, the Cash Balance Plan’s surplus or deficit is volatile. Changes in interest rates and the value of assets can significantly and unpredictably alter the actual amount of funding surplus or deficit at any given time.

To carry out a standard termination of the Cash Balance Plan, it is necessary to purchase annuities to discharge completely the Cash Balance Plan’s obligations to its participants. In calculating the estimate of termination liability, the Cash Balance Plan’s actuary used quotes from several insurance companies obtained in early June 2009. However, the actual cost of annuities needed to terminate the Cash Balance Plan in a standard termination can only be determined by the annuity marketplace at the time the annuities are actually placed. Therefore, it is difficult to predict the amount of assets that would be needed to undertake a standard termination of the Cash Balance Plan.

Likewise, in the event of a distress or involuntary termination of the Cash Balance Plan, calculation of the unfunded benefit liability will be complex and subject to considerable uncertainty. The date determined as the termination date cannot be predicted with certainty and will impact the valuation of Cash Balance Plan’s assets and the interest rate used to calculate the present value of liabilities. It is therefore difficult to predict what the unfunded benefit liability would be in the event of distress or involuntary termination.

The PBGC has filed claims against each of LFG, LES and the other Debtors asserting joint and several liability for termination premiums (at the rate of $1,250 per participant per year for three (3) years, termination premiums, if applicable, could exceed $27 million) and unfunded benefit liabilities estimated by the PBGC to be $35.7 million. The PBGC Claims allege joint and several liability of LFG and each member of LFG’s controlled group, including each of its direct and indirect subsidiaries.

(h)	Risks Relating to Dissolved Subsidiaries.

In the event of the dissolution or similar proceeding of any LFG Subsidiary, LFG and its affiliates may be liable for Claims that would have otherwise been asserted against a dissolved Subsidiary by such Subsidiary’s creditors, including trade and other payables. Such Claims may have the effect of reducing Plan Distributions or increasing the number of secured or unsecured creditors, as applicable.

(i)	Risks Relating to Net LES Cash.

The estimate of recoveries to holders of claims against LES set forth in Article II herein contemplates that the Net LES Cash will be in the approximate amount of $☐ million. However, if the Allowed Administrative Expense Claims against LES, the Allowed Fee Claims against LES, the Allowed Priority Tax Claims against LES, the Allowed LES Priority Non-Tax Claims, and the Allowed LES Secured Claims (if such Claims are to be satisfied in Cash) are materially higher than anticipated by the Debtors, then the Net LES Cash will be lower than the amounts reflected in the recoveries set forth in Article II.

11.3	Risks Relating to Tax and Accounting Consequences of the Plan.

The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. The Debtors currently do not intend to seek any ruling from the IRS on the tax consequences of the Plan. Even if the Debtors decide to request a ruling, there would be no assurance that the IRS would rule favorably or that any ruling would be issued before the Effective Date. In addition, in such case, there would still be issues with significant uncertainties, which would not be the subject of any ruling request. Thus, there can be no assurance that the IRS will not challenge the various positions the Debtors have taken, or intend to take, with respect to the tax treatment in the Plan, or that a court would not sustain such a challenge.

11.4	Risks Relating to Orange County Bancorp and Centennial
(a)	Operational, Regulatory and Economic Risks.
1.	Regulatory considerations.

Centennial is regulated by the California Department of Financial Institutions (“DFI”) and the Federal Deposit Insurance Corporation (“FDIC”). The DFI and FDIC regularly examine Centennial to evaluate the safety and soundness of Centennial’s operations. These agencies are empowered to require Centennial to make changes and agree to limitations of its operations and activities if necessary. In the current economic environment, the DFI and FDIC are focused on asset quality, loss reserve allocations, capital and management. Perceived weaknesses in any of these areas could result in the imposition of regulatory enforcement actions. Additionally, Congress and the state legislatures as well as the banking regulatory agencies continually review laws, regulations and policies for possible changes. Changes to statutes, regulations or regulatory polices, including interpretation or implementation of statutes, regulations or policies, could affect Centennial in substantial and unpredictable ways, including limiting the types of financial services and products Centennial may offer and increasing the ability of non-banks to offer competing financial services and products. Any significant changes in the ownership structure of Centennial will require approval by the DFI and FDIC. There can be no assurance that such approvals will be granted.

2.	Market Competition.

The financial services industry, including commercial banking, mortgage banking, consumer lending and home equity lending, is highly competitive, and Centennial encounters strong competition for deposits, loans and other financial services in its market. Centennial’s principal competitors are commercial banks, savings banks, savings and loan associations and a variety of non-bank lenders with respect to its products and services. Many of Centennial’s non-bank competitors are not subject to the same degree of regulation as Centennial and have advantages over Centennial in providing certain services. Many of Centennial’s competitors are significantly larger and have greater access to capital and other resources, higher lending limits and larger branch networks than Centennial. These competitive factors may have a material adverse effect on the profitability of Centennial’s lending and deposit operations.

3.	Developments in the financial

services industry and U.S. credit markets.

Negative developments in the credit and capital markets over the last eighteen months have created significant volatility in the financial markets and may result in higher unemployment and deterioration of the U.S. economy for the latter part of 2009 and into 2010. Loan portfolio performances have deteriorated at many institutions and the competition for deposits and quality loans has increased significantly. In addition, the values of real estate collateral supporting many loans have declined and may continue to decline. As a result, there is a potential for new federal or state laws and regulations regarding lending and funding practices and liquidity and capital standards, and bank regulatory agencies may be aggressive in responding to concerns and trends identified in examinations, including by issuing in certain circumstances formal enforcement orders. Developments in the financial industry and the impact of new legislation in response to those developments could negatively impact Centennial’s operations by restricting its business operations, including its ability to originate or sell loans, and adversely impact its financial performance. Continued deterioration of market values of real estate in Centennial’s market area could significantly impact the quality of the collateral for its loans and could cause the asset quality of its loan portfolio to become impaired.

4.	Loan losses.

Like all financial institutions, Centennial maintains an allowance for loan losses to provide for loans that its borrowers may not repay in their entirety. Centennial’s allowance for loan losses may not be sufficient to cover actual loan losses, and future provisions for loan losses could materially and adversely affect operating results. The accounting measurements related to impairment and the loan loss allowance require significant estimates that are subject to uncertainty and changes relating to new information and changing circumstances. Because of the degree of uncertainty and susceptibility of these factors to change, actual losses may vary from its current estimates.

Centennial’s regulators, as an integral part of their examination process, periodically review Centennial’s allowance for loan losses and may require Centennial to increase its allowance for loan losses by recognizing additional provisions for loan losses charged to expense, or to decrease its allowance for loan losses by recognizing loan charge-offs, net of recoveries. Any such required additional provisions for loan losses or charge-offs could have a material adverse effect on Centennial’s financial condition and results of operations.

5.	Nonperforming assets.

Centennial’s nonperforming assets adversely affect its net income in various ways. Until economic and market conditions improve, Centennial may incur additional losses relating to an increase in nonperforming loans. When Centennial receives collateral through foreclosures and similar proceedings, Centennial is required to mark the related loan to the then fair market value of the collateral less estimated selling costs, which may result in a loss. An increase in the level of nonperforming assets also increases Centennial’s risk profile and may impact the capital levels regulators believe are appropriate in light of such risks. Decreases in the value of these problem assets, the underlying collateral, or in the borrowers’ performance or financial condition, could adversely affect Centennial’s business, results of operations and financial condition. In addition, the resolution of nonperforming assets requires significant commitments of time from management and staff, which can be detrimental to performance of their other responsibilities. There can be no assurance that Centennial will not experience increases in nonperforming loans in the future.

6.	Fluctuating interest rates.

Centennial’s profitability is dependent to a large extent upon net interest income, which is the difference (or “spread”) between the interest earned on loans, securities and other interest earning assets and the interest paid on deposits, borrowings, and other interest bearing liabilities. Because of the differences in maturities and repricing characteristics of Centennial’s interest earning assets and interest-bearing liabilities, changes in interest rates do not produce equivalent changes in interest income earned on interest-earning assets and interest paid on interest-bearing liabilities. Accordingly, fluctuations in interest rates could adversely affect Centennial’s interest rate spread, and, in turn, its profitability.

7.	Increase in FDIC deposit insurance premiums.

The FDIC recently adopted a final rule revising its risk-based assessment system, effective April 1, 2009. The changes to the assessment system involve adjustments to the risk based calculation of an institution’s unsecured debt, secured liabilities and brokered deposits. The potential increase in FDIC deposit insurance premiums could have a significant impact on Centennial.

On May 22, 2009, the FDIC imposed a special deposit insurance assessment of 5 basis points on each insured institution’s total assets less Tier 1 capital. This emergency assessment will be calculated based on the insured institution’s assets at June 30, 2009, and collected on September 30, 2009. This special assessment is in addition to the regular quarterly risk based assessment. The FDIC has announced that an additional special assessment in 2009 of up to 5 basis points is probable.

The FDIC deposit insurance fund may suffer additional losses in the future due to bank failures. There can be no assurance that there will not be additional significant deposit insurance premium increases in order to restore the insurance fund’s reserve ratio.

8.	Federal legislation on U.S. economy and banking industry.

In October 2008, Congress enacted the Emergency Economic Stabilization Act of 2008 (“EESA”), which provided the Treasury with broad authority to implement action intended to help restore stability and liquidity to the U.S. financial markets. Pursuant to EESA, the Treasury has the ability to purchase or insure up to $700 billion in troubled assets held by financial institutions under the TARP. In October 2008, the Treasury announced it would initially purchase equity stakes in financial institutions under the CPP of up to $350 billion of the $700 billion authorized under the TARP legislation. Centennial is not participating in the CPP. The EESA also increased the amount of deposit account insurance from $100,000 to $250,000 effective until December 31, 2013.

In early 2009, the Treasury also announced the Financial Stability Plan which, among other things, provides a new capital program called the Capital Assistance Program, establishing a public-private investment fund for the purchase of troubled assets, and expands the Term Asset Backed Securities Loan Facility. The Treasury also recently announced plans to create a federal Consumer Financial Protection Agency. This legislation is in the early stages, and it is not possible to predict whether such legislation will be enacted. Due to the recessionary condition of the national economy, it is possible that additional legislation affecting the banking industry may be enacted in the near future. The full effect of legislation recently enacted and broad legislation that may be enacted in the near future on the national economy and financial institutions cannot now be predicted. There can be no assurance that these measures will successfully address the current recessionary conditions.

9.	Governmental fiscal and monetary policy.

Centennial’s business and earnings are affected by domestic and international fiscal and monetary policy. For example, the Federal Reserve Board regulates the supply of money and credit in the United States and its policies determine in large part Centennial’s cost of funds for lending, investing and capital raising activities and the return Centennial earns on those loans and investments, both of which affect Centennial’s net interest margin. The actions of the Federal Reserve Board also can materially affect the value of financial instruments Centennial holds and its policies also can affect Centennial’s borrowers, potentially increasing the risk that they may fail to repay their loans.

10.	Access to funding.

[In October 2008 the FDIC announced the temporary Transaction Account Guarantee Program by which the FDIC provided unlimited coverage for transaction accounts, including NOW accounts that pay less than 0.05% per annum. This program was set to expire on December 31, 2009 but has subsequently been extended to June 30, 2010. If this program is allowed to expire it could impact Centennial’s access to deposit funds.]

Centennial’s business plan and strategy are based on continued access to funding from depositors. Because Centennial is an industrial loan company, it cannot accept demand deposits. If eligible deposits are not sufficient to fund Centennial’s asset growth or operations, Centennial must look to outside sources such as advances from the Board of the Federal Home Loan Bank (the “FHLB”). The FHLB is a secured funding outlet. Centennial’s ability to access advances from the FHLB will depend upon whether and to the extent it can provide adequate collateral.

[Centennial may also look to brokered deposits as a source of liquidity. Depositors that invest in brokered deposits are generally interest rate sensitive and well-informed about alternative markets and investments. As a result, those types of deposits may not provide the same stability as traditional deposit relationships. In addition, Centennial’s liquidity may be negatively affected if that funding source experiences supply difficulties due to loss of investor confidence or a flight to other investments. Finally, based on regulatory advice, the use of brokered deposits to provide liquidity may be limited.]

11.	Centennial’s real estate lending markets.

Centennial’s commercial real estate lending is concentrated in California, Arizona and Nevada, three of the states hit hardest by the recent economic downturn. Continued weakness in those markets could significantly impact the performance of Centennial’s loan portfolio and the value of its real estate collateral.

12.	Other operational risks.

The potential for operational risk exposure exists in Centennial’s systems and organization. Integral to Centennial’s performance is the continued efficacy of its technical systems, operational infrastructure and the relationships with third parties and key executives in Centennial’s day-to-day and ongoing operations. Failure by any or all of these resources subjects Centennial to risks that may vary in size, scale and scope. This includes but is not limited to operational or technical failures, unlawful tampering with technical systems, terrorist activities, ineffectiveness or exposure due to interruption in third party support, as well as the loss of key individuals or failure on the part of the key individuals to perform properly.

(b)	Risks Related to the Sale of Orange County Bancorp and Centennial.

Orange County Bancorp and Centennial have been on the market since before the Initial Petition Date. Both prepetition and after the Initial Petition Date, LFG retained Sandler O’Neill & Partners (“Sandler O’Neill”) as its financial advisor to assist in the sale of Orange County Bancorp and Centennial. In connection with the sale process, LFG and Sandler O’Neill created an electronic data room containing financial and other information about Orange County Bancorp and Centennial and made the data room available to qualified prospective interested parties. Sandler O’Neill contacted 77 potential purchasers. The potential purchasers consisted primarily of developmental stage banks, bank desiring to increase their geographic footprint and private equity firms operating financial services companies. Of those contacted, 46 purchasers signed confidentiality agreements with LFG and obtained access to the electronic data room. Only 6 potential purchasers submitted any written indication of interest to purchase Orange County Bancorp and Centennial, each indication was heavily qualified and none of those indications met the bid procedures established by LFG and Sandler O’Neill.

1.	Regulatory Restrictions on Purchase of Centennial.

State and federal law contain substantial restrictions on the nature and business activities of the owners of Orange County Bancorp and Centennial. California law provides that only persons or entities that have operations that are “financial in nature” may own an industrial loan company such as Centennial. The policies of the FDIC also limit the ability of persons or entities engaged in commercial activities to own Centennial. These restrictions severely limit the universe of parties that can purchase Centennial. Also, any potential purchaser must make application to the DFI and FDIC for approval to own Centennial and there can be no assurance that such an application will be approved.

2.	Inherent Risks in Sale Process.

Because of the inherent uncertainties in any sale process, there can be no assurance that the Debtors will be able to sell Orange County Bancorp and Centennial in whole or in part, that the Debtors will receive an acceptable price if any sale is completed, or that such a sale can be completed in a timely manner. In addition, if LFG is unable to obtain a PBGC Determination, LFG may not be able to sell or otherwise dispose of Orange County Bancorp and Centennial for value. There can be no assurances as to the amount that Orange County Bancorp and/or Centennial will generate in any sale or other disposition.

ARTICLE XII.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion summarizes some of the more significant United States federal income tax consequences of the Plan to certain holders of Claims or Interests. The analysis contained herein is based upon the Tax Code, the Treasury Regulations promulgated and proposed thereunder (the “Regulations”), judicial decisions and published administrative rulings and pronouncements of the IRS as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below. Any such changes or interpretations may be retroactive and could affect significantly the federal income tax consequences discussed below. The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. This summary does not generally address state, local or non-U.S. tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations and investors in pass-through entities). Accordingly, the following summary of certain federal income tax consequences is for informational purposes only and is not a substitute for careful tax planning and advice based upon the individual circumstances pertaining to a holder of a Claim or an Interest.

THE TAX CONSEQUENCES TO HOLDERS OF CLAIMS OR INTERESTS MAY VARY BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER. MOREOVER, THE TAX CONSEQUENCES OF CERTAIN ASPECTS OF THE PLAN ARE UNCERTAIN DUE TO THE LACK OF APPLICABLE LEGAL PRECEDENT AND THE POSSIBILITY OF CHANGES IN THE LAW. NO RULING HAS BEEN APPLIED FOR OR OBTAINED FROM THE INTERNAL REVENUE SERVICE WITH RESPECT TO ANY OF THE TAX ASPECTS OF THE PLAN AND NO OPINION OF COUNSEL HAS BEEN REQUESTED OR OBTAINED WITH RESPECT THERETO. THIS DISCUSSION DOES NOT CONSTITUTE TAX ADVICE OR A TAX OPINION CONCERNING THE MATTERS DESCRIBED. THERE CAN BE NO ASSURANCE THAT THE INTERNAL REVENUE SERVICE WILL NOT CHALLENGE ANY OR ALL OF THE TAX CONSEQUENCES DESCRIBED HEREIN, OR THAT SUCH A CHALLENGE, IF ASSERTED, WOULD NOT BE SUSTAINED. ACCORDINGLY, EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF THE PLAN.

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON A TAXPAYER UNDER THE INTERNAL REVENUE CODE; (B) ANY SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE SOLICITATION OF VOTES IN FAVOR OF THE PLAN; AND (3) TAXPAYERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

12.1	Federal Income Tax Consequences to the Debtors.
(a)	Sale of the Some of the Debtors’ Assets.

The sales of the Debtors’ assets in the Chapter 11 Cases are taxable transactions. Thus, the Debtors must recognize any gain or loss realized on each such sale. To determine the amount of gain or loss realized on any sale, the total consideration received in such sale must be allocated among the assets sold in accordance with their relative fair market values. The gain or loss realized with respect to each asset is then determined separately by subtracting the selling Debtor’s tax basis in such asset from the amount of consideration received for such asset. To the extent that the Debtors recognize a net gain in any taxable year from the asset sales, such gain may be offset either by operating losses that accrue during the tax year of the sale or by the Debtors’ net operating loss and/or capital loss carryforwards. The Debtors may, however, recognize some alternative minimum tax as a result of asset sales if the gain from the sale is offset by net operating loss and/or capital loss carryforwards, and not by operating losses from the same tax year as the year of the sale. The Debtors’ ability to use certain losses (including loss carryforwards) to offset taxable gains and income may be subject to certain limitations under the consolidated return rules.

(b)	Cancellation of Indebtedness and Reduction of Tax Attributes.

As a result of the consummation of the Plan, certain indebtedness of the Debtors will be discharged for U.S. federal income tax purposes. Generally, gross income includes the amount of any such cancellation of indebtedness (“COD”) income. The amount of the COD income generally equals the amount by which the indebtedness discharged (reduced by any unamortized discount) exceeds any consideration given in exchange therefor, subject to certain statutory or judicial exceptions that can apply to limit the amount of COD income (such as where the payment of the cancelled debt would have given rise to a tax deduction). Because the Debtors are in a Chapter 11 bankruptcy proceeding, however, the Debtors will not be required to recognize COD income, but must instead reduce certain tax attributes by the amount of unrecognized COD income in the manner prescribed by section 108(b) of the Tax Code. The tax attributes of the Debtors subject to reduction include net operating losses (“NOLs”), NOL carryforwards, capital losses and loss carryovers, certain tax credits and, subject to certain limitations, the tax basis of property (including stock of subsidiaries).

(c)	Transfer of Assets to the Trusts.

In addition, under the Plan certain assets of the Debtors will be transferred to [the LES Trust and the LFG Trust, the ARS Litigation Sub-Trust, the Other Litigation Sub-Trust, the LES Remaining Assets Sub-Trust and the LFG Remaining Assets Sub-Trust [still under discussion]] (the “Trusts”) pursuant to the Plan. The transfer of these assets to the Trusts will result in the recognition by the Debtors of gain or loss based on the difference between the fair market value and tax basis of the assets being so transferred. To the extent that the Debtors recognize a net gain from the transfer of these assets, such gain may be offset either by operating losses that accrue during the tax year of the transfer, or by the Debtors’ net operating loss and/or capital loss carryforwards. The Debtors may, however, recognize some alternative minimum tax as a result of the transfer if the gain from the sale is offset by net operation loss and/or capital loss carryforwards, and not by operating losses from the same tax year as the year of the transfer. The Debtors’ ability to use certain losses (including loss carryforwards) to offset taxable gains and income may be subject to certain limitations under the consolidated return rules.

(d)	Alternative Minimum Tax.

The Tax Code provides that, for any taxable year, a corporation’s federal income tax liability equals the greater of (i) the regular tax computed at the regular 35% corporate tax rate on taxable income and (ii) the alternative minimum tax (“AMT”) computed at a lower tax rate (20%) but on a broader income base (alternative minimum taxable income (“AMTI”)). For purposes of computing a corporation’s regular federal income tax liability, all of the income recognized in a taxable year may be offset by available NOLs and other tax carryovers (to the extent permitted under, inter alia, sections 382 and 383 of the Tax Code). In contrast, for purposes of computing AMTI, NOLs (as determined for AMT purposes) and other tax carryovers generally are taken into account, but may not offset more than 90% of the pre-NOL

AMTI. Thus, a corporation that is currently profitable for AMT purposes generally will be required to pay federal income tax at an effective rate of at least 2% of its pre-NOL AMTI (10% of the 20% AMT tax rate), regardless of the amount of its NOLs. As a result, even if the Debtors are otherwise able to fully shelter their income with NOLs, they will be subject to current taxation in any year in which they have positive net pre-NOL AMTI (including as a result of gain and income recognized in connection with the transactions contemplated by the Plan).

12.2	Federal Income Taxation of the Trusts.
(a)	Classification of the Trusts.

As of the Effective Date, certain assets of the Debtors will be transferred to the Trusts to be established pursuant to the Plan. The Debtors intend that (i) the Trusts qualify as “liquidating trusts,” as defined in Treasury Regulation section 301.7701-4(d), and (ii) the Trusts be treated as “grantor trusts” and the holders of Claims or Interests entitled to receive Trust Interests (“Beneficiaries”) be treated as the grantors of such Trusts. The IRS, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan.

The following discussion assumes that the Trusts will be respected as grantor trusts for federal income tax purposes. To the extent possible, the Debtors will comply with the requirements and guidelines set forth in Revenue Procedure 94-45. However, the Debtors do not intend to request any advance ruling from the IRS regarding the tax characterization of the Trusts as liquidating trusts. There can be no assurance that the IRS will treat the Trusts as grantor trusts. If the IRS were to challenge successfully such classification, the federal income tax consequences to the Trusts, the Beneficiaries, and the Debtors could be materially different than is discussed herein (including the potential for an entity level tax on any income of the Trusts and materially adverse tax effects to the holders of Claims).

(b)	General Tax Reporting by the Trusts and Beneficiaries.

The Plan requires all parties (including the Debtors, the trustees of the Trusts, and the Beneficiaries) to treat the transfer of assets by the Debtors to the Trusts, for United States federal income tax purposes, as a transfer of such assets directly to the Beneficiaries of such Trusts, followed by the transfer of such assets by the Beneficiaries to the Trusts. The Plan also requires the Debtors, the Trustees and the Beneficiaries to value the assets (and any assumed liabilities) consistently for United States federal and other income tax purposes, and to treat the Trusts as grantor trusts of which the Beneficiaries are the owners and grantors. As a consequence, the Beneficiaries (and any subsequent transferees of interests in one of the applicable Trusts) will be treated for United States federal income tax purposes as the direct owners of a specified undivided interest in the assets of the applicable Trust (which assets will have a tax basis equal to their fair market value on the date transferred to the Trust).

The United States federal income tax reporting obligation of a Beneficiary is not dependent upon a Trust distributing any cash or other proceeds. Except as discussed below (in connection with the Disputed DOF), the Plan provides that each Trust will allocate items of income, gain, loss, expense and other tax items to its respective Beneficiaries in accordance with their relative beneficial interest. Therefore, a Beneficiary may incur an income tax liability with respect to its allocable share of the income of a Trust whether or not the Trust has made any concurrent distribution to the Beneficiary.

The Plan requires each Trustee to file tax returns for each Trust as a “grantor trust” pursuant to Treasury Regulation section 1.671-4(a). The Trusts are expected to send each Beneficiary a separate statement setting forth the Beneficiary’s share of items of income, gain, loss, deduction, or credit, and such Beneficiary will be responsible for the payment of taxes on a current basis that result from such allocations.

BENEFICIARIES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPROPRIATE FEDERAL INCOME TAX REPORTING OF THE TRUSTS.

(c)	Treatment of Disputed Ownership Fund.

On the Effective Date, the Trustees shall create separate reserves for each Class of Claims or Interests, other than LES Damages Claims, which include one or more Disputed Claims or Interests, as the case may be and in accordance with this Plan, funded with the Plan Consideration, including Trust Interests, if any, as to which such Disputed Claims or Interests would have been entitled if Allowed. Such reserved Plan Consideration will be transferred to the Trustees to be held in such reserves for such holders of Disputed Claims and/or Interests, and the Trustees will treat or make an election pursuant to U.S. Treasury Regulations Section 1.468B-9(c) to treat these reserves as one or more “disputed ownership funds” (each, a “Disputed DOF”). The Disputed DOF and not the holders of Disputed Claims and/or Interests or the Debtors will be treated as the owner of the Plan Consideration and any other assets reserved for Disputed Claims and/or Interests. The Disputed DOF will be treated for United States federal income tax purposes as a taxable entity separate from the holders of Disputed Claims and/or Interests or the Post-Effective Date Entities. The Disputed DOF will be responsible for the payment of any taxes imposed on the Disputed DOF (including by way of withholding) resulting from the transfer or holding of reserved Plan Consideration, but the only source of payment therefore will be such Plan Consideration and any funds transferred to the Disputed DOF by holders of the Disputed Claims and/or Interests.

12.3	Federal Income Tax Consequences to Holders of Claims and Interests
(a)	In General.

Generally, a holder of a Claim or Interest will recognize gain or loss equal to the difference between the “amount realized” by such holder in exchange for its Claim or Interest and such holder’s adjusted tax basis in the Claim or Interest. The “amount realized” is equal to the sum of the cash and the fair market value of any other consideration received under the Plan in respect of a holder’s Claim or Interest, including, in the case of the Beneficiaries, the fair market value of each Beneficiary’s proportionate share of the assets transferred to the Trusts on the behalf of and for the benefit of such holder (to the extent that such cash or other property is not allocable to any portion of the Claim representing accrued but unpaid interest (see discussion below)). The tax basis of a holder in a Claim or Interest will generally be equal to the holder’s cost therefore. The holding period of a Beneficiary in its proportionate share of the assets held by the Trusts will begin on the day following their deemed distribution to the holder.

The character of any recognized gain or loss (e.g., ordinary income, or short-term or long-term capital gain or loss) will depend upon the status of the holder, the nature of the Claim or Interest in the holder’s hands, the purpose and circumstances of its acquisition, the holder’s holding period of the Claim or Interest, and the extent to which the holder previously claimed a deduction for the worthlessness of all or a portion of the Claim or Interest. If the Claim or Interest is a capital asset in the holder’s hands, any gain or loss realized will generally be characterized as capital gain or loss, and will constitute long-term capital gain or loss if the holder has held such Claim or Interest for more than one year. There are limitations on the deduction of capital losses by both corporate and non-corporate taxpayers. In addition, since a Beneficiary’s share of the assets held in the Trusts may change depending upon the resolution of Disputed Claims, the holder may be prevented from recognizing any loss in connection with consummation of the Plan until the time that all such Disputed Claims have been resolved.

HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE RECOGNITION OF GAIN OR LOSS, FOR FEDERAL INCOME TAX PURPOSES, ON THE SATISFACTION OF THEIR CLAIMS AND INTERESTS.

(b)	Allocation of Consideration to Accrued Interest.

A portion of the consideration received by a holder in satisfaction of a Claim pursuant to the Plan may be allocated to the portion of such Claim (if any) that represents accrued but unpaid interest. If any portion of the distribution were required to be allocated to accrued interest, such portion would be taxable to the holder as interest income, except to the extent the holder has previously reported such interest as income. A holder will generally recognize a loss to the extent that any accrued interest was previously included in the holder’s gross income and is not paid in full.

Pursuant to the Plan, all Plan Distributions in respect of any Claim will be allocated first to the principal amount of such Claim, as determined for U.S. federal income tax purposes, and then, to the extent the consideration exceeds such amount, to any portion of such Claim representing accrued but unpaid interest. However, there is no assurance that the IRS would respect such allocation for U.S. federal income tax purposes.

In the event that a portion of the consideration received by a holder of a Claim represents accrued but unpaid interest, only the balance of the distribution would be considered received by the holder in respect of the principal amount of the Claim. Such an allocation would reduce the amount of the gain, or increase the amount of loss, realized by the holder with respect to the Claim. If any such loss were a capital loss, it would not offset any amount of the distribution that was treated as ordinary interest income (except, in the case of individuals, to the limited extent that capital losses may be deducted against ordinary income).

To the extent that any portion of the distribution is treated as interest, holders may be required to provide certain tax information in order to avoid the withholding of taxes.

(c)	Market Discount.

A holder that acquires a debt instrument at a market discount generally is required to treat any gain realized on the disposition of the instrument as ordinary income to the extent of accrued market discount not previously included in gross income by the holder.

(d)	Information Reporting and Backup Withholding.

Each Debtor (or its paying agent) may be obligated to furnish information to the IRS regarding the consideration received by holders (other than corporations and other exempt holders) pursuant to the Plan.

Holders may be subject to backup withholding on the consideration received pursuant to the Plan. A holder that is not otherwise exempt generally may avoid backup withholding by furnishing to a Debtor (or its paying agent) its taxpayer identification number and certifying, under penalties of perjury, that the taxpayer identification number provided is correct and that the holder has not been notified by the IRS that it is subject to backup withholding.

Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their federal income tax liability or may claim a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. ALL HOLDERS OF CLAIMS AND INTERESTS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

ARTICLE XIII.

CONCLUSION

The Debtors and the Creditors Committees believe that confirmation and implementation of the Plan is preferable to any of the alternatives described herein because it will provide the greatest recovery to holders of Claims. Other alternatives would involve significant delay, uncertainty and substantial administrative costs and are likely to reduce any return to creditors who hold Claims. The Debtors urge the holders of impaired Claims in Classes [LES 3, LES 4, LES 5, LES 6, LES 7, LFG 3, LFG 4, LFG 5, SD 3 and SD 4] who are entitled to vote on the Plan, to vote to accept the Plan and to evidence such acceptance by returning their Ballots to the Voting Agent so that they will be received not later than 4:00 p.m. (prevailing Eastern Time) on [      ], 2009. Please be reminded that the Voting Agent must have original signatures on all Ballots; and that the Voting Agent will not accept Ballots delivered by email or facsimile.

Dated:	[	], 2009
Richmond, Virginia
Respectfully submitted,
LANDAMERICA FINANCIAL GROUP, INC.
on behalf of itself and its Affiliated Debtors

By:
G. William Evans
Executive Vice President and
Chief Financial Officer

WILLKIE FARR & GALLAGHER LLP

787 Seventh Avenue

New York, NY 10019

(212) 728-8000

- and -

McGUIREWOODS LLP

One James Center

901 East Cary Street

Richmond, Virginia 23219-4030

(804) 775-1000

Attorneys for the Debtors and

Debtors in Possession